FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-09

June 7, 2017

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,132,400,405

 (Approximate Total Mortgage Pool Balance)

$973,738,000

 (Approximate Offered Certificates)

DBJPM 2017-C6

Deutsche Mortgage & Asset Receiving Corporation

 Depositor

German American Capital Corporation
JPMorgan Chase Bank, National Association

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners

Barclays	Academy Securities
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

DBJPM 2017-C6 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated June 7, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Barclays Capital Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (52.5%) and JPMorgan Chase Bank, National Association (“JPMCB”) (47.5%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee and Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and DBRS, Inc.
Risk Retention Consultation Party:	Deutsche Bank AG, New York Branch (“DBNY”)
U.S. Credit Risk Retention	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in July 2017.
Distribution Date:	4th business day following the Determination Date in each month, commencing in July 2017.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in June 2017 (or, in the case of any mortgage loan that has its first payment date after June 2017, the date that would have been its payment date in June 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the related origination date. Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about June 29, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	June 2050
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	24	64	$535,926,981	47.3%
JPMorgan Chase Bank, National Association	15	66	$422,723,424	37.3%
German American Capital Corporation/JPMorgan Chase Bank, National Association(1)	2	66	$173,750,000	15.3%
Total:	41	196	$1,132,400,405	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$1,132,400,405
Number of Mortgage Loans:				41
Number of Mortgaged Properties:				196
Average Mortgage Loan Cut-off Date Balance:				$27,619,522
Average Mortgaged Property Cut-off Date Balance:				$5,777,553
Weighted Average Mortgage Rate:				4.2576%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):				110
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):				109
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				22.0%
Credit Statistics(3):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.19x
Weighted Average Mortgage Loan Cut-off Date LTV(4):				58.1%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(4):				54.2%
Weighted Average U/W NOI Debt Yield:				10.6%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD(2):				18.0%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(2):				59.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(2):				22.7%
Weighted Average Remaining Amortization Term (months)(5):				360
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				62.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				75.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				23.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				55.9%
% Mortgage Loans with Upfront Engineering Reserves:				23.7%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				67.3%
% Mortgage Loans with In Place Hard Lockboxes:				57.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				75.7%
% of Mortgage Loans with Cash Traps Triggered at Debt Yield ≤ 6.482%(8):				19.9%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				54.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				28.4%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge(9):				16.8%

(1)	German American Capital Corporation and JPMorgan Chase Bank, National Association each contributed one note, with outstanding principal balances as of the Cut-off Date of $18,750,000 and $75,000,000, respectively, evidencing the 245 Park Avenue Mortgage Loan. German American Capital Corporation and JPMorgan Chase Bank, National Association each contributed one note, each with an outstanding principal balance as of the Cut-off Date of $40,000,000, evidencing the Starwood Capital Group Hotel Portfolio Mortgage Loan.

(2)	With respect to the 740 Madison Mortgage Loan and iStar Leased Fee Portfolio Mortgage Loan (the “ARD Loans”), the Original Terms to Maturity or ARD, Remaining Terms to Maturity or ARD and LTV Ratio at Maturity or ARD are through the related anticipated repayment date.

(3)	With respect to the 245 Park Avenue Mortgage Loan, Gateway Net Lease Portfolio Mortgage Loan, Olympic Tower Mortgage Loan, Starwood Capital Group Hotel Portfolio Mortgage Loan, 211 Main Street Mortgage Loan, 740 Madison Mortgage Loan, iStar Leased Fee Portfolio Mortgage Loan and Save Mart Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(4)	With respect to the Gateway Net Lease Portfolio Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Wilmont Mortgage Loan, the 50 West Liberty Mortgage Loan, the LC Hamburg Farms Mortgage Loan, the El Paso Industrial Portfolio Mortgage Loan and the Hampton Inn Braintree Mortgage Loan, the Cut-off Date LTV and Maturity Date LTV ratios have been calculated based on a value other than the “As is” appraised value. For additional information please see the footnotes to the Annex A-1 to the Preliminary Prospectus.

(5)	Excludes loans which are interest only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

(8)	The 211 Main Street Mortgage Loan has a cash trap triggered at a Debt Yield ≤ 4.5% on or prior to June 30, 2018 and ≤ 7.0% thereafter.

(9)	The 211 Main Street Mortgage Loan does not have a lockout period for a prepayment with yield maintenance. The borrower has the option to prepay the 211 Main Street Mortgage Loan in whole or in part at any time during the term of the loan with the payment of a yield maintenance premium, if such prepayment occurs prior to the open period. Following the defeasance lockout period, the mortgage loan may be prepaid with defeasance or a yield maintenance premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)

Class A-1	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$24,010,000	30.000%(7)	2.90	1 - 59	40.7%	15.1%
Class A-2	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$96,439,000	30.000%(7)	4.94	59 - 60	40.7%	15.1%
Class A-3	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$151,000,000	30.000%(7)	6.88	82 - 84	40.7%	15.1%
Class A-SB	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$35,950,000	30.000%(7)	7.35	60 - 116	40.7%	15.1%
Class A-4	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$200,000,000	30.000%(7)	9.81	116 - 119	40.7%	15.1%
Class A-5	Aaa(sf)/AAA(sf)/AAAsf/AAA(sf)	$263,878,000	30.000%(7)	9.88	119 - 120	40.7%	15.1%
Class X-A(8)	Aa1(sf)/AA+(sf)/AAAsf/AAA(sf)	$875,951,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AA+(sf)/AAAsf/AAA(sf)	$104,674,000	20.500%	9.95	120 - 120	46.2%	13.3%
Class B	NR/AA-(sf)/AA-sf/AA(high)(sf)	$48,205,000	16.125%	9.95	120 - 120	48.7%	12.6%
Class C	NR/NR/A-sf/A(high)(sf)	$49,582,000	11.625%	9.95	120 - 120	51.3%	12.0%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-B(8)	NR/NR/A-sf/AA(low)(sf)	$97,787,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)	NR/NR/BBB-sf/BBB(high)(sf)	$53,714,000(9)	N/A	N/A	N/A	N/A	N/A
Class D(10)	NR/NR/BBB-sf/BBB(sf)	$53,714,000	6.750%	9.95	120 - 120	54.2%	11.4%
Class E-RR(10)	NR/NR/BB-sf/BB(high)(sf)	$26,168,000	4.375%	9.95	120 - 120	55.6%	11.1%
Class F-RR(10)	NR/NR/B-sf/BB(low)(sf)	$11,018,000	3.375%	9.95	120 - 120	56.1%	11.0%
Class G-RR(10)	NR/NR/NR/NR	$37,187,594	0.000%	9.95	120 - 120	58.1%	10.6%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/S&P/Fitch/DBRS)	Initial Retained Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)

VRR Interest(11)	NR/NR/NR/NR	$30,574,810	N/A	8.81	1 – 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified rate. In addition, although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest (as defined below) is not included in the certificate balance or notional amount of any classes of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above, and the VRR Interest is not offered hereby.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(5)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan cut-off date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, and Class A-5 certificates are represented in the aggregate.

(8)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balance) and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

(9)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of twelve 30-day months), the certificate balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of the related Class X Certificates.

(10)	The approximate initial Certificate Balance of each of the Class D, Class E-RR, Class F-RR and Class G-RR certificates, and the approximate initial Notional Amount of the Class X-D certificates, are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR and Class G-RR certificates that will be retained by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate), as the retaining third-party purchaser, in satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the Class E-RR, Class F-RR and Class G-RR certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(11)	German American Capital Corporation, as the retaining sponsor, is expected to purchase from the depositor, on the Closing Date, an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the form of a single vertical security with an aggregate initial certificate balance of approximately $30,574,810 (the “VRR Interest”), which is expected to represent approximately 2.69999992% (or 5.0% in the case of the Class S certificates) of all of the “ABS interests” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GACC	Wilmont	Office	$47,500,000	60	65.1%	1.88x	10.0%
A-2	JPMCB	Faudree Ranch	Multifamily	$25,125,000	60	66.2%	1.65x	10.2%
A-2	JPMCB	Cincinnati Eastgate Holiday Inn	Hospitality	$13,325,000	59	65.0%	1.99x	12.6%
A-2	JPMCB	2121 Ella Boulevard	Multifamily	$12,650,000	60	65.9%	1.31x	8.5%
A-2	GACC	2800 Sprouse	Industrial	$3,100,000	60	57.4%	1.91x	14.3%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the Wilmont Mortgage Loan, the Cut-off Date LTV Ratio have been calculated based on a value other than the “As is” appraised value. For additional information please see the footnotes to the Annex A-1 to the Preliminary Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-3	JPMCB	Gateway Net Lease Portfolio	Various	$85,000,000	84	45.0%	3.54x	14.1%
A-3	JPMCB	211 Main Street	Office	$60,000,000	82	57.9%	2.49x	9.0%
A-3	JPMCB	Springhill Suites Wilmington Mayfaire	Hospitality	$11,268,000	84	62.6%	2.05x	12.4%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the Gateway Net Lease Mortgage Loan, the Cut-off Date LTV Ratio have been calculated based on a value other than the “As is” appraised value. For additional information please see the footnotes to the Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:	Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates and (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:	On each Distribution Date, interest accrued for each class of the Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause, (ii) or (iv) the rate specified in clause (ii) less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rate of the Class B and Class C certificates (based on their Certificate Balances) and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:	The Non-VRR Percentage of losses will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class G-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:	A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)		The percentage of the principal
(Mortgage Rate - Discount Rate)	X	distribution amount to such class as described in (a) above

The remaining percentage of the Non-VRR Percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:	The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 245 Park Avenue, Gateway Net Lease Portfolio, Olympic Tower, Starwood Capital Group Hotel Portfolio, 211 Main Street, 740 Madison, iStar Leased Fee Portfolio and Save Mart Portfolio, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Gateway Net Lease Portfolio whole loan, the Starwood Capital Group Hotel Portfolio whole loan, the 211 Main Street whole loan, and the 740 Madison whole loan will be principally serviced under the pooling and servicing agreement for the DBJPM 2017-C6 securitization. The 245 Park Avenue whole loan will be principally serviced under the trust and servicing agreement for the 245 Park Avenue Trust 2017-245P securitization. The Olympic Tower whole loan will be principally serviced under the trust and servicing agreement for the Olympic Tower 2017-OT securitization. The iStar Leased Fee Portfolio whole loan will be principally serviced under the pooling and servicing agreement for the MSC 2017-H1 securitization. The Save Mart Portfolio whole loan will be principally serviced under the pooling and servicing agreement for the UBS 2017-C1 securitization.

As of the Closing Date, the pari passu companion loans or the subordinate companion loans in the whole loans are expected to be held by the party identified below under “Companion Loan Summary”.

Control Rights and Directing Holder:	The Directing Holder will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. For example, the Directing Holder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be (a) with respect to any Serviced Mortgage Loan (other than the Gateway Net Lease Portfolio mortgage loan and the 211 Main Street mortgage loan) and any related Serviced Companion Loans, the Controlling Class Representative, and (b) with respect to each of the Gateway Net Lease Portfolio whole loan and the 211 Main Street whole loan, (i) for so long as the outstanding principal balance of the related subordinate companion loan (as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan) is less than 25% of the initial principal balance of such subordinate companion loan (as reduced by principal payments on such subordinate companion loan), the Controlling Class Representative, and (ii) at all other times, the holder of the related subordinate companion loan.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by more than 50% of the Controlling Class (by Certificate Balance).

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or one of its affiliates will be the initial Controlling Class Representative with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The initial Directing Holder with respect to the Gateway Net Lease Portfolio whole loan is anticipated to be Athene Annuity and Life Company, which is expected to be the holder of the related subordinate companion loan. The initial Directing Holder with respect to the 211 Main Street whole loan is anticipated to be Athene Annuity and Life Company, which is expected to be the holder of the related subordinate companion loan.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR and Class G-RR certificates.

Controlling Class:	The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class G-RR certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:	Will occur with respect to any Serviced Mortgage Loan (or, with respect to the Gateway Net Lease Portfolio mortgage loan and the 211 Main Street mortgage loan, during the related control appraisal period) and any related Serviced Companion Loan when (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:	Will occur with respect to any Serviced Mortgage Loan (or, with respect to the Gateway Net Lease Portfolio mortgage loan and the 211 Main Street mortgage loan, during the related control appraisal period) and any related Serviced Companion Loan when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:	The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder (or group of affiliated holders) of the majority of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to DBNY will be entitled to appoint a risk retention consultation party. DBNY is expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:	The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 50% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of each class of non-reduced certificates (each class of certificates (other than the Class X-A, Class X-B, Class X-D, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders, as a collective whole, then the Operating Advisor will be have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of after the notice is posted to the Certificate Administrator’s website by an affirmative vote of certificates evidencing at least a majority of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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quorum of certificateholders (which, for this purpose is the certificateholders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not affiliated with each other).

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:	The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:	The Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balances of the Class E-RR, Class F-RR and Class G-RR certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the such classes of certificates or (ii) a Control Termination Event has occurred and is continuing.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
$3,100,000	-	$7,499,999	9	$48,486,403	4.3%	4.9104%	115	1.79x	64.9%	57.2%
$7,500,000	-	$14,999,999	8	$93,678,896	8.3%	4.6831%	99	1.51x	66.1%	58.1%
$15,000,000	-	$24,999,999	7	$128,783,844	11.4%	4.5026%	119	1.71x	64.0%	57.4%
$25,000,000	-	$49,999,999	10	$344,591,262	30.4%	4.3777%	106	2.01x	61.6%	57.1%
$50,000,000	-	$74,999,999	3	$178,110,000	15.7%	4.1215%	107	1.95x	62.9%	58.0%
$75,000,000	-	$93,750,000	4	$338,750,000	29.9%	3.9027%	111	2.92x	46.7%	46.7%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
3.5547%	-	4.4999%	17	$745,254,262	65.8%	4.0205%	106	2.57x	52.2%	51.4%
4.5000%	-	4.7499%	12	$262,777,476	23.2%	4.6344%	119	1.42x	70.3%	59.8%
4.7500%	-	5.9000%	12	$124,368,667	11.0%	4.8820%	105	1.52x	67.9%	59.4%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Property Type Distribution(1)(4)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA	Weighted Averages
					Cut-off Date Balance per Rooms/Units/NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
Office	22	$288,757,361	25.5%	3,858,714	$365	3.9541%	99	91.9%	2.36x	57.6%	55.9%
CBD	5	$242,000,000	21.4%	2,795,591	$407	3.9455%	98	90.4%	2.31x	57.9%	56.4%
Suburban	10	$41,158,413	3.6%	946,273	$143	4.0578%	101	99.3%	2.47x	57.2%	53.9%
Medical	7	$5,598,948	0.5%	116,850	$200	3.5628%	84	100.0%	3.54x	45.0%	45.0%
Retail	43	$271,221,685	24.0%	2,976,560	$667	4.4369%	119	97.9%	1.83x	61.8%	55.7%
Anchored(5)	41	$224,721,685	19.8%	2,859,675	$718	4.3859%	119	98.2%	1.93x	60.4%	54.9%
Unanchored	2	$46,500,000	4.1%	116,885	$420	4.6834%	119	96.3%	1.34x	68.9%	59.6%
Hospitality	70	$161,693,000	14.3%	7,222	$110,468	4.4648%	112	74.6%	2.74x	56.2%	54.0%
Limited Service	43	$69,601,641	6.1%	3,999	$103,703	4.5856%	114	76.4%	2.29x	62.9%	58.3%
Full Service	5	$52,330,373	4.6%	979	$84,123	4.2881%	104	66.6%	3.34x	44.2%	43.5%
Extended Stay	22	$39,760,986	3.5%	2,244	$156,985	4.4860%	120	81.8%	2.72x	60.4%	60.4%
Multifamily	7	$151,714,823	13.4%	2,129	$78,356	4.6724%	105	94.7%	1.43x	70.1%	60.6%
Garden	7	$151,714,823	13.4%	2,129	$78,356	4.6724%	105	94.7%	1.43x	70.1%	60.6%
Mixed Use	4	$114,995,000	10.2%	745,588	$928	4.1680%	119	98.9%	2.41x	38.2%	37.0%
Office/Retail	3	$95,000,000	8.4%	709,053	$1,008	4.1654%	119	98.7%	2.51x	35.5%	34.0%
Retail/Multifamily	1	$19,995,000	1.8%	36,535	$547	4.1800%	120	100.0%	1.95x	51.3%	51.3%
Industrial	37	$86,732,639	7.7%	5,215,062	$66	3.9198%	93	97.9%	2.92x	52.3%	50.4%
Warehouse/Distribution	22	$48,842,161	4.3%	2,813,563	$58	3.9561%	97	96.2%	2.76x	54.7%	51.5%
Manufacturing	7	$22,040,535	1.9%	1,467,285	$60	3.7748%	81	100.0%	3.31x	46.7%	46.4%
Flex	6	$14,608,260	1.3%	521,116	$104	4.0473%	101	100.0%	2.81x	52.9%	52.9%
Warehouse	2	$1,241,683	0.1%	413,098	$13	3.5628%	84	100.0%	3.54x	45.0%	45.0%
Leased Fee	12	$45,400,000	4.0%	3,410,111	$97	3.7950%	118	0.0%	2.12x	65.6%	65.6%
Self Storage	1	$11,885,896	1.0%	120,946	$98	4.5250%	119	91.4%	1.38x	67.5%	54.7%
Total/Weighted Average	196	$1,132,400,405	100.0%			4.2576%	109	92.4%	2.19x	58.1%	54.2%

Geographic Distribution(1)(4)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
California	57	$364,423,064	32.2%	4.2678%	105	2.21x	57.1%	54.2%
Southern(6)	9	$185,153,958	16.4%	4.4454%	104	1.60x	64.7%	59.5%
Northern(6)	48	$179,269,106	15.8%	4.0845%	107	2.84x	49.2%	48.7%
New York	5	$234,135,000	20.7%	3.8963%	119	2.51x	46.5%	45.9%
New York City	3	$223,750,000	19.8%	3.8450%	119	2.55x	45.4%	45.4%
New York State	2	$10,385,000	0.9%	5.0010%	120	1.75x	69.7%	57.3%
Texas	44	$189,139,049	16.7%	4.5241%	105	1.76x	65.9%	58.1%
Georgia	3	$50,329,244	4.4%	4.6476%	119	1.43x	74.6%	63.1%
Nevada	3	$47,751,243	4.2%	4.5577%	118	1.42x	72.7%	61.4%
Other	84	$246,622,804	21.8%	4.2434%	104	2.48x	58.6%	56.0%
Total/Weighted Average	196	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Distribution of Cut-off Date LTV Ratios(1)(3)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV(2)
32.2%	-	54.9%	9	$391,245,000	34.6%	3.9405%	112	2.94x	42.7%	42.4%
55.0%	-	59.9%	3	$69,350,000	6.1%	3.6941%	84	2.45x	57.9%	57.8%
60.0%	-	64.9%	5	$175,624,262	15.5%	4.3338%	117	2.23x	61.0%	58.8%
65.0%	-	69.9%	15	$338,055,896	29.9%	4.5048%	102	1.62x	67.2%	60.8%
70.0%	-	74.9%	7	$104,625,247	9.2%	4.6737%	119	1.43x	72.9%	61.2%
75.0%	-	75.0%	2	$53,500,000	4.7%	4.6807%	119	1.33x	75.0%	66.4%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
32.2%	-	49.9%	7	$348,750,000	30.8%	3.9036%	111	3.02x	41.6%	41.2%
50.0%	-	54.9%	6	$100,047,158	8.8%	4.4137%	118	1.82x	59.3%	52.5%
55.0%	-	59.9%	10	$195,649,403	17.3%	4.3428%	106	1.85x	65.2%	57.5%
60.0%	-	68.9%	18	$487,953,844	43.1%	4.4444%	107	1.80x	66.9%	62.6%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
1.21x	-	1.39x	9	$140,780,719	12.4%	4.6804%	114	1.30x	69.0%	60.9%
1.40x	-	1.44x	6	$145,655,106	12.9%	4.5735%	119	1.41x	70.9%	60.1%
1.45x	-	1.54x	3	$85,876,580	7.6%	4.7107%	120	1.47x	69.8%	56.9%
1.55x	-	1.99x	11	$194,030,000	17.1%	4.4276%	92	1.86x	62.4%	59.7%
2.00x	-	2.49x	5	$129,808,000	11.5%	3.8132%	99	2.29x	61.2%	60.9%
2.50x	-	2.87x	4	$276,250,000	24.4%	4.0396%	120	2.70x	47.7%	47.7%
2.88x	-	3.92x	3	$160,000,000	14.1%	3.8854%	101	3.49x	41.0%	41.0%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
60	5	$101,700,000	9.0%	4.5394%	60	1.77x	65.2%	63.5%
84	3	$156,268,000	13.8%	3.6266%	83	3.03x	51.2%	50.9%
120	33	$874,432,405	77.2%	4.3376%	119	2.09x	58.5%	53.8%
Total/Weighted Average	41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
59	-	60	5	$101,700,000	9.0%	4.5394%	60	1.77x	65.2%	63.5%
82	-	84	3	$156,268,000	13.8%	3.6266%	83	3.03x	51.2%	50.9%
116	-	119	18	$461,852,405	40.8%	4.3051%	119	1.95x	59.4%	54.2%
120	-	120	15	$412,580,000	36.4%	4.3740%	120	2.24x	57.6%	53.2%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
7.4%	-	8.9%	11	$281,147,158	24.8%	4.3383%	116	1.61x	66.2%	60.7%
9.0%	-	9.9%	8	$203,183,667	17.9%	4.3586%	108	1.76x	65.4%	57.8%
10.0%	-	12.4%	15	$459,644,580	40.6%	4.2437%	109	2.29x	55.7%	53.2%
12.5%	-	14.9%	5	$148,425,000	13.1%	4.0000%	93	3.15x	46.4%	45.5%
15.0%	-	16.1%	2	$40,000,000	3.5%	4.2926%	119	3.67x	36.4%	35.5%
Total/Weighted Average			41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(2)(3)
Interest Only	12	$576,885,000	50.9%	3.9967%	106	2.79x	48.7%	48.7%
Interest Only, then Amortizing	14	$256,643,000	22.7%	4.6103%	105	1.46x	69.6%	62.5%
Amortizing Balloon	13	$203,472,405	18.0%	4.7191%	120	1.46x	68.2%	55.5%
Interest Only, ARD	2	$95,400,000	8.4%	3.9024%	119	2.04x	62.7%	62.7%
Total/Weighted Average	41	$1,132,400,405	100.0%	4.2576%	109	2.19x	58.1%	54.2%

Footnotes:

(1)	With respect to the 245 Park Avenue Mortgage Loan, Gateway Net Lease Portfolio Mortgage Loan, Olympic Tower Mortgage Loan, Starwood Capital Group Hotel Portfolio Mortgage Loan, 211 Main Street Mortgage Loan, 740 Madison Mortgage Loan, iStar Leased Fee Portfolio Mortgage Loan and Save Mart Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	For the ARD Loans, the Original Terms to Maturity or ARD, Remaining Terms to Maturity or ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity or ARD are through the related anticipated repayment date.

(3)	With respect to the Gateway Net Lease Portfolio Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Wilmont Mortgage Loan, the 50 West Liberty Mortgage Loan, the LC Hamburg Farms Mortgage Loan, the El Paso Industrial Portfolio Mortgage Loan and the Hampton Inn Braintree Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio have been calculated based on a value other than the “As is” appraised value. For additional information please see the footnotes to the annex A-1 to the Preliminary Prospectus.

(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(5)	Anchored retail also includes single tenant properties.

(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Ten Largest Mortgage Loans(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Rooms/Units/ NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
245 Park Avenue	JPMCB/GACC	New York, NY	Office	$93,750,000	8.3%	$626	48.9%	2.73x	10.7%
Gateway Net Lease Portfolio	JPMCB	Various, Various	Various	85,000,000	7.5%	$67	45.0%	3.54x	14.1%
Olympic Tower	GACC	New York, NY	Mixed Use	80,000,000	7.1%	$1,163	32.2%	2.70x	11.2%
Starwood Capital Group Hotel Portfolio	JPMCB/GACC	Various, Various	Hospitality	80,000,000	7.1%	$90,680	60.4%	2.72x	12.4%
Vineyards at Forest Edge	GACC	Dallas, TX	Multifamily	68,110,000	6.0%	$55,920	69.5%	1.47x	9.6%
211 Main Street	JPMCB	San Francisco, CA	Office	60,000,000	5.3%	$408	57.9%	2.49x	9.0%
740 Madison	JPMCB	New York, NY	Retail	50,000,000	4.4%	$2,713	60.0%	1.96x	8.0%
Wilmont	GACC	Los Angeles, CA	Office	47,500,000	4.2%	$118	65.1%	1.88x	10.0%
iStar Leased Fee Portfolio	JPMCB	Various, Various	Other	45,400,000	4.0%	$67	65.6%	2.12x	8.2%
Save Mart Portfolio	GACC	Various, CA	Retail	40,000,000	3.5%	$80	38.1%	3.02x	14.4%
Total/Weighted Average				$649,760,000	57.4%		53.3%	2.53x	10.9%
(1)	With respect to the 245 Park Avenue Mortgage Loan, Gateway Net Lease Portfolio Mortgage Loan, Olympic Tower Mortgage Loan, Starwood Capital Group Hotel Portfolio Mortgage Loan, 211 Main Street Mortgage Loan, 740 Madison Mortgage Loan, iStar Leased Fee Portfolio Mortgage Loan and Save Mart Portfolio Mortgage Loan, the balance per Rooms/Units/NRA, LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Gateway Net Lease Portfolio Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Wilmont Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on a value other than the “As is” appraised value. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
245 Park Avenue	$93,750,000	$568,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
Olympic Tower	$80,000,000	$240,000,000	2.70x	1.55x	32.2%	52.6%	11.2%	6.8%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
245 Park Avenue	$93,750,000	$986,250,000	$120,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
Gateway Net Lease Portfolio	$85,000,000	$268,000,000	$170,000,000	3.54x	2.04x	45.0%	66.6%	14.1%	9.5%
Olympic Tower	$80,000,000	$531,000,000	$149,000,000	2.70x	1.55x	32.2%	52.6%	11.2%	6.8%
211 Main Street	$60,000,000	$110,219,000	$25,000,000	2.49x	2.07x	57.9%	66.4%	9.0%	7.9%
Save Mart Portfolio(3)	$40,000,000	$98,000,000	$32,000,000	3.02x	1.79x	38.1%	47.0%	14.4%	11.7%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Gateway Net Lease Portfolio Mortgage Loan, the Trust Cut-off Date LTV Ratio and Total Debt Cut-off Date LTV Ratio have been calculated based on a value other than the “As is” appraised value. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.

(3)	The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. Thereafter, the monthly Save Mart Portfolio Subordinate Companion Loan interest payment amount will vary, and the principal balance of the Save Mart Portfolio Subordinate Companion Loan amortizes as set forth in the fixed amortization schedule as set forth in Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

DBJPM 2017-C6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
245 Park Avenue	A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, B-1, B-2, B-3, B-4, B-5	$500,000,000	245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2-A-1	$98,000,000	JPMCC 2017-JP6	No
	A-2-A-2, A-2-C-1-A	$93,750,000	DBJPM 2017-C6	No
	A-2-A-3, A-2-A-4	$107,000,000	JPMCB	No
	A-2-B-1, A-2-B-2, A-2-B-3	$210,000,000	Natixis Real Estate Capital LLC	No
	A-2-C-1-B, A-2-C-2	$51,250,000	DBNY	No
	A-2-D-1, A-2-D-2, A-2-D-3	$70,000,000	Société Générale	No
	A-2-E-1, A-2-E-2	$70,000,000	Barclays Bank PLC	No
Gateway Net Lease Portfolio	A-1-1	$85,000,000	DBJPM 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-1-2, A-1-3, A-1-4	162,100,000	JPMCB	No
	A-2-1, A-2-2, A-2-3	105,900,000	Bank of America, N.A.	No
	B-1-1, B-1-2, B-1-3, B-1-4, B-1-5, B-2-1, B-2-2, B-2-3, B-2-4, B-2-5	170,000,000	Apollo	No
Olympic Tower	A-1-S, A-2-S, A-3-S, B-1, B-2, B-3	$480,000,000	Olympic Tower 2017-OT	Yes	KeyBank National Association	KeyBank National Association
	A-1-C1, A-1-C4, A-1-C5	$80,000,000	DBJPM 2017-C6	No
	A-1-C2, A-1-C3	$60,000,000	DBNY	No
	A-2-C1, A-2-C2	$84,000,000	Goldman Sachs Mortgage Company	No
	A-3-C	$56,000,000	Morgan Stanley Bank, N.A.	No
Starwood Capital Group Hotel Portfolio	A-1, A-7	$80,000,000	DBJPM 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2, A-9, A-14	$91,817,500	JPMCB	No
	A-3, A-4	$131,817,500	Bank of America, N.A.	No
	A-5, A-6, A-17	$131,817,500	Barclays Bank PLC	No
	A-8, A-10, A-11, A-12, A-13	$91,817,500	DBNY	No
	A-15, A-16	$50,000,000	Starwood Mortgage Capital LLC	No
211 Main Street	A-1	$45,000,000	JPMCB	No	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2	$60,000,000	DBJPM 2017-C6	No
	A-3	$65,219,000	JPMCC 2017-JP6	No
	B-1, B-2, B-3	$25,000,000	Apollo	Yes
740 Madison	A-1	$40,000,000	JPMCC 2017-JP6	No	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2	$50,000,000	DBJPM 2017-C6	Yes
iStar Leased Fee Portfolio	A-1-1	$55,000,000	MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank National Association	LNR Partners, LLC
	A-1-2	$40,600,000	Barclays Bank PLC	No
	A-1-3	$40,600,000	Barclays Bank PLC	No
	A-2	$45,400,000	DBJPM 2017-C6	No
	A-3	$45,400,000	Bank of America, N.A.	No
Save Mart Portfolio	A-1	$50,000,000	UBS 2017-C1	No	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2, A-3, A-4	$33,000,000	UBS AG	No
	A-5	$40,000,000	DBJPM 2017-C6	No
	A-6	$15,000,000	Cantor Commercial Real Estate Lending, L.P.	No
	B	$32,000,000	Prima Mortgage Investment Trust, LLC	Yes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

Mortgage Loan Information
Loan Seller(1):	JPMCB/GACC
Loan Purpose:	Acquisition
Credit Assessment (Fitch/DBRS)(13):	BBB-/BB
Borrower Sponsor(2):	HNA Group
Borrower:	245 Park Avenue Property LLC
Original Balance(3):	$93,750,000
Cut-off Date Balance(3):	$93,750,000
% by Initial UPB:	8.3%
Interest Rate:	3.6694%
Payment Date:	1st of each month
First Payment Date:	July 1, 2017
Maturity Date:	June 1, 2027
Amortization:	Interest Only
Additional Debt(3)(4):	$986,250,000 Pari Passu Debt $120,000,000 Subordinate Secured Debt $568,000,000 Mezzanine Debt
Call Protection(5):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	$3,878,518
Insurance:	$227,000	$113,500
Replacement:	$47,738	$47,738
TI/LC:	$0	Springing
Outstanding Rollover/Free Rent:	$11,431,608	$0

Financial Information
	Senior Notes(7)	Whole Loan(8)	Total Debt(9)
Cut-off Date Balance / Sq. Ft.(10):	$607	$674	$994
Balloon Balance / Sq. Ft.(10):	$607	$674	$994
Cut-off Date LTV:	48.9%	54.3%	80.0%
Balloon LTV:	48.9%	54.3%	80.0%
Underwritten NOI DSCR:	2.87x	2.58x	1.50x
Underwritten NCF DSCR:	2.73x	2.45x	1.42x
Underwritten NOI Debt Yield:	10.7%	9.6%	6.5%
Underwritten NCF Debt Yield:	10.1%	9.1%	6.2%
Underwritten NOI Debt Yield at Balloon:	10.7%	9.6%	6.5%
Underwritten NCF Debt Yield at Balloon:	10.1%	9.1%	6.2%

(1)	The 245 Park Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC “Natixis”, Barclays Bank PLC “Barclays”, Deutsche Bank AG, New York Branch (an affiliate of GACC) and Société Générale.

(2)	For a full description of Borrower Sponsor, please refer to “The Borrower / Borrower Sponsor” herein.

(3)	The 245 Park Avenue Whole Loan is comprised of (i) the 245 Park Avenue Mortgage Loan (comprised of two senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $93.75 million), (ii) a companion loan, which is pari passu with the 245 Park Avenue Mortgage Loan (comprised of 18 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $986.25 million and (iii) a subordinate companion loan (comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1965 / 2006
Total Sq. Ft.(10):	1,779,515
Property Management:	Brookfield Properties Management LLC
Underwritten NOI:	$115,307,942
Underwritten NCF:	$109,564,903
Appraised Value:	$2,210,000,000
Appraisal Date:	April 1, 2017

Historical NOI
Most Recent NOI:	$107,676,675 (T-12 March 31, 2017)
2016 NOI(11):	$106,715,962 (December 31, 2016)
2015 NOI(11):	$102,667,706 (December 31, 2015)
2014 NOI(11):	$98,558,305 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(10)(12):	91.2% (February 28, 2017)
2016 Occupancy:	95.0% (December 31, 2016)
2015 Occupancy:	93.6% (December 31, 2015)
2014 Occupancy:	93.6% (December 31, 2014)

(4)	See “Current Mezzanine and Subordinate Indebtedness” herein.

(5)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(6)	See “Initial Reserves” and “Ongoing Reserves” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on aggregate senior notes only, which have an aggregate principal balance of $1.08 billion.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 245 Park Avenue Whole Loan which has an aggregate principal balance of $1.20 billion.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 245 Park Avenue Whole Loan and mezzanine loans which have an aggregate principal balance of $1.768 billion.

(10)	Based on remeasured net rentable area of 1,779,515 sq. ft. in accordance with current Real Estate Board of New York standards which is the basis for the sq. ft. in future leasing. The property’s contractual sq. ft. is 1,723,993 sq. ft. as leased.

(11)	The increase in 2015 NOI from 2014 NOI was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF. The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from Most Recent NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term. With respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured sq. ft. that is 30,831 sq. ft. higher than the current JPMorgan Chase Bank net rentable area through the remainder of the loan term.

(12)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(13)	Fitch/DBRS provided the above ratings for the 245 Park Avenue Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the 245 Park Avenue Loan BBB-.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)(3)	% of Net Rentable Area(3)	U/W Base Rent PSF(4)	% of Total U/W Base Rent	Lease Expiration

Société Générale(5)(6)	NR/A2/A	593,344	33.3%	$61.50	27.4%	10/31/2032
JPMorgan Chase Bank(5)(7)	AA-/Aa3/A+	237,781	13.4%	$52.42	9.4%	10/31/2022
MLB(8)	NR/NR/NR	224,477	12.6%	$124.75	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	12.0%	9/30/2026
Ares Capital	BBB+/NR/BBB+	97,101	5.5%	$83.91	6.5%	5/31/2026
HNA Capital US LLC(9)	NR/NR/NR	38,382	2.2%	$74.00	2.3%	1/31/2026
Regus Business Centre	NR/NR/NR	38,383	2.2%	$84.00	2.6%	9/30/2021
WisdomTree Investments(10)	NR/NR/NR	37,924	2.1%	$73.00	2.2%	8/31/2029
The Norinchukin Bank	NR/A1/A	37,342	2.1%	$99.00	2.9%	3/31/2022
Subtotal / Wtd. Avg.		1,530,804	86.0%	$80.31	94.2%
Other		92,138	5.2%	$81.31	5.8%
Total / Wtd. Avg. Occupied		1,622,942	91.2%	$80.36	100.0%
Vacant		156,573	8.8%
Total / Wtd. Avg.		1,779,515	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable sq. ft. of 1,779,515, which is the basis for the square footage in future leasing.

(4)	Based on 1,723,993 contractual sq. ft.

(5)	JPMorgan Chase Bank subleases 562,347 contractual sq. ft. to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured sq. ft. which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual sq. ft. to Brunswick Group and 36,425 contractual sq. ft. to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(7)	In total, JPMorgan Chase Bank currently has a contractual lease for 787,785 sq. ft. at the property. Of JPMorgan Chase Bank’s total leased square footage, a space of 752,033 sq. ft. has been subleased to Société Générale, Houlihan Lokey Inc., The Nemec Agency, Pierpont Capital Holdings LLC and JLL. Details of the subleased space are described below. The JPMorgan Chase Bank space does not include the 562,347 sq. ft. of space subleased to Société Générale due to the fact that Société Générale has executed a direct lease for this space which begins November 1, 2022. JPMorgan Chase Bank subleases 90,556 contractual sq. ft. to Houlihan Lokey Inc., 49,133 contractual sq. ft. to The Nemec Agency, 34,058 contractual sq. ft. to Pierpont Capital Holdings LLC and 15,939 contractual sq. ft. to JLL through October 30, 2022. The JPMorgan Chase Bank space also includes 17,813 contractual sq. ft. of retail space that it leases at the property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual sq. ft. to the National Bank of Australia, 24,840 contractual sq. ft. to Houlihan Lokey Inc. and 10,525 contractual sq. ft. to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft. (3)	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring(3)	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	2	13,352	0.8%	13,352	0.8%	$96.02	1.0%	1.0%
2019	0	0	0.0%	13,352	0.8%	$0.00	0.0%	1.0%
2020	1	22,502	1.3%	35,854	2.1%	$70.99	1.3%	2.3%
2021	1	38,382	2.2%	74,236	4.3%	$84.00	2.6%	4.8%
2022(4)	6	505,781	29.3%	580,017	33.6%	$89.01	35.7%	40.5%
2023	0	0	0.0%	580,017	33.6%	$0.00	0.0%	40.5%
2024	0	0	0.0%	580,017	33.6%	$0.00	0.0%	40.5%
2025	0	0	0.0%	580,017	33.6%	$0.00	0.0%	40.5%
2026	6	376,592	21.8%	956,609	55.5%	$97.63	29.1%	69.7%
2027	1	10,538	0.6%	967,147	56.1%	$89.00	0.7%	70.4%
Thereafter(4)(5)	2	602,931	35.0%	1,570,078	91.1%	$61.95	29.6%	100.0%
Vacant	NAP	153,915	8.9%	1,723,993	100.0%	NAP	NAP
Total / Wtd. Avg.	19	1,723,993	100.0%			$80.36	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual sq. ft.

(4)	JPMorgan Chase Bank subleases 562,347 sq. ft. to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Includes 2,661 sq. ft. of building office space.

The Loan. The 245 Park Avenue loan (the “245 Park Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 44-story, remeasured 1,779,515 sq. ft. office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Loan is evidenced by the senior non-controlling notes A-2-A-2 and A-2-C-1-A, with an aggregate original principal balance of $93.75 million and is a part of a $1.2 billion whole loan that is evidenced by 25 promissory notes: 20 pari passu senior notes with an aggregate original principal balance of $1.08 billion (the “Senior Notes”) and five subordinate notes with an aggregate original principal balance of $120.0 million (the “Junior Notes” and, together with the Senior Notes, the “245 Park Avenue Whole Loan”). Only the 245 Park Avenue Loan will be included in the DBJPM 2017-C6 mortgage trust. Five of the Senior Notes with an aggregate original principal balance of $380.0 million and all of the Junior Notes were contributed to the 245 Park Avenue Trust 2017-245P mortgage trust. One Senior Note with an original principal balance of $98.0 million is expected to be contributed to the JPMCC 2017-JP6 mortgage trust. The remaining Senior Notes are held by JPMCB, Natixis, DBNY, Société Générale or Barclays and are expected to be contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – 245 Park Avenue Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$380,000,000	$380,000,000	245 Park Avenue Trust 2017-245P	Yes
A-2-A-1	$98,000,000	$98,000,000	JPMCC 2017-JP6	No
A-2-A-2, A-2-C-1-A(1)	$93,750,000	$93,750,000	DBJPM 2017-C6	No
A-2-A-3, A-2-A-4	$107,000,000	$107,000,000	JPMCB	No
A-2-B-1, A-2-B-2, A-2-B-3	$210,000,000	$210,000,000	Natixis	No
A-2-C-1-B, A-2-C-2	$51,250,000	$51,250,000	DBNY	No
A-2-D-1, A-2-D-2, A-2-D-3	$70,000,000	$70,000,000	Société Générale	No
A-2-E-1, A-2-E-2	$70,000,000	$70,000,000	Barclays	No
B-1, B-2, B-3, B-4, B-5	$120,000,000	$120,000,000	245 Park Avenue Trust 2017-245P	No
Total	$1,200,000,000	$1,200,000,000
(1)	The $75.0 million Note A-2-A-2 is being contributed by JPMCB and the $18.75 million Note A-2-C-1-A is being contributed by GACC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

The 245 Park Avenue Whole Loan has a 10-year term and is interest only for the full term. The 245 Park Avenue Whole Loan accrues interest at a fixed rate equal to 3.6694%. The 245 Park Avenue Whole Loan proceeds were used by the borrower sponsor to acquire the 245 Park Avenue Property for $2.21 billion, pay closing costs of approximately $70.36 million and fund upfront reserves of approximately $11.71 million. Based on the “As is” appraised value of $2.2 billion as of April 1, 2017, the Cut-off Date LTV for the Senior Notes is 48.9%. The most recent prior financing of the 245 Park Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,200,000,000	52.4%	Purchase Price	$2,210,000,000	96.4%
Mezzanine Loan A	$236,500,000	10.3%	Closing Costs	$70,356,233	3.1%%
Mezzanine Loan B	$221,000,000	9.6%	Reserves	$11,706,346	0.5%%
Mezzanine Loan C	$110,500,000	4.8%
Borrower Sponsor Equity	$524,062,579	22.9%
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Borrower / Borrower Sponsor. The borrower is 245 Park Avenue Property LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its borrower structure. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA had total assets of approximately $140.0 billion with revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. The 245 Park Avenue Property is a 44-story Class A office tower located along Park Avenue between 46th and 47th Streets that consists of remeasured 1,720,136 sq. ft. of office space on 42 floors, remeasured 57,799 sq. ft. of retail space and remeasured 1,580 sq. ft. of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area and the 245 Park Avenue property has demonstrated average occupancy of 95.0% from 2007 to 2016.

Major Tenants.

Société Générale (593,344 sq. ft.; 33.3% of NRA; 27.4% of U/W Base Rent) is a French multinational banking and financial services company which utilizes the 245 Park Avenue Property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual sq. ft. through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for a total of 593,344 remeasured sq. ft. which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013. In addition, Société Générale subleases 36,425 contractual sq. ft. to Brunswick Group and 36,425 contractual sq. ft. to MIO Partners. As of April 28, 2017, Société Générale reported a market capitalization of approximately €40.8 billion, and it had revenues of €25.3 billion in 2016. Société Générale has offices in 67 countries, employing 145,700 people and serving approximately 31 million customers as of December 31, 2016.

JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (237,781 sq. ft.; 13.4% of NRA; 9.4% of U/W Base Rent), leases 13.4% of the remeasured net rentable area through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States with a market capitalization of $308.9 billion as of May 5, 2017, operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported revenues of $95.7 billion and assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual sq. ft. of JPMorgan Chase Bank’s space, a total of 189,686 contractual sq. ft. is subleased through October 30, 2022. This includes 90,556 contractual sq. ft. to Houlihan Lokey Inc., 49,133 contractual sq. ft. to The Nemec Agency, 34,058 contractual sq. ft. to Pierpont Capital Holdings LLC and 15,939 contractual sq. ft. to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual sq. ft. of retail space that it leases at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

Major League Baseball (“MLB”) (224,477 sq. ft.; 12.6% of NRA; 21.8% of U/W Base Rent) is headquartered at the property and leases 12.6% of the remeasured net rentable area through October 2022. MLB is a professional baseball league in North America and currently headquartered at the 245 Park Avenue property. MLB reported record revenues in 2015, up $500 million from the prior year and approaching $9.5 billion. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual sq. ft. to the National Bank of Australia, 24,840 contractual sq. ft. to Houlihan Lokey Inc. and 10,525 contractual sq. ft. to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined herein) will occur.

Environmental Matters. The Phase I environmental report dated April 19, 2017 recommended no further action at the 245 Park Avenue Property.

The Market. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The surrounding area offers a number of luxury hotels including the Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

According to the appraisal, as of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million sq. ft. of office inventory, direct weighted average Class A asking rents of $102.15 PSF and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF, which is in-line with the property. The comparable buildings had a weighted average occupancy of 97.0%. The property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals’ concluded weighted average in place market rent of $95.30 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 3/31/2017	U/W	U/W PSF(1)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Value of Vacant Space	0	0	0	0	16,425,575	9.53
Rent Steps	0	0	0	0	10,341,838	6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Recoveries(3)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73
Other Income(4)	488,183	704,333	1,901,893	1,888,513	318,732	0.18
Less: Vacancy	0	0	0	0	(16,425,575)	(9.53)
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Expenses	52,333,954	57,993,351	60,922,988	61,210,770	62,448,738	36.22
Net Operating Income(5)(6)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
TI/LC	0	0	0	0	5,191,362	3.01
Capital Expenditures	0	0	0	0	551,678	0.32
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55
(1)	Based on 1,723,993 contractual sq. ft.

(2)	The increase in U/W Gross Potential Rent from T-12 3/31/2017 Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten (i) for non-investment-grade tenants, through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

(3)	Total Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 PSF to approximately $72.69 PSF.

(6)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent PSF from approximately $72.69 PSF to approximately $74.66 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC, a Delaware limited liability company, a third party and prior owner of the 245 Park Avenue Property.

Lockbox / Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (c) the date the DSCR (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) the failure of MLB to renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, solely with respect to the manager, if the borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a DSCR for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following conditions: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means such time that: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless an acceptable new non-consolidation opinion is delivered and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the 245 Park Avenue Loan documents, leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable sq. ft. with respect to the space demised under the MLB lease.

Initial Reserves. At loan origination, the borrower deposited (i) $10,298,441 into an outstanding TI/LC reserve account, (ii) $1,133,167 into a free rent reserve account, (iii) $227,000 into an insurance reserve account and (iv) $47,738 into a replacement reserve account.

Ongoing Reserves. On each monthly payment date, the borrower is required to deposit (i) 1/12 of annual estimated tax payments, which currently equates to $3,878,518, into the tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $113,500, into the insurance reserve account, (iii) $47,738 (approximately $0.32 per remeasured sq. ft. annually) into the replacement reserve account and (iv) commencing on May 1, 2025 and continuing on a monthly basis, $446,775 ($3.00 per remeasured sq. ft. annually) into the TI/LC reserve account. The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Current Mezzanine and Subordinate Indebtedness. In connection with the origination of the 245 Park Avenue Whole Loan, the originators funded a $568.0 million mezzanine loan that consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A accrues interest at a per annum fixed rate of 5.000%, the mezzanine loan B accrues interest at a per annum fixed rate of 5.700% and the mezzanine Loan C accrues interest at a per annum fixed rate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

6.850%. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and mezzanine loans, the cumulative Cut-off Date LTV, cumulative UW NOI DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Future Mezzanine and Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 1 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,750,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Acquisition
Credit Assessment (DBRS)(15):	BBB(high)
Borrower Sponsor(2):	ETCL Venture LP
Borrowers(2):	Various
Original Balance(3):	$85,000,000
Cut-off Date Balance(3):	$85,000,000
% by Initial UPB:	7.5%
Interest Rate(4):	3.56283%
Payment Date:	5th of each month
First Payment Date:	July 5, 2017
Maturity Date:	June 5, 2024
Amortization:	Interest Only
Additional Debt(3)(5):	$268,000,000 Pari Passu Debt; $170,000,000 B-Notes
Call Protection(6)(7):	L(24), DorYM1(56), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(8)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Lease:	$0	Springing
Other:	$10,720,000	$0

Financial Information
	A-Notes(9)	Total Debt(10)
Cut-off Date Balance / Sq. Ft.:	$67	$99
Balloon Balance / Sq. Ft.:	$67	$99
Cut-off Date LTV(11):	45.0%	66.6%
Balloon LTV(11):	45.0%	66.6%
Underwritten NOI DSCR:	3.90x	2.26x
Underwritten NCF DSCR:	3.54x	2.04x
Underwritten NOI Debt Yield:	14.1%	9.5%
Underwritten NCF Debt Yield:	12.8%	8.6%
Underwritten NOI Debt Yield at Balloon:	14.1%	9.5%
Underwritten NCF Debt Yield at Balloon:	12.8%	8.6%

(1)	The Gateway Net Lease Portfolio Whole Loan was co-originated by JPMCB and Bank of America, N.A. (“BANA”).

(2)	There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan. For a full description of the Borrowers and Borrower Sponsor, see “The Borrowers / Borrower Sponsor” herein.

(3)	The Original Balance and Cut-off Date Balance of $85.0 million represents the non-controlling Note A-1-1 which, together with the remaining six pari passu A-Notes with an aggregate original principal balance of $268.0 million and the 10 B-Notes with an aggregate original principal balance of $170.0 million, comprise the Gateway Net Lease Portfolio Whole Loan with an aggregate original principal balance of $523.0 million. For additional information regarding the pari passu A-Notes and B-Notes, see “The Loan” herein.

(4)	Interest Rate reflects the interest rate with respect to the A-Notes. The interest rate on the B-Notes is 5.4000%.

(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.

Property Information
Single Asset / Portfolio:	Portfolio of 41 properties
Property Type:	Various
Collateral(12):	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	5,296,943
Property Management:	ElmTree Funds, LLC
Underwritten NOI:	$49,772,586
Underwritten NCF:	$45,081,162
Appraised Value(11):	$785,215,000
Appraisal Date(11):	Various

Historical NOI(13)
Most Recent NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy
Current Occupancy(14):	100.0% (June 5, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(6)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of July 5, 2017. Defeasance of the full $523.0 million Gateway Net Lease Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 19, 2020. The assumed lockout period of 24 payments is based on the expected DBJPM 2017-C6 securitization closing date in June 2017. The actual lockout period may be longer. The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan after June 5, 2019 in connection with the release of an individual property.

(7)	Partial releases are permitted. See “Partial Releases” herein.

(8)	See “Initial Reserves” and “Ongoing Reserves” herein.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the A-Notes, which have an aggregate principal balance of $353.0 million.

(10)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Net Lease Portfolio Whole Loan balance of $523.0 million, which includes the $170.0 million B-Notes.

(11)	Appraisal Dates are in February and March 2017. The values are based on the date of the appraisal, except with respect to two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction, for which the “As Complete” values were used. These values assume each property is 100% leased upon completion of the construction. According to the borrower sponsor, each property is expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV and Balloon LTV, based on the $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%.

(12)	The following properties are secured by the applicable borrower’s leasehold interest: FedEx (Baltimore), GoDaddy, Sikorsky Aircraft R&D Facility and Hitachi. See “Ground Leases” herein.

(13)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financials or historical occupancy information is presented above.

(14)	Current Occupancy includes Baxalta (Barry Pointe) (16,686 sq. ft.) and Baxalta (Casselberry) (16,694 sq. ft.), which have not yet been completed.

(15)	DBRS provided the above ratings for the Gateway Net Lease Portfolio Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

Portfolio Summary
Property Name	Location	Sq. Ft	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
BAE Facility	Fort Wayne, IN	333,750	2015 / NAP	$29,400,918	8.3%	$65,400,000	8.3%
FedEx Ground (Stratford)	Stratford, CT	225,198	2016 / NAP	28,320,994	8.0%	63,000,000	8.0%
FedEx (Baltimore)	Edgemere, MD	306,016	2016 / NAP	26,073,403	7.4%	58,000,000	7.4%
Harman Becker	Novi, MI	188,042	2015 / NAP	20,768,279	5.9%	46,200,000	5.9%
GE Aviation (Lafayette)	Lafayette, IN	306,406	2015 / NAP	19,782,849	5.6%	44,000,000	5.6%
GoDaddy	Tempe, AZ	150,000	2014 / NAP	17,535,258	5.0%	39,000,000	5.0%
Carrier	San Antonio, TX	517,000	2014 / NAP	17,305,774	4.9%	38,500,000	4.9%
Emerus	The Woodlands, TX	95,640	2000 / NAP	14,072,753	4.0%	31,300,000	4.0%
Cardinal Health	Detroit, MI	275,951	2015 / NAP	13,688,031	3.9%	30,450,000	3.9%
Tyco Electronics	Shakopee, MN	176,648	2014 / NAP	13,553,040	3.8%	30,150,000	3.8%
FCA/Caterpillar	Seguin, TX	300,000	2012 / NAP	12,770,096	3.6%	28,400,000	3.6%
FedEx Ground (Staunton)	Staunton, VA	225,198	2016 / NAP	10,745,239	3.0%	23,900,000	3.0%
Quad Packaging (Proteus)	Franklin, WI	205,000	2006 / NAP	8,990,363	2.5%	20,000,000	2.5%
Quad Packaging (Transpak)	Franklin, WI	218,000	2006 / NAP	8,902,620	2.5%	19,800,000	2.5%
T-Mobile Call Center	Birmingham, AL	66,500	1996 / 2014	8,308,662	2.4%	18,475,000	2.4%
Sikorsky Aircraft R&D Facility	Dallas, TX	150,975	2008 / NAP	8,045,430	2.3%	17,900,000	2.3%
Vatterott College	Berkeley, MO	90,000	2007 / NAP	7,464,971	2.1%	16,600,000	2.1%
Comcast	Fort Myers, FL	57,260	2008 / NAP	6,695,526	1.9%	14,900,000	1.9%
Alfa Laval Plant	Richmond, VA	180,252	1990 / 2005	6,108,317	1.7%	13,600,000	1.7%
LKQ (New Braunfels)	New Braunfels, TX	98,771	2016 / NAP	6,027,323	1.7%	13,400,000	1.7%
Hitachi	Irving, TX	72,056	2000 / 2012	5,757,342	1.6%	12,800,000	1.6%
Cameron International	Mansfield, PA	75,000	2013 / NAP	5,473,862	1.6%	12,175,000	1.6%
Alliance Data Systems Office	Westerville, OH	100,800	1990 / 2005	5,190,382	1.5%	11,550,000	1.5%
Synchrony Financial	Longwood, FL	67,775	1983 / NAP	4,832,658	1.4%	10,750,000	1.4%
Baxalta (Barry Pointe)(1)	Kansas City, MO	16,686	2017 / NAP	3,705,488	1.0%	8,250,000	1.1%
Baxalta (Casselberry)(1)	Casselberry, FL	16,694	2017 / NAP	3,530,000	1.0%	7,850,000	1.0%
Baxalta (Mounds View)	Mounds View, MN	16,694	2015 / NAP	3,334,264	0.9%	7,420,000	0.9%
Baxalta (Grand Rapids)	Grand Rapids, MI	16,694	2014 / NAP	3,327,514	0.9%	7,400,000	0.9%
Gerdau	Las Vegas, NV	46,976	1986 / 2015	3,327,514	0.9%	7,400,000	0.9%
Baxalta (Wausau)	Wausau, WI	16,694	2015 / NAP	3,239,771	0.9%	7,200,000	0.9%
Baxalta (Springfield)	Springfield, MO	16,694	2015 / NAP	3,145,277	0.9%	7,000,000	0.9%
LKQ (Salisbury)	Charlotte, NC	205,100	1960 / 2005	3,145,277	0.9%	7,000,000	0.9%
Baxalta (Ankeny)	Ankeny, IA	16,694	2015 / NAP	2,969,790	0.8%	6,600,000	0.8%
H&E Equipment Services (San Antonio)	San Antonio, TX	26,535	2015 / NAP	2,605,315	0.7%	5,800,000	0.7%
H&E Equipment Services (New Orleans)	New Orleans, LA	18,808	2015 / NAP	2,450,076	0.7%	5,450,000	0.7%
GE Aviation (Pompano)	Pompano Beach, FL	30,892	1985 / 2012	2,294,837	0.7%	5,100,000	0.6%
Saint-Gobain Warehouse	Russellville, AL	102,950	2009, 2014 / NAP	2,065,354	0.6%	4,600,000	0.6%
H&E Equipment Services (Columbia)	Columbia, SC	19,380	2015 / NAP	2,045,105	0.6%	4,550,000	0.6%
H&E Equipment Services (Yukon)	Yukon, OK	19,608	2015 / NAP	2,018,107	0.6%	4,490,000	0.6%
LKQ (Toledo)	Toledo, OH	207,998	1975, 2012 / 2013	2,011,358	0.6%	4,475,000	0.6%
H&E Equipment Services (Greer)	Greer, SC	19,608	2015 / NAP	1,970,860	0.6%	4,380,000	0.6%
Total		5,296,943		$353,000,000	100.0%	$785,215,000	100.0%

(1)	“As Complete” values were used for Baxalta (Barry Pointe) and Baxalta (Casselberry) which assume each property is 100.0% leased upon completion of the construction. Each such property is expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV and Balloon LTV, based on the $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

The Loan. The Gateway Net Lease Portfolio loan (the “Gateway Net Lease Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interests in a portfolio of 41 single tenant industrial and office properties located across 20 states, totaling 5,296,943 sq. ft. (the “Gateway Net Lease Portfolio Properties”), with an Original and Cut-off Date Balance of $85.0 million. The Gateway Net Lease Portfolio Loan is evidenced by the controlling Note A-1-1 and is part of a $523.0 million whole loan that is evidenced by 17 promissory notes: seven senior pari passu notes with an aggregate original principal balance of $353.0 million (the “A-Notes”) and 10 B-Notes with an original principal balance of $170.0 million (the “B-Notes” and, together with the “A-Notes,” the “Gateway Net Lease Portfolio Whole Loan”). Only the Gateway Net Lease Portfolio Loan will be included in the DBJPM 2017-C6 mortgage trust. The remaining A-Notes will not be included in the trust and are held by JPMCB or an affiliate or BANA or an affiliate and expected to be contributed to one or more future securitization trusts. The Gateway Net Lease Portfolio B-Notes have been sold to affiliates of Apollo, as further described below.

The relationship between the holders of the Gateway Net Lease Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Gateway Net Lease Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	DBJPM 2017-C6	No(1)
A-1-2, A-1-3, A-1-4	162,100,000	162,100,000	JPMCB	No
A-2-1, A-2-2, A-2-3	105,900,000	105,900,000	BANA	No
B-1-1, B-1-2, B-1-3, B-1-4, B-1-5, B-2-1, B-2-2, B-2-3, B-2-4, B-2-5	170,000,000	170,000,000	Apollo(2)	Yes(3)
Total	$523,000,000	$523,000,000
(1)	The Gateway Net Lease Portfolio Whole Loan will be serviced pursuant to the DBJPM 2017-C6 PSA.

(2)	The B-Notes are held by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company.

(3)	Note B-1-1 is the controlling note with respect to the Gateway Net Lease Portfolio Whole Loan.

The Gateway Net Lease Portfolio Whole Loan has a seven-year term and pays interest only for the term of the loan. The Gateway Net Lease Portfolio A-Notes accrue interest at a fixed rate equal to 3.56283%. The loan proceeds, along with approximately $307.1 million of equity from the borrower sponsor, were used to (i) acquire the Gateway Net Lease Portfolio Properties for a purchase price of approximately $818.1 million, (ii) fund an upfront reserve of $10.72 million in connection with two individual properties under construction and (iii) pay closing costs of approximately $1.2 million. Based on the appraised value of $785.2 million, the Cut-off Date LTV for the A-Notes is 45.0%. The most recent prior financing of the Gateway Net Lease Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$523,000,000	63.0%	Purchase Price	$818,097,509	98.6%
Borrower Sponsor Equity	$307,050,139	37.0%	Reserves	$10,720,000	1.3%
			Closing Costs	$1,232,630	0.1%
Total Sources	$830,050,139	100.0%	Total Uses	$830,050,139	100.0%

The Borrowers / Borrower Sponsor. The borrowers, ETCL Richmond, LLC; ETCL Westerville ADS, LLC; ETCL Fort Wayne, LLC; ETCL Ankeny, LLC; ETCL Grand Rapids, LLC; ETCL Mounds View, LLC; ETCL Springfield, LLC; ETCL Wausau, LLC; ETCL Mansfield, LLC; KIRCO ETCL CH Distribution II, LLC; ETCL Carrier, LLC; ETCL Fort Myers, LLC; ETCL Fort Myers Parking, LLC; ETCL Woodlands, LLC; ETCL Seguin Dist, LLC; ETCL Staunton, LLC; ETCL Stratford, LLC; ETCL Pompano, LLC; ETCL Pure Lafayette, LLC; ETCL Vegas, LLC; ETCL Tempe, LLC; ETCL H&E Columbia, LLC; ETCL H&E Greer, LLC; ETCL H&E New Orleans, LLC; ETCL H&E Oklahoma City, LLC; ETCL H&E San Antonio, LLC; ETCL Novi HB, LLC; ETCL Dallas I, LLC; ETCL New Braunfels, LLC; ETCL Salisbury, LLC; ETCL Toledo, LLC; ETCL Franklin Pro-Packaging, LLC; ETCL Franklin Trans-Packaging, LLC; ETCL Russellville, LLC; ETCL Fort Worth Ski, LLC; ETCL Longwood, LLC; ETCL Birmingham, LLC; ETCL Shakopee, LLC; ETCL Northpark, LLC and ETCL Sparrows Point, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in each borrower structure. Upon distribution of the initial reserve related to ongoing construction, ETCL Barry Pointe Plasma, LLC and ETCL Casselberry Plasma, LLC (individually and jointly the “Construction Borrower”) are required to deliver a joinder agreement, which will provide that the Construction Borrower is added to, and be bound by the Gateway Net Lease Portfolio Whole Loan documents.

The borrower sponsor, ETCL Venture LP, is a joint venture between China Life Insurance (Overseas) Company Limited (“China Life”) (94.6%) and ET II-CL 2016, LLC and ElmTree Managing Member II, LLC (collectively, “ElmTree”) (5.4%). At origination, China Life purchased 94.6% of ElmTree’s stake in the portfolio. There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

Whole Loan and the borrowers are the sole parties liable for any breach or violation of the nonrecourse carve-out provisions in the Whole Loan documents or the related environmental indemnity. Headquartered in Beijing, China, China Life and its subsidiaries comprise the largest commercial insurance group in mainland China with over 130,000 employees. Ranked number 54 on Fortune’s Global 500 Company list, China Life has approximately $361.6 billion in assets under management as of June 30, 2016. As of May 24, 2017, China Life had a market capitalization of approximately $111.6 billion and is the first insurance company to be triple-listed in New York, Hong Kong and Shanghai. ElmTree is a real estate investment firm led by managing principal and founder James Koman, focusing primarily on commercial real estate net lease, sale-leaseback and build-to-suit opportunities. ElmTree has completed in excess of $4.0 billion in commercial real estate transactions.

The Properties. The Gateway Net Lease Portfolio consists of 41 single tenant industrial and office properties totaling approximately 5.3 million sq. ft. The properties are located across 20 states, with the largest concentration in Texas (23.8% of net rentable area), Indiana (12.1%) and Michigan (9.1%). The properties were built between 1960 and 2017 and 24 of the properties (58.3% of net rentable area) were built-to-suit (including the two properties under construction) for the respective tenants. Eight properties were built prior to 2000, with seven having since been renovated. According to the borrower sponsor, approximately $249.9 million has been spent at the build-to-suit properties in additional to the landlord provided tenant improvements. Two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), are currently under construction and expected to open in the fourth quarter of 2017. At origination, $10,720,000 was reserved in connection with these two properties. The loan documents provide for release of the applicable reserve to the borrower upon completion of these properties, among other conditions, as further described in “Initial Reserves” herein. The properties are all leased on a triple net basis and range in size from approximately 16,686 sq. ft. to 517,000 sq. ft. The weighted average remaining lease term for the portfolio is approximately 9.1 years. The portfolio consists of 26 industrial properties (approximately 82.3% of the net rentable area), eight suburban office properties (15.5%) and seven medical office properties (2.2%). As of June 5, 2017 the portfolio is 100.0% leased to 25 unique tenants.

BAE Facility. The largest property by allocated loan amount, BAE Facility, is a 333,750 sq. ft. manufacturing facility situated on approximately 39.2 acres and located in Fort Wayne, Indiana. The property was constructed in 2015 on a build-to-suit basis and consists of a manufacturing component (approximately 86.5% of NRA) and an office component (approximately 13.5% of NRA). The manufacturing component of the property features 24-foot ceilings, two dock doors, LED lighting and air conditioning throughout approximately 93.6% of the area. The office component features a café, full commercial grade kitchen and an employee gym. The property contains 948 parking spaces resulting in a parking ratio of approximately 2.8 spaces per 1,000 sq. ft. of net rentable area.

The BAE Facility property is currently 100.0% leased to BAE Systems, Inc. (“BAE Systems”) on a triple net basis through August 2025 and its lease contains four remaining five-year extension options. BAE Systems is a subsidiary of Bay Systems PLC, a British multinational defense, security and aerospace company headquartered in London, United Kingdom and traded publicly on the London Stock Exchange (LSE:BA). BAE Systems uses the property for electronics manufacturing for the commercial aviation and defense industries. BAE Systems accounts for approximately 6.3% and 8.6% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The BAE Facility property is located in Fort Wayne, Indiana and is approximately 6.6 miles southwest of the Fort Wayne central business district. Access to the property is provided via Ardmore Avenue to the east and Airport Expressway to the south and the property benefits from its proximity to both Interstate 69 and Interstate 469, which are located approximately 5.0 miles east and 4.5 miles south, respectively. Fort Wayne International Airport is located less than 1.0 mile south of the Gateway Net Lease Portfolio Property and serves approximately 600,000 passengers per year. According to the appraisal, the property is located in the Fort Wayne industrial market. According to a market data provider, as of year-end 2016, the Fort Wayne industrial market consisted of 76 industrial facilities over 100,000 sq. ft. and totaling approximately 20.8 million sq. ft. with an overall vacancy rate of 4.7%. Additionally, the average age of the industrial properties identified was approximately 44.4 years as compared to the BAE Facility property, which was constructed in 2015. The appraisal identified six comparable single tenant industrial facilities ranging in size from 81,578 sq. ft. to 393,817 sq. ft. and constructed between 2000 and 2016. Base rents for the comparable triple-net leases ranged from $6.89 PSF to $13.73 PSF, with a weighted average of approximately $8.97 PSF. The appraisal did not identify any properties currently under construction that would compete with the BAE Facility property, however noted the large inventory of available development land in the subject neighborhood.

FedEx Ground (Stratford). The second largest property by allocated loan amount, FedEx Ground (Stratford), is a 225,198 sq. ft. warehouse and distribution facility situated on approximately 28.2 acres and located in Stratford, Connecticut. The property was constructed in 2016 on a build-to-suit basis and consists of a warehouse component (approximately 88.8% of NRA) and an office component (approximately 11.2% of NRA). The distribution-warehouse component of the property features a clear height of approximately 26 feet, 61 loading docks and seven overhead drive-in steel doors, accommodates the turning radius of 18-wheel semi-trucks and has additional areas for equipment trailer storage and truck parking. The property contains 230 parking spaces resulting in a parking ratio of approximately 1.0 space per 1,000 sq. ft. of net rentable area.

The FedEx Ground (Stratford) property is currently 100.0% leased to FedEx Corporation (“FedEx”) on a triple net basis through June 2026 and its lease contains two remaining five-year extension options. Founded in 1971 and based in Memphis, Tennessee, FedEx

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

provides transportation, e-commerce and business services in the United States and internationally. FedEx operates across four segments. According to Hoovers, FedEx Express is the world’s leading express transportation provider, delivering approximately 3.5 million packages daily to more than 220 countries and territories from about 1,800 FedEx locations. The fleet consists of approximately 650 aircraft and more than 55,000 motor vehicles and trailers. FedEx Ground, which is at the property, provides small-package ground delivery in North America. FedEx Ground (Stratford) accounts for approximately 4.3% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx Ground (Stratford) property is located in Stratford, Connecticut within Fairfield County. Access to the property is provided via Interstate 95 to the north and west and benefits from its proximity to U.S. Route 1 and Route 130, which are located approximately 2.9 and 2.3 miles north, respectively, and Route 113 approximately 1.6 miles east. Interstate 95 provides access to New England to the east and north and New York to the west. The property is less than five miles from the Metro North Stratford Center Rail Station and the Bridgeport Transit center, which provide train access to New York City (approximately 48.9 miles southwest) and Stamford and New Haven, Connecticut. According to the appraisal, the property is located in the Stratford industrial market. According to a market data provider, the Stratford industrial market consisted of approximately 9.4 million sq. ft. of industrial space located in 207 buildings with an overall vacancy rate of 19.2%. The appraisal identified six comparable triple net lease rentals at industrial facilities ranging in size from 50,000 sq. ft. to 362,474 sq. ft. and constructed between 1970 and 2016. These comparable rentals were either located in Fairfield County or were similar leases to FedEx in the tri-state area. The appraisal concluded market rent of $16.00 PSF is in-line with the underwritten base rent of $16.31 PSF. The appraisal did not identify any properties currently under construction that would compete with the FedEx Ground (Stratford) property.

FedEx (Baltimore). The third largest property by allocated loan amount, FedEx (Baltimore), is a 306,016 sq. ft. warehouse and distribution facility situated on approximately 47.4 acres and located in Edgemere, Maryland. The property was constructed in 2016 and consists of a warehouse component (approximately 95.7%) and an office component (approximately 4.3%). The distribution-warehouse component of the property features a clear height of approximately 32 feet and is a sorting facility that can accommodate up to 450 trucks on site and has an additional service center, which can accommodate five trucks. The property contains 631 parking spaces resulting in a parking ratio of approximately 2.1 spaces per 1,000 sq. ft. of net rentable area.

The FedEx (Baltimore) property is currently 100.0% leased to FedEx on a triple net basis through December 2031 and its lease contains two remaining five-year extension options. FedEx (Baltimore) accounts for approximately 5.8% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

The FedEx (Baltimore) property is located in Edgemere, Maryland in the Sparrows Point area of Baltimore County, approximately 10.0 miles southeast of the Baltimore central business district. Access to the property is provided via the Baltimore Beltway (Interstate 695), which crosses the Baltimore Harbor less than 1.0 mile west of the property. Sparrows Point Terminal LLC purchased Sparrows Point in 2014 and entered an agreement with the State of Maryland and the U.S. Environmental Protection Agency to prepare industrially zoned land on the peninsula for new sites like the FedEx (Baltimore) property. Sparrows Point includes the Sparrows Point Peninsula with more than 3,000 acres of industrially zoned land. According to the appraisal, the property is located in the Baltimore County East submarket of the Baltimore industrial market. As of the fourth quarter of 2016, the Baltimore County East warehouse market consisted of approximately 14.3 million sq. ft. of industrial space located in 140 buildings with an overall vacancy rate of approximately 9.9%. The appraisal identified five comparable triple net lease rentals by FedEx at industrial facilities ranging in size from 11,957 sq. ft. to 371,778 sq. ft. and constructed between 1970 and 2017. Base rents for the comparable triple-net leases ranged from $10.70 PSF to $15.78 PSF, with a weighted average of approximately $12.95 PSF. The appraisal concluded market rent of $16.00 PSF is above the underwritten base rent of $11.99 PSF. The appraisal identified approximately 1,402,144 sq. ft. of warehouse space currently under construction in the Baltimore industrial market that would compete with the FedEx (Baltimore) property.

Environmental Matters. The Phase I environmental reports dated March and April 2017 generally recommended no further action at the Gateway Net Lease Portfolio Properties, except (i) with respect to the FedEx Ground (Stratford), LKQ Salisbury, H&E Equipment Services (New Orleans) and LKQ (Toledo) properties, the related Phase I environmental reports recommended certain actions be taken by the related borrowers, and (ii) the Phase I environmental reports with respect to certain properties recommended the implementation of operations and maintenance programs or identified other business or de minimis environmental risks. Please see “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information. At origination, the borrowers were required to obtain an environmental insurance policy from Great American E&S Insurance Company, with individual claim limits of $5.0 million, an aggregate claim limit of $35.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of May 19, 2027.

The Market. The Gateway Net Lease Portfolio Properties are geographically diverse, located in 39 different cities across 20 states. The properties are located in Texas (23.8% of net rentable area), Indiana (12.1%), Michigan (9.1%), Maryland (5.8%) and Connecticut (4.3%) with 45.0% located across 15 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

The subsequent table displays tenancy for each of the Gateway Net Lease Portfolio Properties.

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Sq. Ft.	% of Total Sq. Ft.	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BAE Systems	BBB/Baa2/BBB	333,750	6.3%	$13.90	8.6%	8/31/2025
FedEx (Stratford)	NR/Baa2/BBB	225,198	4.3%	$16.31	6.8%	6/30/2026
FedEx (Baltimore)	NR/Baa2/BBB	306,016	5.8%	$11.99	6.8%	12/31/2031
Harman	A+/A1/A+	188,042	3.6%	$19.56	6.8%	10/31/2030
GE Aviation (Lafayette)	AA-/A1/AA-	306,406	5.8%	$9.49	5.4%	9/13/2030
GoDaddy	NR/NR/NR	150,000	2.8%	$17.64	4.9%	5/31/2025
Carrier(2)	A-/A3/A-	517,000	9.8%	$4.58	4.4%	9/30/2026
Emerus	NR/NR/NR	95,640	1.8%	$24.25	4.3%	12/31/2026
Cardinal Health(3)	NR/NR/NR	275,951	5.2%	$6.90	3.5%	4/30/2030
TE Connectivity	NR/NR/A-	176,648	3.3%	$11.33	3.7%	4/30/2024
FCA LLC(4)	NR/NR/NR	300,000	5.7%	$6.25	3.5%	8/31/2022
FedEx (Stauton)	NR/Baa2/BBB	225,198	4.3%	$6.64	2.8%	3/31/2026
QuadPackaging (Proteus)	NR/NR/NR	205,000	3.9%	$6.04	2.3%	12/16/2021
QuadPackaging (Transpak)(3)	NR/NR/NR	218,000	4.1%	$5.63	2.3%	12/16/2021
T-Mobile	BBB+/Baa1/BBB+	66,500	1.3%	$18.50	2.3%	2/28/2025
Sikorsky Aircraft(3)	BBB+/Baa1/BBB+	150,975	2.9%	$8.40	2.4%	1/31/2019
Vatterott College	NR/NR/NR	90,000	1.7%	$16.14	2.7%	12/31/2024
Comcast	A-/A3/A-	57,260	1.1%	$19.87	2.1%	6/30/2020
Alfa Laval	NR/NR/BBB+	180,252	3.4%	$6.48	2.2%	12/31/2021
LKQ Corporation (New Braunfels)	NR/Ba2/BB	98,771	1.9%	$10.01	1.8%	8/31/2033
Hitachi	NR/NR/NR	72,056	1.4%	$12.99	1.7%	4/30/2022
Cameron	NR/NR/AA-	75,000	1.4%	$14.74	2.0%	12/14/2023
Alliance Data	NR/NR/NR	100,800	1.9%	$9.45	1.8%	7/31/2024
Synchrony Financial	BBB-/NR/BBB-	67,775	1.3%	$11.01	1.4%	5/31/2025
Baxalta (Barry Pointe)	NR/NR/BBB-	16,686	0.3%	$29.66	0.9%	8/31/2032
Baxalta (Casselberry)	NR/NR/BBB-	16,694	0.3%	$29.86	0.9%	10/31/2032
Baxalta (Mounds View)	NR/NR/BBB-	16,694	0.3%	$28.83	0.9%	11/30/2030
Baxalta (Grand Rapids)	NR/NR/BBB-	16,694	0.3%	$28.91	0.9%	11/30/2030
Gerdau	NR/NR/BBB-	46,976	0.9%	$13.31	1.2%	3/31/2025
Baxalta (Wausau)	NR/NR/BBB-	16,694	0.3%	$26.81	0.8%	10/31/2030
Baxalta (Springfield)	NR/NR/BBB-	16,694	0.3%	$27.03	0.8%	11/30/2030
LKQ Corporation (Salisbury)	NR/Ba2/BB	205,100	3.9%	$2.33	0.9%	8/6/2030
Baxalta (Ankeny)	NR/NR/BBB-	16,694	0.3%	$25.41	0.8%	11/30/2030
H&E Equipment Services (San Antonio)	NR/B3/BB-	26,535	0.5%	$15.81	0.8%	11/30/2030
H&E Equipment Services (New Orleans)	NR/B3/BB-	18,808	0.4%	$22.41	0.8%	12/31/2030
GE Aviation (Pompano)	AA-/A1/AA-	30,892	0.6%	$12.36	0.7%	8/14/2022
Saint-Gobain(5)	BBB/Baa2/BBB	102,950	1.9%	$3.73	0.7%	9/1/2024
H&E Equipment Services (Columbia)	NR/B3/BB-	19,380	0.4%	$17.10	0.6%	12/31/2030
H&E Equipment Services (Yukon)	NR/B3/BB-	19,608	0.4%	$16.53	0.6%	6/30/2030
LKQ Corporation (Toledo)	NR/Ba2/BB	207,998	3.9%	$1.56	0.6%	6/17/2027
H&E Equipment Services (Greer)	NR/B3/BB-	19,608	0.4%	$17.06	0.6%	11/30/2030
Total / Wtd. Avg.		5,296,943	100.0%	$10.18	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Carrier has the right to terminate its lease on October 1, 2019 or October 1, 2021, with six months’ notice.

(3)	According to the borrower sponsor, Cardinal Health, Quad Packaging (Transpak) and Sikorsky Aircraft R&D Facility are planning to expand their respective spaces during the term of the Gateway Net Lease Portfolio Whole Loan. The expansion will be funded through the use of loan proceeds and the sale of seven properties which are part of the joint venture, but are unencumbered by the loan. The estimated cost of expansion is approximately $23.9 million. The tenants are expected to collectively spend up to $30.0 million as part of the expansions.

(4)	FCA LLC has the right to terminate its lease if the related service agreement for the property is terminated and not assumed by a transferee permitted under the related lease, with the payment of a termination fee.

(5)	Saint-Gobain has the right to terminate its lease any time after August 6, 2017, if the tenant’s annual sales have fallen by at least 20.0% compared to the annual sales for the first 12 months of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	150,975	2.9%	150,975	2.9%	$8.40	2.4%	2.4%
2020	1	57,260	1.1%	208,235	3.9%	$19.87	2.1%	4.5%
2021	3	603,252	11.4%	811,487	15.3%	$6.03	6.7%	11.2%
2022	3	402,948	7.6%	1,214,435	22.9%	$7.93	5.9%	17.1%
2023	1	75,000	1.4%	1,289,435	24.3%	$14.74	2.0%	19.2%
2024	4	470,398	8.9%	1,759,833	33.2%	$10.18	8.9%	28.1%
2025	5	665,001	12.6%	2,424,834	45.8%	$14.87	18.3%	46.4%
2026	4	1,063,036	20.1%	3,487,870	65.8%	$9.27	18.3%	64.7%
2027	1	207,998	3.9%	3,695,868	69.8%	$1.56	0.6%	65.3%
Thereafter	18	1,601,075	30.2%	5,296,943	100.0%	$11.70	34.7%	100.0%
Vacant	NAP	0	0.0%	5,296,943	100.0%	NAP	NAP
Total / Wtd. Avg.	41	5,296,943	100.0%			$10.18	100.0%

(1)	Based on each tenant’s lease.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Cash Flow Analysis.

Cash Flow Analysis
	In-Place(1)	U/W	U/W PSF
Base Rent(2)(3)	$51,948,929	$53,930,697	$10.18
Vacant Income	0	0	0.00
Gross Potential Rent	$51,948,929	$53,930,697	$10.18
Total Recoveries(4)	0	29,231,519	5.52
Less: Vacancy/Bad Debt	0	(4,158,111)	(0.79)
Effective Gross Income	$51,948,929	$79,004,104	$14.92
Total Operating Expenses(4)	0	29,231,519	5.52
Net Operating Income(5)	$51,948,929	$49,772,586	$9.40
TI/LC	0	3,909,520	0.74
Capital Expenditures	0	781,904	0.15
Net Cash Flow	$51,948,929	$45,081,162	$8.51
(1)	In-Place Base Rents based on each tenant’s lease.

(2)	Base Rent includes income from Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction and are expected to open in the fourth quarter of 2017.

(3)	The increase in U/W Base Rent from In-Place Base Rent is a result of contractual rent steps underwritten through April 2017 for non-investment grade tenants and the straight line average rent through the sooner of lease expiration and the end of the loan term for investment grade rated tenants.

(4)	All leases are triple net. U/W Total Recoveries and U/W Total Operating Expenses are shown for illustrative purposes.

(5)	The decrease in U/W Net Operating Income from In-Place Net Operating Income is a result of an underwritten 5.0% vacancy factor, despite the portfolio being 100.0% leased on a triple net basis to single tenant users as of the Cut-off Date.

Property Management. The Gateway Net Lease Portfolio Properties are managed by ElmTree Funds, LLC, a Delaware limited liability company and an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

Lockbox / Cash Management. The Gateway Net Lease Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to deliver written instructions to tenants to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are required to be transferred to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account after payment of debt service, required reserves and operating expenses is required to be held in the excess cash flow subaccount as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of a borrower or an affiliated property manager or (iii) the date that the debt yield (as calculated in the loan documents based on the Gateway Net Lease Portfolio Whole Loan) based on the trailing three-month period immediately preceding the date of determination is less than 8.5% for one calendar quarter (a “Debt Yield Trigger Event”). A “Cash Sweep Period” means the period during which a Cash Sweep Event is occurring until the occurrence of a cure or repayment or defeasance of the Gateway Net Lease Portfolio Whole Loan in full.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, the acceptance by lenders of a cure of such event of default, (b) with respect to clause (ii) above, if the property manager is replaced with a qualified property manager in accordance with the loan documents or (c) with respect to clause (iii) above, the achievement of a debt yield of 8.5% or greater for one calendar quarter based upon the trailing three-month period immediately preceding the date of determination. Each cure is subject to the following conditions: (1) no event of default has occurred and is continuing and (2) the borrowers must pay all of the lender’s reasonable expenses incurred in connection with the cure (including actual, reasonable, out-of-pocket attorney’s fees and expenses).

Initial Reserves. At origination, $10,720,000 was funded into an escrow account in connection with the two properties under construction, Baxalta (Barry Pointe) and Baxalta (Casselberry). Under the Gateway Net Lease Portfolio Whole Loan documents, the borrowers are entitled to disbursements from the reserve upon satisfaction of the following terms and conditions, among others: (i) no event of default has occurred and is continuing on either the date of the request or the date of the advance, (ii) the net operating income for each of the two properties under construction provides for a debt yield (as calculated in the Gateway Net Lease Portfolio Whole Loan documents) of at least 9.8% based on the outstanding principal balance of the allocated Gateway Net Lease Portfolio Whole Loan amount for such property (including the amount requested for disbursement from the reserve), (iii) the owners of the properties deliver a joinder to the loan documents, reasonably acceptable organizational and authority documents, security documents, any amendments to the Gateway Net Lease Portfolio Whole Loan documents reasonably requested by the lender, title and survey updates and third party reports reasonably acceptable to the lender, (iv) the loan-to-value based on the allocated loan amount for each property is not greater than 65.5% and (v) the applicable property is 100.0% occupied by tenants paying full and unabated rent pursuant to one or more leases approved by the lender in accordance with the Whole Loan documents.

Ongoing Reserves. On a monthly basis, during the continuance of a Cash Sweep Period, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums, (iii) approximately $110,353 into a replacement reserve account (subject to a cap of approximately $2,648,472 ($0.50 per sq. ft.)), (iv) approximately $331,059 into a tenant improvement and leasing commissions reserve account (subject to a cap of approximately $7,945,415 ($1.50 per sq. ft.)) and (v) 1/12 of ground rents (including both base rents and additional rents) due under each ground lease into a ground lease reserve account.

Each of the foregoing monthly deposit requirements is waived to the extent (a) no Cash Sweep Period is continuing, (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods or (c) solely with respect to clause (ii) above, the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Current Mezzanine or Subordinate Indebtedness. The Gateway Net Lease Portfolio Whole Loan includes 10 subordinate B-Notes with an aggregate original principal balance of $170.0 million that are coterminous with the Gateway Net Lease Portfolio Loan and accrue interest at a rate of 5.4000%. The B-Notes have been sold to affiliates of Apollo.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. After June 5, 2019 the borrowers are permitted to obtain the release of individual properties, provided, among other things, (a) no event of default has occurred and is continuing, (b) the borrowers prepay the Gateway Net Lease Portfolio Whole Loan by the applicable Adjusted Release Amount (as defined below) for such individual property (together with the payment of the yield maintenance premium, if applicable), (c) after giving effect to the release of such individual property, the debt yield (as calculated in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

loan documents) for the then remaining properties is equal to or greater than (i) the greater of (A) the debt yield for all the properties then remaining immediately prior to giving effect to the release or (B) 10.0% and (ii) 14.0% (collectively, the “Release Debt Yield”). The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in order to satisfy the Release Debt Yield requirements set forth above, in each case in accordance with the loan documents (including the payment of the yield maintenance premium, if applicable).

“Adjusted Release Amount” means, for each individual property, the sum of: (a) the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property shown in the loan documents and (b) 10.0% of the allocated Gateway Net Lease Portfolio Whole Loan amount for such individual property.

Ground Leases. Four of the properties are subject to ground leases: (i) the FedEx (Baltimore) property, which has a current annual base rent of $1,324,400 and expires on August 31, 2021, with 17 successive five-year extension options, (ii) the GoDaddy property, which has a current annual base rent of approximately $568,222 and expires on December 31, 2101, with no renewal options, (iii) the Sikorsky Aircraft R&D Facility property, which has a current annual base rent of approximately $275,748 and expires on February 21, 2049, with no renewal options and (iv) the Hitachi property, which has a current annual base rent of approximately $93,455 and expires on April 13, 2040, with no renewal options. Please see “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases”, as well as representation and warranty number 36 and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with these ground leases.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various	Collateral Asset Summary – Loan No. 2 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 45.0% 3.54x 14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/DBRS)(9):	Baa2/AAA/A(low)
Borrower Sponsors:	OMERS Administration Corporation; Crown Olympic Partners LLC
Borrower:	OT Real Estate Owner LLC
Original Balance(1):	$80,000,000
Cut-off Date Balance(1):	$80,000,000
% by Initial UPB:	7.1%
Interest Rate:	3.95394737%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	Interest Only
Additional Debt(1)(2):	$531,000,000 Pari Passu Debt; $149,000,000 B-Notes; $240,000,000 Mezzanine Debt
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$298,431	Springing
Replacement:	$25,989,597	Springing
TI/LC:	$21,357,936	Springing
Free Rent:	$11,843,236	$0
Ground Rent:	$2,154,345	$153,680
Condominium:	$0	Springing

Financial Information
	Senior Notes(5)	Whole Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$1,163	$1,447	$1,903
Balloon Balance / Sq. Ft.:	$1,163	$1,447	$1,903
Cut-off Date LTV:	32.2%	40.0%	52.6%
Balloon LTV:	32.2%	40.0%	52.6%
Underwritten NOI DSCR:	2.79x	2.24x	1.60x
Underwritten NCF DSCR:	2.70x	2.17x	1.55x
Underwritten NOI Debt Yield:	11.2%	9.0%	6.8%
Underwritten NCF Debt Yield:	10.8%	8.7%	6.6%
Underwritten NOI Debt Yield at Balloon:	11.2%	9.0%	6.8%
Underwritten NCF Debt Yield at Balloon:	10.8%	8.7%	6.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral(8):	Leasehold
Location:	New York, NY
Year Built / Renovated:	1905, 1930, 1973 / NAP
Total Sq. Ft.:	525,372
Property Management:	Oxford I Asset Management USA Inc.
Underwritten NOI:	$68,280,932
Underwritten NCF:	$66,136,694
Appraised Value:	$1,900,000,000
Appraisal Date:	April 1, 2017

Historical NOI
Most Recent NOI:	$60,636,578 (December 31, 2016)
2015 NOI:	$58,082,957 (December 31, 2015)
2014 NOI:	$49,983,991 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	98.8% (April 27, 2017)
2016 Occupancy:	95.5% (December 31, 2016)
2015 Occupancy:	95.5% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $80.0 million represents the senior non-controlling Note A-1-C1, Note A-1-C4 and Note A-1-C5 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $611.0 million and the subordinate notes with an aggregate original principal balance of $149.0 million, comprises the Olympic Tower Whole Loan with an aggregate original principal balance of $760.0 million. For additional information regarding the pari passu senior notes and subordinate notes, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full $760.0 million Olympic Tower Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2020. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $611.0 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Olympic Tower Whole Loan only, which has an aggregate principal balance of $760.0 million, which includes $149.0 million of subordinate notes.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate total debt amount of $1.0 billion, which includes $149.0 million of subordinate notes and a $240.0 million mezzanine loan.

(8)	The collateral consists of the borrower’s (A) leasehold interest in all or a portion of four buildings (as described below under “The Property”) and (B) sub-leasehold interest in a parcel of the land (as described below under “The Property”).

(9)	Moody’s/Fitch/DBRS provided the above ratings for the Olympic Tower Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Olympic Tower Loan BBB.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

Tenant Summary(1)
Tenant Name	Tenant Type	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

NBA Properties, Inc.(2)(3)	Office	NR/NR/NR	191,957	36.5%	$83.95	17.4%	Various
Richemont North America, Inc.	Office	NR/NR/NR	126,386	24.1%	$78.74	10.7%	7/31/2028
Cartier(4)	Retail	NR/NR/NR	55,000	10.5%	$419.60	24.9%	7/31/2037
MSD Capital, L.P.	Office	NR/NR/NR	43,979	8.4%	$89.95	4.3%	3/31/2022
Versace U.S.A., Inc.(4)	Retail	NR/NR/NR	20,000	3.8%	$685.21	14.8%	12/31/2023
Subtotal / Wtd. Avg.			437,322	83.2%	$152.76	72.1%
Other(5)			81,582	15.5%	$317.32	27.9%
Total / Wtd. Avg. Occupied			518,904	98.8%	$178.63	100.0%
Vacant			6,468	1.2%
Total / Wtd. Avg.			525,372	100.0%

(1)	Based on the underwritten rent roll dated April 27, 2017.

(2)	NBA Properties has the one-time right, before July 1, 2018, to reduce (a) a portion of its space on the 12th floor or (b) the entire 20th floor of the Olympic Tower Property upon written notice. NBA Properties also has the one-time right to terminate either (i) its uppermost floor of office space or (ii) the entire space leased to the tenant on the lowermost floor of office space after January 1, 2026 by providing at least 18 months prior notice and to payment of a termination fee. NBA Properties also has the one-time right to vacate or surrender all or a portion of the Swing Space (as defined below) upon 180 days’ prior written notice (and certain additional requirements). Moreover, the tenant may extend the term of the Swing Space for the full term of the other leased premises upon 180 days’ written notice. The “Swing Space” is comprised of the entire 11th floor of the Olympic Tower Property and 5,350 sq. ft. on the 12th floor of the Olympic Tower Property.

(3)	NBA Properties leases 163,117 sq. ft. of space, including 794 sq. ft. of storage space, with an expiration date of December 31, 2035. Unless NBA Properties exercises its option to extend the term of the Swing Space for the full term of the other leased premises, the 28,840 sq. ft. of space known as the Swing Space will expire on April 6, 2020.

(4)	The Net Rentable Area (Sq. Ft.) listed for Cartier and Versace U.S.A., Inc. is an approximation based on the total building sq. ft. of the Cartier Building and Versace Building, respectively.

(5)	Longchamp (1.1% of NRA, 6.8% of underwritten gross rent) is not yet in occupancy and has not yet begun paying rent. Longchamp recently executed a lease, expected to commence on December 1, 2017, to backfill the space to be vacated by Swatch. Swatch exercised an early termination option and is expected to vacate its space in October 1, 2017, subject to an extension option until November 1, 2017. The borrower reserved $1,041,666 in gap rent at loan origination for the transition of the space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	2	5,626	1.1%	5,626	1.1%	$117.35	0.7%	0.7%
2019	2	6,918	1.3%	12,544	2.4%	$94.80	0.7%	1.4%
2020	3	31,314	6.0%	43,858	8.3%	$54.01	1.8%	3.2%
2021	1	975	0.2%	44,833	8.5%	$99.75	0.1%	3.3%
2022	4	70,120	13.3%	114,953	21.9%	$231.15	17.5%	20.8%
2023	3	30,477	5.8%	145,430	27.7%	$476.21	15.7%	36.5%
2024	1	6,677	1.3%	152,107	29.0%	$80.64	0.6%	37.1%
2025	1	2,110	0.4%	154,217	29.4%	$85.09	0.2%	37.3%
2026	0	0	0.0%	154,217	29.4%	$0.00	0.0%	37.3%
2027	1	5,811	1.1%	160,028	30.5%	$1,077.84	6.8%	44.0%
Thereafter	5	358,876	68.3%	518,904	98.8%	$144.58	56.0%	100.0%
Vacant	NAP	6,468	1.2%	525,372	100.0%	NAP	NAP
Total / Wtd. Avg.	23	525,372	100.0%			$178.63	100.0%

(1)	Based on the underwritten rent roll dated April 27, 2017.

(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

The Loan. The Olympic Tower loan (the “Olympic Tower Loan”) is a fixed rate loan secured by the borrower’s (A) leasehold interest in four buildings, including (i) a commercial condominium unit consisting of 388,170 sq. ft. of office space across floors 3 - 21 and 36,556 sq. ft. of retail space across two sublevel floors and floors 1 – 2m, which commercial condominium unit is part of a 52-story Class A mixed-use building located at 645 Fifth Avenue, New York, New York (the “Olympic Tower Condominium”), (ii) an adjacent five-story building totaling 55,000 sq. ft. of ground and upper floor retail space occupied by Cartier and located at 651 Fifth Avenue, New York, New York (the “Cartier Building”), (iii) an adjacent five-story building totaling 20,000 sq. ft. of ground and upper level luxury retail space occupied by Versace U.S.A., Inc., located at 647 Fifth Avenue, New York, New York (the “Versace Building”) and (iv) a 25,646 sq. ft. seven-story Class A office and retail building located at 10 East 52nd Street, New York, New York (“10 East 52nd Street”) and (B) sub-leasehold interest in an approximately 2,211 sq. ft. parcel of land (the “Pochari Premises” and, together with the Olympic Tower Condominium, the Cartier Building, the Versace Building and 10 East 52nd Street, the “Olympic Tower Property”) with an original principal balance of $80.0 million. The Olympic Tower Loan is evidenced by the non-controlling Note A-1-C1, Note A-1-C4 and Note A-1-C5 and is a part of a $760.0 million whole loan that is evidenced by 14 promissory notes: 11 pari passu senior notes with an aggregate original principal balance of $611.0 million (the “Senior Notes”) and three subordinate notes with an aggregate original principal balance of $149.0 million (the “Subordinate Notes” and, together with the Senior Notes, the “Olympic Tower Whole Loan”). Only the Olympic Tower Loan will be included in the DBJPM 2017-C6 mortgage trust. Three of the Senior Notes with an aggregate original principal balance of $331.0 million along with the Subordinate Notes were contributed to the Olympic Tower 2017-OT mortgage trust. Note A-1-C2 and Note A-1-C3 with an aggregate original principal balance of $60.0 million are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate (or transferred to a third party) and contributed to one or more future securitizations. Note A-2-C1 and Note A-2-C2 with an aggregate original principal balance of $84.0 million are held by Goldman Sachs Mortgage Company (“GSMC”) and expected to be contributed to one or more future securitizations. Note A-3-C with an original principal balance of $56.0 million is held by Morgan Stanley Bank, N.A. (“MSBNA”) and expected to be contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Subordinate Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Olympic Tower Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S, A-3-S	$331,000,000	$331,000,000	Olympic Tower 2017-OT	No
A-1-C1, A-1-C4, A-1-C5	$80,000,000	$80,000,000	DBJPM 2017-C6	No
A-1-C2, A-1-C3	$60,000,000	$60,000,000	DBNY	No
A-2-C1, A-2-C2	$84,000,000	$84,000,000	GSMC	No
A-3-C	$56,000,000	$56,000,000	MSBNA	No
B-1, B-2, B-3	$149,000,000	$149,000,000	Olympic Tower 2017-OT	Yes
Total	$760,000,000	$760,000,000

The Olympic Tower Whole Loan has a 10-year term and pays interest only for the term of the loan. The Olympic Tower Whole Loan accrues interest at a fixed rate equal to 3.95394737% per annum and has a Cut-off Date Balance of $80.0 million. The Olympic Tower Whole Loan proceeds, in addition to a $240.0 million mezzanine loan, were used to refinance existing debt of approximately $249.9 million, fund approximately $61.6 million in upfront reserves, pay transaction costs of approximately $22.7 million and return approximately $665.8 million of equity to the owners of the borrower. Based on the “As is” appraised value of $1.9 billion as of April 1, 2017, the Cut-off Date LTV for the Senior Notes is 32.2%. The most recent prior financing of the Olympic Tower Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$760,000,000	76.0%	Return of Equity	$665,800,015	66.6%
Mezzanine Loan	$240,000,000	24.0%	Loan Payoff	$249,903,892	25.0%
			Reserves	$61,643,545	6.2%
			Closing Costs	$22,652,548	2.3%
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower, OT Real Estate Owner LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are OMERS Administration Corporation (“OMERS”) and Crown Olympic Partners LLC. Oxford Properties Group (“Oxford”) is the real estate investment arm of and a subsidiary of OMERS. Crown Olympic Partners LLC is an affiliate of Crown Acquisitions (“Crown”). The nonrecourse carve-out guarantors are OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC, on a joint and several basis. The Olympic Tower Whole Loan recourse does not cover the typical nonrecourse carve-outs; provided it will cover certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, including bankruptcy-related events, provided, however, that any recourse with respect to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

bankruptcy-related events is capped at an amount equal to 10% of the original principal balance of the Olympic Tower Whole Loan, plus reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. Notwithstanding the foregoing, there is no limitation on guarantor recourse liability if any bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease (as defined below) or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent. The nonrecourse carve-out guarantors are required to maintain a minimum aggregate net worth and liquidity of $250,000,000 and $20,000,000, respectively, for the term of the Olympic Tower Whole Loan.

OMERS is one of Canada’s largest pension funds with over $85.2 billion of net assets as of year-end 2016. Oxford Properties Group is the global real estate investment arm of OMERS. Established in 1960, Oxford manages real estate for itself and on behalf of its co-owners and investment partners with offices across Canada and in New York, Washington, Boston, London and Luxembourg. Oxford’s approximately $41.0 billion real estate portfolio consists of approximately 60 million sq. ft. and over 150 properties that total approximately 3,600 hotels rooms and over 9,500 residential units located across Canada, Western Europe and US markets. Recently completed development projects include 600 Massachusetts Avenue and MNP Tower totaling 670,000 sq. ft. in Washington, DC and Vancouver, Canada as well as the Leadenhall Building, a 600,000 sq. ft. office development located in London, UK. Other Oxford investments include 900 New York Avenue in Washington, DC, One Memorial Drive in Cambridge, Massachusetts, retail units on New Bond Street in London, UK and the Hudson Yards development in New York, New York. Crown’s portfolio of ownership interests includes over 50 assets in markets such as New York, Chicago, San Francisco, Las Vegas and Miami.

The Property. The Olympic Tower Property, built in separate phases in 1905, 1930 and 1973, is comprised of the borrower’s (A) leasehold interest in four buildings, including (i) a commercial condominium unit consisting of approximately 388,170 sq. ft. of office space across floors 3 - 21 and 36,556 sq. ft. of retail space across two sublevel floors and floors 1–2, which is part of a 52-story Class A mixed-use building located at 645 Fifth Avenue, New York, New York, (ii) an adjacent five-story building totaling 55,000 sq. ft. of ground and upper floor luxury retail occupied by Cartier, located at 651 Fifth Avenue, (iii) an adjacent five-story building totaling 20,000 sq. ft. of ground and upper level luxury retail occupied by Versace U.S.A., Inc., located at 647 Fifth Avenue, New York, New York and (iv) a 25,646 sq. ft. seven-story Class A office and retail building, located at 10 East 52nd Street, New York, New York, and (B) sub-leasehold interest in an approximately 2,211 sq. ft. parcel of land underlying a portion of the Olympic Tower Property. Above the Olympic Tower Condominium portion of the Olympic Tower Property is a 230-unit residential condominium (and, together with the Olympic Tower Condominium, the “645 Fifth Avenue Condominium”). The residential condominium is not collateral for the Olympic Tower Whole Loan. The 645 Fifth Avenue Condominium board consists of nine managers, four of which are appointed by the commercial unit owner (which right was assigned to the borrower pursuant to the ground lease). The 645 Fifth Avenue Condominium board is not controlled by the borrower. However, all decisions that affect only the commercial unit or the common areas enjoyed exclusively by the commercial unit and that do not affect the residential condominium unit require a majority vote of the managers elected by the commercial unit owner. The 645 Fifth Avenue Condominium building was developed by Aristotle Onassis and designed by Skidmore, Owings & Merrill. When it was built originally in 1973, the building was one of the first mixed-use condominiums in New York City. The borrower sponsors plan to complete an approximately $26.0 million lobby renovation in Olympic Tower, which is expected to commence in July 2017.

The Olympic Tower Property has an eight year average historical occupancy of 97.2%, excluding the underwritten occupancy. The five largest tenants at the Olympic Tower Property comprise 437,322 sq. ft., representing 83.2% of the NRA and 72.1% of underwritten gross rent. The Olympic Tower Property is a flagship location for Cartier, the New York headquarters for the NBA Properties, the North American headquarters for Richemont North America, Inc. and the corporate headquarters for MSD Capital, L.P.

Historical Occupancy(1)
Building	2008	2009	2010	2011	2012	2013	2014	2015	2016	U/W (April 2017)
645 Fifth Avenue	94.3%	99.1%	95.8%	94.8%	97.4%	98.7%	100.0%	94.4%	94.4%	98.5%
647 Fifth Avenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
651 Fifth Avenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
10 East 52nd	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted Average	95.4%	99.3%	96.6%	95.8%	97.9%	98.9%	100.0%	95.5%	95.5%	98.8%

The Olympic Tower Property is situated on Fifth Avenue in Manhattan, which is considered among the most expensive retail corridors in the world according to the appraisal. The retail space located on Fifth Avenue is further bolstered by the proximity to the Waldorf-Astoria Hotel and numerous flagship stores, including MoMA Architecture & Design, Lord & Taylor and Saks Fifth Avenue, and its proximity to Central Park and the Empire State Building. The Olympic Tower Property’s retail includes the boutiques of Versace, FURLA, H. Stern, J. Choo, Armani Exchange and a flagship location of Cartier.

The Olympic Tower Property is 98.8% leased to a tenant roster of office and retail tenants. The five largest tenants by NRA are NBA Properties, Inc. (36.5% of NRA, 17.4% of underwritten gross rent), Richemont North America, Inc. (24.1% of NRA, 10.7% of underwritten gross rent), Cartier (10.5% of NRA, 24.9% of underwritten gross rent), MSD Capital, L.P. (8.4% of NRA, 4.3% of underwritten gross rent) and Versace U.S.A., Inc. (3.8% of NRA, 14.8% of underwritten gross rent). The top five tenants at the Olympic Tower Property occupy 83.2% of the NRA, comprise 72.1% of the underwritten gross rent and exhibit a weighted average remaining lease term of 13.7 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

Environmental Matters. The Phase I environmental report dated March 21, 2017 recommended no further action at the Olympic Tower Property (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the Olympic Tower Property).

Major Tenants.

NBA Properties, Inc. (36.5% of NRA, 17.4% of U/W Gross Rent) NBA Properties, Inc. (“NBA Properties”), an affiliate of the National Basketball Association, Inc. (the “NBA”), is the premier professional basketball league in the world and is headquartered at the Olympic Tower Property. The NBA was founded in 1949 following the merger of the Basketball Association of America (the “BAA”) and the National Basketball League (the “NBL”). The professional basketball league has since grown to be one of the four major professional sports leagues in North America with 30 franchises based throughout the United States and Canada. The NBA generates revenue through global television contracts, stadium ticket sales, global apparel sales and advertisement contracts. The NBA’s US TV partners include ABC/ESPN, NBA TV and TNT, and Canadian TV partners include NBA TV Canada, TSN/TSN2 and Sportsnet/SportsnetOne. In 2016, the NBA Finals Game 7 between the Cleveland Cavaliers and Golden State Warriors garnered approximately 30.8 million viewers on ABC.

NBA Properties has occupied the Olympic Tower Property since December 1998 and currently occupies 191,957 sq. ft. of office space spanning from the 11th to the 20th floor at the Olympic Tower Property. NBA Properties recently executed a 15-year renewal in October 2016 effective January 1, 2021 that will extend their lease through December 2035. The terms of the lease renewal included an expansion of the NBA Properties’ space into Swing Space on the 11th and 12th floors of Olympic Tower for an additional 28,840 sq. ft. NBA Properties was granted 12 months of free rent on the Swing Space, five months of which were reserved upfront at closing. NBA Properties has the one-time right to vacate or surrender all or a portion of the Swing Space upon 180 days’ prior written notice. Moreover, the tenant can expand to include all or a portion of the Swing Space under its lease upon 180 days’ written notice. Upon exercising their expansion option to include all or a portion of the Swing Space under its lease, NBA Properties will be granted an additional eight months of free rent on the Swing Space. NBA Properties has plans to restack their space and is anticipated to invest additional capital into their space in addition to the $18.9 million in tenant improvements and landlord work provided by the borrower sponsors.

Richemont North America, Inc. (24.1% of NRA, 10.7% of U/W Gross Rent). Richemont North America, Inc. (“Richemont”) is the subsidiary of Compagnie Financière Richemont SA (“CFR”), a Switzerland-based luxury good holding company that was founded in 1988. CFR utilizes its many subsidiaries to design, manufacture, distribute and sell premium jewelry, watches, leather goods, writing instruments, firearms, clothing and accessories throughout the world. CFR is publicly traded on the SIX Swiss Exchange and the JSE Securities Exchange as CFR. CFR owns many brands including A. Lange & Sohne, Azzedine Alaia, Baume & Mercier, Cartier, Chloe, Dunhill, IWC Schaffhausen, Giampiero Bodino, Jaeger-LeCoultre, Lancel, Montblanc, Officine Panerai, Piaget, Peter Millar, Purdey, Roger Dubuis, Shanghai Tang, Vacheron Constantine and Van Cleef & Arpels. CFR reported €11.1 billion in sales and €2.1 billion in operating profit in fiscal year 2016.

Richemont currently occupies 126,386 sq. ft. of office space at the Olympic Tower Property spanning from the third to the ninth floor. Richemont has occupied the building since January 2001 and extended its lease through July 2028 in June 2013. Richemont has the right of first offer to lease any space consisting of all or part of the retail space located on the ground and second floors of Olympic Tower that becomes available. Richemont has an expansion option for a portion of office space on the ninth floor which must be exercised by December 15, 2017 for a lease commencement date of May 1, 2018.

Cartier (10.5% of NRA, 24.9% of U/W Gross Rent) The Olympic Tower Property serves as a flagship location for the French luxury retailer, Cartier. The Paris, France-based Cartier was founded in 1847 by Louis-Francois Cartier, and was under family control until 1964. Cartier is now a wholly owned subsidiary of Compagnie Financière Richemont SA. Cartier manufactures and distributes luxury jewelry, watches, perfume, leather goods and accessories. Cartier has more than 286 stores with three flagship Cartier mansions located in Paris, London and New York (the Olympic Tower Property).

Cartier occupies 55,000 sq. ft. at the Cartier Building, a five-story retail building that is located adjacent to Olympic Tower and is included in the collateral for the Mortgage Loan. The Olympic Tower Property has frontage along Fifth Avenue and East 52nd Street. Cartier first took occupancy in the Cartier Building in 1997. In 2013, Cartier executed a lease extension through July 2037 with an average annual rent escalation of 2.8%. Cartier completed a comprehensive renovation of the boutique and re-opened at the end of 2016 after investing more than $14.0 million in its space.

The Market. The Olympic Tower Property is located on Fifth Avenue between East 51st Street and East 52nd Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict within the Plaza Office District and is considered one of Manhattan’s premier office locations according to the appraisal. The Olympic Tower Property is surrounded by many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation hubs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

The three office statistical areas that comprise the Plaza District contain 81.8 million sq. ft. of Class A office space, 4.9 million sq. ft. of Class B office space and 368,885 sq. ft. of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its location and quality space according to the appraisal. As of the fourth quarter of 2016, the Class A office space in the Plaza Office District had a direct vacancy rate of 8.9% and average asking rents of $98.53 PSF, above the direct primary Midtown Class A average of $87.14 PSF. As of the fourth quarter of 2016, the Madison/Fifth Avenue subdistrict consisted of approximately 21.1 million sq. ft. of Class A office space and had a direct vacancy rate of 10.6% and overall direct weighted average asking rents of $107.68 PSF. Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped 1.5% during the quarter to 11.5%, its lowest level in almost eight years.

Below is a detailed chart, as of the fourth quarter of 2016, of the Plaza Office District Class A space:

Plaza District Office Class A Market Summary(1)
	Inventory (sq. ft.)	Overall Vacancy	Direct Vacancy	Direct Wtd. Avg. Class A Rent PSF	YTD Leasing Activity (sq. ft.)
Park Avenue	21,842,808	10.5%	7.8%	$102.15	1,229,021
Madison / Fifth	21,140,425	11.5%	10.6%	$107.68	1,315,131
Sixth / Rockefeller Center	38,838,121	10.2%	8.5%	$90.40	2,728,707
Total / Wtd. Avg.	81,821,354	10.6%	8.9%	$98.00	5,272,859

(1)	Source: Appraisal.

The appraiser identified 35 comparable office properties totaling approximately 14.8 million sq. ft. that exhibited a rental range of $66.00 PSF to $200.00 PSF and a weighted average occupancy rate of approximately 83.7% for direct space.

Of the 35 buildings, six are considered directly competitive with the Olympic Tower Property in terms of the building classification, asking rents, rentable office sq. ft. and current occupancy. The directly competitive properties exhibited a gross rental range of $75.00 PSF to $140.00 PSF and a weighted average occupancy of approximately 92.1%. The higher end of the rental range reflects asking rents on the higher floors of the comparables, which are physically located above the Olympic Tower Property’s highest floor (25th floor). The average direct occupancy rates for these buildings is approximately 93.1%, compared to approximately 83.7% for all the competitive buildings compared with the Olympic Tower Property and approximately 91.7% for Class A space within Midtown Manhattan as a whole.

The appraiser concluded that the Olympic Tower Property should command office rental rates averaging in the mid $80’s PSF and maintain a stabilized occupancy of over 90%.

Directly Competitive Buildings(1)
	Office Area (NRA)	Direct Available Sq. Ft.	Sublease Available Sq. Ft.	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
Property						Low	High
650 Fifth Avenue	327,570	48,525	0	85.2%	85.2%	$75.00	$90.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
717 Fifth Avenue	405,192	13,718	0	96.6%	96.6%	$110.00	$110.00
725 Fifth Avenue	190,000	14,900	0	92.2%	92.2%	$100.00	$100.00
535 Madison Avenue	415,000	14,765	0	96.4%	96.4%	$105.00	$105.00
540 Madison Avenue	258,511	19,112	10,900	92.6%	88.4%	$85.00	$107.00
Olympic Tower Property(2)	406,899	2,201	0	99.5%	99.5%
Total/Wtd. Avg.(3)	2,053,554	142,428	20,713	93.1%	92.1%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 27, 2017.

(3)	Total/Wtd. Avg. does not include the Olympic Tower Property.

The Olympic Tower Property is located in Upper Fifth Avenue Retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street. The Upper Fifth Avenue Retail submarket is the strongest retail submarket in Manhattan, and the second most expensive retail corridor in the world according to the appraisal. As of the fourth quarter of 2016, direct asking rents in the submarket were $2,924 PSF. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 15.9% as of the fourth quarter of 2016 with 11 units available for lease in the submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

The appraisal concluded to the following market rents per space type at the Olympic Tower Property, using 10 retail rent comparables.

Retail Lease Market Rent Conclusions(1)
645 Fifth Avenue Corner	Floor	Market Rent PSF	647 5th Avenue	Floor	Market Rent PSF
Armani Exchange	Basement	$200.00	Versace U.S.A., Inc.	Basement	$50.00
Armani Exchange	Grade	$3,500.00	Versace U.S.A., Inc.	Grade	$3,500.00
Armani Exchange	Second Floor	$200.00	Versace U.S.A., Inc.	Second	$350.00
645 Fifth Avenue Midblock	Floor	Market Rent PSF	Versace U.S.A., Inc.	Third	$200.00
H. Stern	Basement	$50.00	Versace U.S.A., Inc.	Fourth	$100.00
H. Stern	Grade	$3,500.00	Versace U.S.A., Inc.	Fifth	$100.00
H. Stern	Second Floor	$200.00	651 5th Avenue	Floor	Market Rent PSF
Longchamp USA, Inc.	Basement	$50.00	Cartier	Basement	$50.00
Longchamp USA, Inc.	Grade	$3,500.00	Cartier	Grade	$3,250.00
FURLA	Basement	$50.00	Cartier	Second	$200.00
FURLA	Grade	$3,500.00	Cartier	Third	$100.00
645 Fifth Avenue Side Street	Floor	Market Rent PSF	Cartier	Fourth	$70.00
J. Choo	Basement	$50.00	Cartier	Fifth	$70.00
J. Choo	Grade	$450.00	10 East 52nd Street	Floor	Market Rent PSF
J. Choo	Mezz	$250.00	Fig and Olive	Basement	$50.00
645 Fifth Avenue Atrium	Floor	Market Rent PSF	Fig and Olive	Grade	$200.00
Grano 52 - Cipriani	Grade	$45.00	Fig and Olive	Second	$75.00
ASO Public Benefit Foundation	Basement	$30.00
To-Be-Leased	Basement	$50.00	Storage Space		$30.00
645 Fifth Avenue 2nd Floor	Floor	Market Rent PSF
IGV	Second Floor	$100.00
To-Be-Leased	Second Floor	$100.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	Sponsor Year 1	U/W	U/W PSF
Total Minimum/Base Rent	$67,699,023	$76,002,330	$79,607,342	$84,491,650	$85,478,957	$162.70
Credit Step Rents(1)	0	0	0	0	2,682,845	5.11
Straight Line Rent Credit(2)	0	0	0	0	1,807,706	3.44
Value of Vacant Space(3)	0	0	0	0	290,095	0.55
Gross Potential Rent	$67,699,023	$76,002,330	$79,607,342	$84,491,650	$90,259,603	$171.80
Recoveries
CAM / Other	1,928,140	3,510,841	5,419,802	8,372,411	8,176,679	15.56
Total Recoveries	$1,928,140	$3,510,841	$5,419,802	$8,372,411	$8,176,679	$15.56
Miscellaneous Revenue	1,478,130	1,620,636	401,486	114,528	114,528	0.22
Total Other Income	$1,478,130	$1,620,636	$401,486	$114,528	$114,528	$0.22
Total Gross Income	$71,105,293	$81,133,807	$85,428,630	$92,978,589	$98,550,810	$187.58
Less: Vacancy(4)	0	0	0	(350,241)	(3,645,856)	(6.94)
Effective Gross Income	$71,105,293	$81,133,807	$85,428,630	$92,628,348	$94,904,955	$180.64
Total Expenses	21,121,302	23,050,850	24,792,052	27,463,894	26,624,023	50.68
Net Operating Income	$49,983,991	$58,082,957	$60,636,578	$65,164,454	$68,280,932	$129.97
Reserves for Replacements	0	0	0	0	131,343	0.25
Leasing Commissions	0	0	0	0	1,440,628	2.74
Tenant Improvements	0	0	0	0	572,266	1.09
Net Cash Flow	$49,983,991	$58,082,957	$60,636,578	$65,164,454	$66,136,694	$125.89
(1)	Net present value step rent credit for NBA Properties, Richemont and Cartier through the earlier of the lease expiration or loan maturity using a 7.0% discount rate.

(2)	Credit given to contractual rent steps through April 1, 2018 for all tenants.

(3)	Based on the weighted average of $85.00 PSF for vacant office space, $40.00 PSF for vacant second floor retail space and $10.00 PSF for vacant basement space.

(4)	Blend of 5.0% of the Gross Potential Revenue and Recoveries for office and 3.0% of the Gross Potential Revenue and Recoveries for retail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

Property Management. The Olympic Tower Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Olympic Tower Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender, and applied to all required payments and reserves as set forth in the Olympic Tower Whole Loan documents. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Olympic Tower Whole Loan documents. During the continuance of a Trigger Period, all excess cash will be retained in a lender account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Olympic Tower Whole Loan or under any mezzanine loan or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below), and end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or the applicable mezzanine lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Yield Trigger Period has ended.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on the Olympic Tower Whole Loan) is less than 6.842% or (b) the debt yield (on the Olympic Tower Whole Loan and mezzanine loan) falls below 5.200%, and will cease to exist if (i) the debt yield has achieved at least 6.842% (on the Olympic Tower Whole Loan) and (ii) the debt yield (on the Olympic Tower Whole Loan and mezzanine loan) has achieved at least 5.200% as of the last day of the calendar quarter.

Initial Reserves. At loan origination, the borrower deposited (i) $25,989,597 into a replacement reserve account for lobby renovations, (ii) $21,357,936 into a TI/LC reserve account for outstanding tenant allowances, (iii) $11,843,236 into a free rent reserve account, $7,030,771 of which relates to the largest tenant, NBA Properties, and $113,966 of which relates to the second largest tenant, Richemont, and the remaining portion of the reserve relates to two smaller tenants, Grano 52 and Longchamp, with free rent periods through July 2017 and June 2018 respectively, (iv) $2,154,345 into a ground rent reserve account (including $307,360, which is equal to the ground rent that was paid on May 1, 2017 and June 1, 2017) and (v) $298,431 into an insurance reserve account.

Ongoing Reserves. On each monthly payment date, the borrower is required to deposit an amount equal to the aggregate ground rent that will be payable under the ground leases for the month immediately following the month in which such monthly payment occurs into a ground rent reserve account.

Upon the occurrence of a Trigger Period, on a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12 of annual insurance premiums, (iii) $8,700 into the replacement reserve account, (iv) $65,253 into the TI/LC reserve account and (v) 1/12 of estimated common charges for the commercial condominium unit.

Current Mezzanine or Subordinate Indebtedness. The Olympic Tower Whole Loan includes the Subordinate Notes with an original principal balance of $149,000,000, which notes were contributed to the Olympic Tower 2017-OT mortgage trust. In addition, a $240,000,000 mezzanine loan was funded concurrently with the origination of the Olympic Tower Whole Loan to OT Real Estate Mezz A LLC, which mezzanine loan was subsequently sold to Teachers Insurance and Annuity Association of America (51.0% interest) and Mirae Asset Maps US Professional Investment Private Real Estate Investment Trust 10 (49.0% interest). The mezzanine loan is coterminous with the Olympic Tower Whole Loan and accrues interest at a fixed per annum rate equal to 5.0000%. An intercreditor agreement is in place with respect to the Olympic Tower Whole Loan and the related mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. The Olympic Tower Property is subject to a ground lease with Olympicgold, L.L.C. that commenced on September 30, 1975 and that expires on September 30, 2074 (the “Olympicgold Ground Lease”). Olympicgold, L.L.C., as the successor-in-interest under the Olympicgold Ground Lease to The Equitable Life Assurance Society of the United States, is the fee owner of substantially all of the land underlying the Olympic Tower Property. In addition, the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”) is the fee owner of a 2,211 sq. ft. parcel of land underlying a portion of the Olympic Tower Property (the “Pochari Parcel”). Olympicgold L.L.C. leases the Pochari Parcel from the Pochari Family pursuant to a ground lease (the “Pochari Ground Lease”), that commenced in January 1968 and expires on January 22, 2067. In connection with the origination of the Olympic Tower Whole Loan, the Pochari Family delivered an estoppel certificate to the lender pursuant to which the Pochari Family agreed that (i) the lender will have all rights, remedies, powers and privileges of a leasehold mortgagee under the Pochari Ground Lease and (ii) it will recognize the lender as a leasehold mortgagee with respect to all such rights, remedies, powers and privileges notwithstanding that the leasehold interest under the Pochari Ground Lease is not directly encumbered by the lender’s mortgage. Olympicgold, L.L.C. is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in connection with the borrower’s bankruptcy, the borrower’s default thereunder, or otherwise.) For additional information, see “The Borrower/Borrower Sponsors” above.

The Olympicgold Ground Lease rent is equal to $1.75 million per year, with no contractual increases or future resets. Rent under the Pochari Ground Lease term is currently equal to $94,160 and is subject to an annual cost of living increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

645, 647 & 651 Fifth Avenue and 10 East 52nd Street New York, NY 10022	Collateral Asset Summary – Loan No. 3 Olympic Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 32.2% 2.70x 11.2%

Upper West Side
Metropolitan Museum of Art
Natural History Museum
Upper East Side
West New York
Astoria
Central Park
Carnegie Hall
Long Island City
Times Square
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Jersey City
Financial District
BROOKLYN
Central Park Zoo
Central Park
Gapstow Bridge
The Pond
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
W 59TH STREET
E 59TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
E 45TH STREET
E 44TH STREET
E 43RD STREET
E 42ND STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY
Plaza Hotel
Apple
General Motors Bldg
Bloomingdale's
One Beacon Court
Bloomberg HQ
Solow Building
Carnegie Hall
Sony Building
Trump Tower
Museum of Modern Art (MOMA)
New York Hilton Hotel
1345 Sixth
Olympic Tower
645 Fifth Avenue (Olympic Tower)
647 Fifth Avenue (Versace)
651 Fifth Avenue (Cartier)
10 East 52nd Street (10 East 52nd Street)
New York, NY 10022
Calyon Building
CBS Building
666 Fifth
Seagram Bldg
Citigroup Center
399 Park
AXA Center
Equitable Life Assurance Society
Sperry Rand Building
350 Park
345 Park
Time & Life Building
Radio City Music Hall
International Building
Saint Patrick's Cathedral
RCA Building
ROCKEFELLER CENTER
Waldorf Astoria Hotel
1251 Sixth
745 Seventh
750 Seventh
McGraw-Hill Building
1250 Sixth
277 Park
JP Morgan Chase
245 Park
485 Park
380 Madison
Roosevelt Hotel
Helmsley Building
Park Ave Atrium
1166 Sixth
NY Marriott Marquis Hotel
PlayStation Theater
TIMES SQUARE
Met Life Building
US Post Office
Graybar Building
Grand Central Terminal
Grand Hyatt
Chrysler Bldg
425 Lexington
Bank of America Plaza
One Vanerbilt
Hippodrome Building
Grace Building
4 Times Square
Bank of America Tower
1133 Sixth
New York Public Library
Mobil Bldg
1095 Sixth
Morgan Stanley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Mortgage Loan Information
Loan Sellers(1):	JPMCB / GACC
Loan Purpose:	Refinance
Borrower Sponsor:	SCG Hotel Investors Holdings, L.P.
Borrowers(2):	Various
Original Balance(3):	$80,000,000
Cut-off Date Balance(3):	$80,000,000
% by Initial UPB:	7.1%
Interest Rate:	4.4860%
Payment Date:	1st of each month
First Payment Date:	July 1, 2017
Maturity Date:	June 1, 2027
Amortization:	Interest Only
Additional Debt(3)(4):	$497,270,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(5):	L(12), YM1(105), O(3)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	4.0% of gross revenues for the calendar month which occurred two months prior
Larkspur Landing Capital Work:	$6,385,000	$0
Capital Work:	$5,883,991	Springing
Ground Rent:	$0	Springing

Financial Information(7)
Cut-off Date Balance / Room:	$90,680
Balloon Balance / Room:	$90,680
Cut-off Date LTV:	60.4%
Balloon LTV:	60.4%
Underwritten NOI DSCR:	2.72x
Underwritten NCF DSCR:	2.72x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	12.4%
Underwritten NOI Debt Yield at Balloon:	12.4%
Underwritten NCF Debt Yield at Balloon:	12.4%

Property Information
Single Asset / Portfolio:	Portfolio of 65 properties
Property Type:	Hospitality
Collateral:	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	6,366
Property Management(8):	Various
Underwritten NOI:	$71,329,392
Underwritten NCF:	$71,329,392
Appraised Value(9):	$956,000,000
Appraisal Date:	April 23, 2017

Historical NOI
Most Recent NOI:	$72,574,924 (T-12 March 31, 2017)
2016 NOI:	$74,469,397 (December 31, 2016)
2015 NOI:	$74,006,639 (December 31, 2015)
2014 NOI:	$68,551,763 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	74.6% (March 31, 2017)
2016 Occupancy:	74.7% (December 31, 2016)
2015 Occupancy:	74.8% (December 31, 2015)
2014 Occupancy:	73.7% (December 31, 2014)

(1)	The SCG Hotel Portfolio Whole Loan was co-originated by JPMCB, Bank of America, N.A. (“BANA”), Barclays Bank PLC (“Barclays”) and Deutsche Bank AG, New York Branch (“DBNY”).

(2)	See the “The Borrowers / Borrower Sponsor” herein.

(3)	The SCG Hotel Portfolio Whole Loan is evidenced by 17 pari passu notes with an aggregate original principal balance of approximately $577.3 million. The controlling Note A-1 and non-controlling Note A-7, with an aggregate original principal balance of $80.0 million, will be included in the DBJPM 2017-C6 mortgage trust. The remaining notes, held by JPMCB, BANA, Barclays and DBNY with an aggregate original principal balance of approximately $497.3 million, are expected to be contributed to one or more future securitization trusts. For additional information on the pari passu companion loans, see “The Loan” herein.

(4)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(5)	Partial releases are permitted. See “Partial Releases” herein.

(6)	See “Initial Reserves” and “Ongoing Reserves” herein.

(7)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million SCG Hotel Portfolio Whole Loan.

(8)	Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.

(9)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV and Balloon LTV of 64.9%. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV and Balloon LTV of 65.3%.

Historical Occupancy, ADR, RevPAR(1)
Year	SCG Hotel Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%
(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

(3)	Competitive Set data for each individual property provided from a third party hospitality research report.

(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

The Loan. The Starwood Capital Group Hotel Portfolio loan (the “SCG Hotel Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States with an Original and Cut-off Date Balance of $80.0 million. The whole loan, with an aggregate original principal balance of $577,270,000 (the “SCG Hotel Portfolio Whole Loan”), was co-originated by JPMCB, DBNY, BANA and Barclays and is comprised of 17 pari passu notes, each as described below. The SCG Hotel Portfolio Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-7 with an aggregate original principal balance of $80.0 million, which will be included in the DBJPM 2017-C6 mortgage trust.

The relationship between the holders of the Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16 and Note A-17 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Starwood Capital Group Hotel Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes(1)
A-2, A-9, A-14	$91,817,500	$91,817,500	JPMCB	No
A-3, A-4	$131,817,500	$131,817,500	BANA	No
A-5, A-6, A-17	$131,817,500	$131,817,500	Barclays	No
A-8, A-10, A-11, A-12, A-13	$91,817,500	$91,817,500	DBNY	No
A-15, A-16	$50,000,000	$50,000,000	Starwood Mortgage Capital LLC	No
Total	$577,270,000	$577,270,000
(1)	The $40.0 million controlling Note A-1 is being contributed by JPMCB and the $40.0 million non-controlling Note A-7 is being contributed by GACC.

The SCG Hotel Portfolio Whole Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 4.4860% per annum. The SCG Hotel Portfolio Whole Loan proceeds were used to retire existing debt, inclusive of accrued interest and other fees, of approximately $425.0 million, fund reserves of approximately $12.3 million, pay closing costs of approximately $9.0 million and return approximately $131.0 million in equity to the borrowers. Based on the portfolio appraised value of $956.0 million the Cut-off Date LTV is 60.4%. The most recent prior financing of 52 of the 65 properties that comprise the SCG Hotel Portfolio were included in previous securitizations. See the “Annex A-1” to the Preliminary Prospectus for more information.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1%
			Closing Costs	8,975,399	1.6%
			Return of Equity	130,991,748	22.7%
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers consists of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. See the “Footnotes to Annex A-1” to the Preliminary Prospectus for more information.

The sponsor of the borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “SCG Hotel Portfolio Properties” or the “SCG Hotel Portfolio”). A summary of each individual portfolio property is provided below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center (4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000	603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.5%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000	379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport E.(5)	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000
(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The hotels range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the portfolio and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved the approximately $5.9 million in capital expenditures related to brand mandated property improvement plan. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the vast majority of the portfolio has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by property sub-type, the portfolio has outperformed across the limited service, extended stay and full service sectors.

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	32,572,979	45.7%	403,300,000	108,007	131.5%
Full Service	3	388	6.1%	3,678,146	5.2%	44,200,000	113,918	106.4%
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the property is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Source: Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

A summary of franchise agreement expirations during the term of the loan is provided below:

Franchise Expiration Rollover
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten new cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand with exceptionally high-quality product, which has developed tremendous guest loyalty since the brand’s inception in the late 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox / Cash Management” herein. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Flag Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3%
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8%
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2%
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2%
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrower obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 24, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

The Market. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report, and weighted based on total rooms. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 3/31/2017(1)	U/W	U/W per Room(2)
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.67

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
F&B Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Departmental Expenses	2,076,802	754,103	883,759	857,468	857,390	135
Departmental Expenses	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229

Departmental Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	$25,324
Operating Expenses	$56,768,412	$60,404,169	$61,876,151	$62,127,172	$62,263,971	$9,781
Gross Operating Profit	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	$15,544

Management Fee	$6,387,948	$6,809,293	$6,853,190	$6,818,728	$7,967,134	$1,252
Property Taxes	8,481,331	8,752,425	8,874,165	8,811,094	8,818,912	1,385
Property Insurance	1,772,892	1,800,134	1,821,444	1,812,439	1,809,568	284
Ground Lease Expense	261,733	287,860	284,102	292,098	292,098	46
Other Expenses	76,316	0	0	0	0	0
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Total Other Expenses	$24,960,579	$26,233,225	$26,589,396	$26,428,058	$27,620,544	$4,339
Net Operating Income	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovated the property, which is currently back online and in ramp up.

(2)	U/W per Room is based on a total of 6,366 rooms.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	12,107,023	17.0%	137,400,000	$140,061
TMI	9	666	10.5%	6,259,518	8.8%	87,600,000	$131,532
Schulte	6	692	10.9%	5,458,243	7.7%	69,700,000	$100,723
Pillar	2	168	2.6%	2,647,365	3.7%	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of in the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Lockbox / Cash Management. The SCG Hotel Portfolio Whole Loan is structured with a soft springing hard lockbox and springing cash management. At origination, the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the DSCR (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents, (iv) the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 1.75x or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the DSCR (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such DSCR threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the DSCR is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Initial Reserves. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital FF&E work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Ongoing Reserves. Upon the occurrence and during the continuance of a Trigger Period, on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined LTV ratio does not exceed 64.9%, (iii) the combined DSCR (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a DSCR of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

Partial Releases. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the mortgage loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a DSCR (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the DSCR in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the DSCR test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the property. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower may release the property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various	Collateral Asset Summary – Loan No. 4 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 60.4% 2.72x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Irving Langer; Barry J. Leon
Borrower:	Indigo Vineyards Owner LLC
Original Balance:	$68,110,000
Cut-off Date Balance:	$68,110,000
% by Initial UPB:	6.0%
Interest Rate:	4.7100%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$491,461	$98,292
Insurance:	$0	Springing
Replacement:	$0	$26,593
Required Repairs:	$40,000	NAP

Financial Information
Cut-off Date Balance / Unit:	$55,920
Balloon Balance / Unit:	$45,532
Cut-off Date LTV:	69.5%
Balloon LTV:	56.6%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.47x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	9.2%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	11.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Dallas, TX
Year Built / Renovated:	1983, 1984 / 2015
Total Units:	1,218
Property Management:	City Gate Property Group LLC
Underwritten NOI:	$6,553,067
Underwritten NCF:	$6,233,951
Appraised Value:	$98,000,000
Appraisal Date:	March 10, 2017

Historical NOI(2)
Most Recent NOI:	$6,244,940 (March 31, 2017)
2016 NOI:	$6,007,811 (December 31, 2016)
2015 NOI:	$4,159,963 (December 31, 2015)
2014 NOI:	$3,525,832 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	92.9% (March 22, 2017)
2016 Occupancy:	91.5% (December 31, 2016)
2015 Occupancy:	91.3% (December 31, 2015)
2014 Occupancy:	85.7% (December 31, 2014)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The borrower purchased the Vineyards at Forest Edge Property in December 2015 and subsequently hired City Gate Property Group LLC to manage the property. Since then, rental rates increased by $125 per unit on average, utility billing income increased and expenses decreased which resulted in an approximately 50.1% increase in NOI from 2015 to the trailing 12 months ending in March 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

The Loan. The Vineyards at Forest Edge loan (the “Vineyards at Forest Edge Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,218-unit multifamily property located in Dallas, Texas (the “Vineyards at Forest Edge Property”) with an Original and Cut-Off Date Balance of $68.11 million. The Vineyards at Forest Edge Loan has a 10-year term and amortizes on a 30-year schedule. The Vineyards at Forest Edge Loan accrues interest at a fixed rate equal to 4.7100%. Loan proceeds were used to refinance existing debt of approximately $39.1 million, fund a partnership buyout of approximately $10.9 million, fund approximately $0.5 million in upfront reserves, pay transaction costs of approximately $0.9 million and return approximately $16.7 million of equity to the borrower sponsor. Based on the “As is” appraised value of $98.0 million as of March 10, 2017, the Cut-off Date LTV is 69.5%. The most recent prior financing of the Vineyards at Forest Edge Property was included in the COMM 2014-CCRE17.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$68,110,000	100.0%	Loan Payoff	$39,081,011	57.4%
			Partnership Buyout	$10,928,723	16.0%
			Closing Costs	$906,645	1.3%
			Reserves	$531,461	0.8%
			Return of Equity	$16,662,161	24.5%
Total Sources	$68,110,000	100.0%	Total Uses	$68,110,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Indigo Vineyards Owner LLC, a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Irving Langer and Barry J. Leon, on a joint and several basis.

Irving Langer is the founder and President of Galil Management, a family-owned multifamily development and management company based in New York, New York. Founded in 1971, Galil Management has a current portfolio of approximately 9,000 apartment units. Prior to founding Galil Management, Mr. Langer was employed with Public Realty in Brooklyn. Mr. Langer currently owns 56 commercial properties, the majority of which are multifamily or mixed-use (multifamily and commercial). Mr. Langer is involved in a lawsuit regarding alleged violations of the New York Labor Law. For additional information, see “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Barry J. Leon has over 20 years of real estate experience, with a concentration on multifamily assets. He is a partner in the New York-based CPA firm Leon & Co, CPAs, PC. Mr. Leon currently owns 11 multifamily properties totaling 2,795 units, as well as four properties under development, six condo units in Brooklyn and two commercial properties totaling 46,350 sq. ft.

The Property. The Vineyards at Forest Edge Property is a 1,218-unit Class B garden-style multifamily property that is situated on 43.851 acres in Dallas, Texas. The Vineyards at Forest Edge Property was originally constructed as four separate apartment complexes – The Bend and The Run, each built in 1983, and The Bluffs and The Landing, which were built in 1984. The improvements consist of 131 buildings, comprised of 115 apartment buildings, one leasing office, two clubhouse buildings, one fitness center, eight laundry buildings and four boiler buildings. The Vineyards at Forest Edge Property amenities include nine swimming pools, one playground, BBQ areas, a dog park, four sport courts and controlled access gates. Surface parking is provided throughout the Vineyards at Forest Edge Property with a total of 1,999 spaces, which equates to approximately 1.64 spaces per unit.

The Vineyards at Forest Edge Property apartment buildings consist of 967,151 sq. ft. of net rentable area, resulting in an average unit size of 794 sq. ft. The Vineyards at Forest Edge Property’s unit mix includes 26 different one-, two- and three-bedroom floor plans. Unit interiors typically feature carpet in the living areas and ceramic tile and vinyl flooring in the bathrooms and kitchens. Kitchens are equipped with stainless steel sinks, composition board cabinets, and plastic laminate countertops, as well as a standard appliance package that includes an electric range/oven with vent hood, refrigerator and dishwasher. Unit amenities include kitchen pantries, ceiling fans, walk-in closets, and vaulted ceilings, sunroom, washer/dryer hookups and patio/balcony in select units.

Since acquiring the Vineyards at Forest Edge Property in December 2015, the borrower has invested approximately $1.5 million in capital improvements to the Vineyards at Forest Edge Property, which are detailed below. Additionally, the prior owner invested approximately $9.2 million in capital improvements to the Vineyards at Forest Edge Property between 2010 and March 2015. The prior owner’s renovations included interior improvements of approximately $4.3 million, roof replacement of approximately $1.75 million, exterior painting of $667,276, other exterior improvements of approximately $1.54 million, common area renovations of $558,719, and other miscellaneous items of $376,540. According to the borrower sponsors, with respect to unit interiors, 373 units, approximately 30.6% of the units, have received some form of renovation over the past few years. Over 100 units have been fully renovated by the borrower, and the previous owner renovated approximately 120 units. Additionally, 141 units have been partially renovated as units turned over. A full renovation consists of new appliances, faux-wood vinyl flooring, and upgraded fixtures. As of March 22, 2017, 232 units have been fully renovated and 141 units have been partially renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

Historical Capital Expenditures
Description	Total
Landscape & Irrigation	$59,426
HVAC	$69,504
Unit Interiors	$1,092,135
Exterior Building Improvements	$99,732
Boiler Repair / Replacement	$19,324
Signage	$24,977
Fitness Center	$27,097
Gates	$33,075
General Plumbing Replacement	$10,251
Life Safety	$19,341
Other Misc. Improvements	$87,736
Total	$1,542,598

Environmental Matters. The Phase I environmental reports dated March 16, 2017 recommended no further action at the Vineyards at Forest Edge Property.

The Market. The Vineyards at Forest Edge Property is located in the northeast portion of Dallas, Texas within the larger Dallas / Fort Worth Core Based Statistical Area (the “Dallas/Fort Worth CBSA”). The Dallas/Fort Worth CBSA is one of the largest CBSA’s in the United States with approximately 7.06 million residents as of 2016, according to an industry report, indicating an annual growth rate of 1.59% since 2010. Major industries in the Dallas/Fort Worth CBSA include trade, transportation and utilities, manufacturing, aviation and aerospace, education and healthcare. Moreover, the Dallas/Fort Worth CBSA serves as the corporate headquarters for 17 of the Fortune 500 and 35 Fortune 1000 companies. In 2016, the estimated median household income for the Dallas/Fort Worth CBSA was $60,841, greater than median household income for the state of Texas of $54,075.

The Vineyards at Forest Edge Property is located approximately 10 miles from the Dallas central business district and is bounded by Main Street / Belt Line Road to the north, East Northwest Highway to the south, Jupiter Road to the east, and US Highway 75 to the west. The Vineyards at Forest Edge Property’s neighborhood is approximately 85% to 90% built-up, predominately with mixed use commercial, office, industrial and residential developments. The neighborhood is located in close proximity to the city of Richardson and the Telecom Corridor, an approximately 30-mile area with a concentration of high-tech office and industrial developments. Major developments in the Telecom Corridor include the Texas Instruments campus, Blue Cross Blue Shield’s headquarters, a 5000-employee campus for AT&T and Medical City Dallas, a state-of-the-art medical facility with a medical team of more than 1,150 physicians offering more than 95 specialties.

Access to the Vineyards at Forest Edge Property’s neighborhood is provided via LBJ Freeway (I-635) and US Highway 745 (North Central Expressway) which provide access to the Dallas central business district to the south, Oklahoma to the north, and the outer lying suburbs of Dallas to the east and west. The DART Blue Line, a light rail system operated by the Dallas Area Rapid Transit, also runs through the neighborhood providing access to downtown Dallas. The LBJ/Skillman DART Station is located one mile southeast of the Property. The DART bus system also serves the neighborhood, with a bus stop located adjacent to the Vineyards at Forest Edge Property to the east along Audelia Road at Forest Road.

The appraiser identified five comparable properties to the Vineyards at Forest Edge Property. The comparable properties’ occupancy levels ranged from 94.0% to 99.0%, with a weighted average of 96.0%. Asking monthly rental rates range from $1.09 PSF to $1.22 PSF with a weighted average of $1.16 PSF. The comparable properties are detailed below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

Competitive Set(1)
Property	Year Built	# of Units	Average Unit Size (Sq. Ft.)	Occupancy	Average Monthly Rental Rate	Average Monthly Rental Rate PSF

Vineyards at Forest Edge	1983, 1984	1,218	794(2)	93%(2)	$918	$1.16
Forest Cove I & II	1978	456	712	99%	$802	$1.13
Sienna Creek	1980	152	838	97%	$918	$1.09
Riviera	1980	244	794	95%	$887	$1.12
Solaris	1983	430	743	95%	$905	$1.22
The Lex	1982	144	826	94%	$987	$1.20
Total / Wtd. Avg.(3)		1,426	760	96%	$879	$1.16
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 22, 2017.

(3)	Total / Wtd. Avg. does not include the Vineyards at Forest Edge Property.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 March 2017	U/W	U/W per Unit
Gross Potential Rent	$9,402,959	$9,695,291	$11,009,216	$11,456,254	$12,036,465	$9,882
Total Other Income	1,080,621	1,280,421	1,566,102	1,784,908	1,705,781	1,400
Less: Vacancy, Bad Debt & Concessions(2)	(1,652,837)	(1,068,898)	(1,352,745)	(1,513,593)	(1,660,124)	(1,363)
Effective Gross Income	$8,830,743	$9,906,814	$11,222,573	$11,727,569	$12,082,122	$9,920
Total Operating Expenses	5,304,911	5,746,851	5,214,762	5,482,629	5,529,054	4,539
Net Operating Income	$3,525,832	$4,159,963	$6,007,811	$6,244,940	$6,553,067	$5,380
Capital Expenditures	1,938,052	1,096,423	1,476,409	1,237,610	319,116	262
Net Cash Flow	$1,587,780	$3,063,540	$4,531,402	$5,007,330	$6,233,951	$5,118

(1)	The borrower purchased the Vineyards at Forest Edge Property in December 2015 and subsequently hired City Gate Property Group LLC to manage the property. Since then, rental rates increased by $125 per unit on average, utility billing income increased and expenses decreased which resulted in an approximately 50.1% increase in NOI from 2015 to the trailing 12 months ending in March 2017.

(2)	U/W Vacancy, Bad Debt & Concessions collectively represent 13.8% of U/W Gross Potential Rent. U/W Vacancy represents actual economic vacancy per the underwritten rent roll dated March 31, 2017. U/W Bad Debt is based on trailing 12 months ending March 2017 collection loss. U/W Concessions are consistent with actual trailing six-month concessions at the Vineyards at Forest Edge Property.

Property Management. The Vineyards at Forest Edge Property is managed by City Gate Property Group LLC (“City Gate”). City Gate, founded in 2014, is a Dallas-based property manager that provides full-service residential property management. City Gate’s principals have experience in multifamily property management, asset management, development, acquisitions and dispositions. As of May 2017, City Gate manages a portfolio of 44 properties, the majority of which are located in the greater Dallas/Fort Worth market.

Lockbox / Cash Management. The Vineyards at Forest Edge Loan is structured with a soft lockbox and springing cash management. All rents and other gross revenue from the Vineyards at Forest Edge Properties are required to be deposited by the borrowers or property manager into a clearing account within two business days of receipt. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the debt service coverage ratio being less than 1.15x. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default, if applicable and with regard to clause (ii), upon the debt service coverage ratio equaling or exceeding 1.20x for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrower deposited (i) $491,461 into a tax reserve account and (ii) $40,000 into a required repairs reserve account, which represents approximately 125.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $98,292, into a tax reserve account, (ii) $26,593 ($262 per unit annually) into a capital expenditure account and (iii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

9669 Forest Lane Dallas, TX 75243	Collateral Asset Summary – Loan No. 5 Vineyards at Forest Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,110,000 69.5% 1.47x 9.6%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Vineyards at Forest Edge
9669 Forest Lane
Dallas, TX 75243
Plano
Addison
Richardson
Farmers Branch
Garland
University Park
Dallas
Oak Cliff
ADDISON AIRPORT
DALLAS LOVE FIELD AIRPORT
Preston Park Village
The Medical Center Of Plano
Baylor Scott & White Medical Center - Plano
Collin Creek Mall
University Of Texas At Dallas
Pavilion North Shopping Center
Richardson Plaza
Methodist Campus for Continuing Care
The Shops at Promenade
Spring Creek Village
Dal-Rich Towne Square
Richland Village
Richardson Square
Richland College
Forest Audelia Village
Brookhaven College
Galleria Dallas
Valley View Center
Dallas Medical Center
Medical City Children's Hospital
Webb Chapel Village
NORTH DALLAS
LAKE HIGHLANDS
Preston Oaks Shopping Center
PRESTON HOLLOW
Texas Health Presbyterian Hospital Dallas
NORTHWEST DALLAS
Northpark Center
Timber Creek Crossing
Medallion Center
BLUFFVIEW
Southern Methodist University
White Rock Town Center
Casa Linda Plaza
Dallas Arboretum And Botanical Garden
Ut Southwestern Medical Center
Dallas Market Center
UPTOWN
KNOX / HENDERSON
Eastfield College
Town East Mall
DESIGN DISTRICT
American Airlines Center
Baylor University Medical Center
WEST DALLAS
Kay Bailey Hutchison Convention Center
CBD
Cotton Bowl Stadium
Starplex Pavilion
CEDARS
KESSLER
Methodist Dallas Medical Center
Firewheel Town Center
Allen
Flower Mound
Lewisville
Hebron
Carrollton
Watauga
Fort Worth
Irving
Arlington
Grand Prairie
Oak Cliff
Duncanville
Mansfield
Lancaster

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Blackstone Property Partners Lower Fund 1 L.P.
Borrower:	BPP 211 Main Owner LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.3%
Interest Rate:	3.5547%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$110,219,000 Pari Passu Debt; $25,000,000 Subordinate Secured Debt;
Call Protection(3):	YM1(26), DorYM1(51), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
	Senior Notes(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$408	$468
Balloon Balance / Sq. Ft.:	$408	$468
Cut-off Date LTV:	57.9%	66.4%
Balloon LTV:	57.9%	66.4%
Underwritten NOI DSCR:	2.51x	2.08x
Underwritten NCF DSCR:	2.49x	2.07x
Underwritten NOI Debt Yield:	9.0%	7.9%
Underwritten NCF Debt Yield:	9.0%	7.8%
Underwritten NOI Debt Yield at Balloon:	9.0%	7.9%
Underwritten NCF Debt Yield at Balloon:	9.0%	7.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1973 / 1998
Total Sq. Ft.:	417,266
Property Management:	Equity Office Management, L.L.C.
Underwritten NOI(7):	$15,373,221
Underwritten NCF:	$15,289,768
Appraised Value:	$294,000,000
Appraisal Date:	March 13, 2017

Historical NOI
Most Recent NOI(7):	$9,770,862 (December 31, 2016)
2015 NOI:	$9,822,319 (December 31, 2015)
2014 NOI:	$9,753,604 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	100.0% (June 6, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $60.0 million represents the senior non-controlling Note A-2 which, together with the remaining pari passu Senior Notes for an aggregate original principal balance of $170.219 million and the B Notes with an original principal balance of $25.0 million, comprises the 211 Main Street Whole Loan with an aggregate original principal balance of $195.219 million. For additional information regarding the pari passu Senior Notes and B Note, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The borrower has the option to prepay the 211 Main Street Whole Loan in whole or in part at any time during the term of the loan with the payment of a yield maintenance premium, if such prepayment occurs prior to the open period. Defeasance of the 211 Main Street Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the final REMIC trust that holds any Senior Note evidencing the 211 Main Street Whole Loan or (ii) the third anniversary of the first payment date. The assumed defeasance lockout period of 26 payments is based on the expected closing date of the DBJPM 2017-C6 Trust in June 2017. The actual defeasance lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $170.219 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 211 Main Street Whole Loan, which has an aggregate principal balance of $195.219 million, and includes the B Notes that have an aggregate principal balance of a $25.0 million.

(7)	The increase in Underwritten NOI from Most Recent NOI is driven by a straight line average of Charles Schwab’s future rent inclusive of rent steps over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, beginning in May 2018 through April 2028, is required to pay contractual base rent of $37.78 PSF with 3.0% annual increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration

Charles Schwab(3)	A/A2/A	417,266	100.0%	$38.25	100.0%	4/30/2028
Total / Wtd. Avg.		417,266	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

(3)	U/W Base Rent PSF represents the straight line average of Charles Schwab’s rent steps over the course of the loan term. The initial rent under the extension term starting in May 2018 is $37.78 PSF, and the rent under the current term is $23.40 PSF.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	417,266	100.0%	417,266	100.0%	$38.25	100.0%	100.0%
Vacant	NAP	0	0.0%	417,266	100.0%	NAP	NAP
Total / Wtd. Avg.	1	417,266	100.0%			$38.25	100.0%

(1)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

The Loan. The 211 Main Street loan (the “211 Main Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 17-story Class A office building consisting of 417,266 sq. ft. and located at 211 Main Street in San Francisco, California (the “211 Main Street Property”). The 211 Main Street Loan is evidenced by the non-controlling Note A-2 and has an original principal balance of $60.0 million. The 211 Main Street Loan is part of a $195.219 million whole loan that is evidenced by six promissory notes: three senior pari passu notes with an aggregate original principal balance of $170.219 million (the “Senior Notes”) and three B Notes with an aggregate original principal balance of $25.0 million (the “B Notes” and, together with the Senior Notes, the “211 Main Street Whole Loan”). Only the 211 Main Street Loan will be included in the DBJPM 2017-C6 mortgage trust. One of the Senior Notes with an aggregate original principal balance of $65.219 million is expected to be contributed to the JPMCC 2017-JP6 mortgage trust. The remaining Senior Note with an original principal balance of $45.0 million is held by JPMCB or an affiliate and is expected to be contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the B Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–Whole Loans–The 211 Main Street Whole Loan” in the Preliminary Prospectus

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	JPMCB	No
A-2	$60,000,000	$60,000,000	DBJPM 2017-C6	No(1)
A-3	$65,219,000	$65,219,000	JPMCC 2017-JP6	No
B-1, B-2, B-3	$25,000,000	$25,000,000	Apollo(2)	Yes(3)
Total	$195,219,000	$195,219,000
(1)	The 211 Main Street Whole Loan will be serviced pursuant to the DBJPM 2017-C6 PSA.

(2)	The B-Notes are held by Athene Annuity and Life Company, Athene Annuity and Life Company and American Equity Investment Life Insurance Company.

(3)	Note B-1 is the controlling note with respect to the 211 Main Street Whole Loan.

The 211 Main Street Loan has a seven-year term and pays interest only for the term of the loan. The 211 Main Street Loan accrues interest at a fixed rate equal to 3.55470% and has a Cut-off Date Balance of $60.0 million. The 211 Main Street Whole Loan proceeds, in addition to approximately $107.1 million of cash equity from the borrower sponsor, were used to purchase the 211 Main Street Property for approximately $292.9 million and pay closing costs of approximately $9.4 million. Based on the appraised value of $294.0 million as of March 13, 2017, the Cut-off Date LTV for the Senior Notes is 57.9%. Additionally, the appraisal concluded a “Go Dark Value” of $197.0 million, which assumes the 211 Main Street Property is 100.0% vacant and factors in market rent, downtime, expenses and lease-up costs. The most recent prior financing of the 211 Main Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$195,219,000	64.6%	Purchase Price	$292,881,810	96.9%
Borrower Sponsor Equity	$107,062,820	35.4%	Closing Costs	$9,400,010	3.1%

Total Sources	$302,281,820	100.0%	Total Uses	$302,281,820	100.0%

The Borrower / Borrower Sponsor. The borrower, BPP 211 Main Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Blackstone Property Partners Lower Fund 1 L.P., an affiliate of The Blackstone Group L.P. (“Blackstone”). The liability of the guarantor under the full recourse carve-out provisions in the loan documents is capped at 15% of the then current outstanding principal balance of the 211 Main Street Whole Loan plus enforcement costs in accordance with enforcing of the guaranty. Additionally, the guarantor is not a party to the environmental indemnity agreement. The borrower obtained an environmental insurance policy meeting the requirements of the 211 Main Street Whole Loan documents, which, among other things, has a term expiring on March 28, 2026 and includes policy limits of $5.0 million for each pollution condition and $5.0 million in the aggregate, with a $50,000 deductible.

In addition to the standard nonrecourse carve-out guaranties, the guarantor delivered a guaranty which guarantees, up to a cap of $12,191,209, among other things, the borrower’s outstanding TI/LC allowances under the Charles Schwab lease as of the origination date (as described under “The Property”). For additional information, see “Initial Reserves” below.

Blackstone is a global alternative asset manager, with total assets under management of approximately $366.6 billion as of December 31, 2016. Specifically, Blackstone’s real estate group, founded in 1991, is a large real estate investment manager, with approximately $102.0 billion of total assets under management as of December 31, 2016. Blackstone was founded in 1985 by Stephen Schwarzman and Peter Peterson and has grown to employ over 2,200 employees across 30 cities around the world.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

The Property. The 211 Main Street Property is a 17-story, 417,266 sq. ft., Class A office building located at the southeast intersection of Main Street and Spear Street in San Francisco, California. The property features views of downtown San Francisco and the San Francisco – Oakland Bay Bridge, as well as a penthouse boardroom, executive level offices on the top three floors, a full kitchen, cafeteria and dining hall on the ninth floor, a large ground floor conference room and an auditorium. Additionally, the property features an on-site parking garage with 42 parking spaces resulting in a parking ratio of approximately 0.10 spaces per 1,000 sq. ft. of net rentable area.

The 211 Main Street Property was originally constructed in 1973 and most recently renovated in 1998 and since 2009 has served as the global headquarters of Charles Schwab & Co., Inc. (“Charles Schwab”). The 211 Main Street Property is located in the South Financial District office submarket and features access to major public transportation lines, including the Embarcadero BART train station, which is located two blocks northwest. Additionally, the 211 Main Street Property is within walking distance of certain San Francisco destinations including the Union Square shopping district, Treasure Island, Westfield San Francisco Centre shopping mall, Rincon Park, several notable museums and AT&T Park, home of the San Francisco Giants major league baseball team.

The 211 Main Street Property is expected to benefit from the completion of the Transbay Transit Center, a mass-transit hub that is expected to connect eight Bay Area counties through 11 transportation systems including the BART, AC Transit, Amtrak, Caltrain and California’s planned high speed rail system. According to the Transbay Joint Powers Authority, the larger development, which is located approximately 0.5 miles northeast of the 211 Main Street Property, is expected to include 4,400 residential units, approximately 100,000 sq. ft. of new retail space and an approximately 1.4 million sq. ft. office tower. The project is also expected to feature City Park, a 5.4-acre rooftop public park with a variety of activities and amenities including an open area amphitheater, gardens, open grass areas and restaurant and café. The Transbay Transit Center consists of two primary components, with the first phase expected to be completed in the fall of 2017. The first phase will include construction of the above-ground portion of the new Transit Center, the below-grade rail levels and the bus ramp connecting the Transit Center to the San Francisco – Oakland Bay Bridge. A timeline has not been provided yet for the construction of phase two, which includes the downtown rail extension.

Since 1998, Charles Schwab has invested approximately $25.0 million in capital improvements into the 211 Main Street Property in an effort to modernize and upgrade building attributes. Major renovations have included the renovation of the second and third floors to trading floors, construction of an auditorium, penthouse expansion, lobby renovation and general updates to the building mechanics. As part of the October 2016 renewal, the lease includes a provision that requires approximately $18.2 million in additional capital improvements to be invested in the property, of which approximately $6.0 million is required to be paid for Charles Schwab and approximately $12.2 million is required to be paid for by the borrower. At origination, the borrower sponsor provided a guaranty for all outstanding tenant improvement obligations.

As of June 6, 2017, the 211 Main Street Property is 100.0% occupied by Charles Schwab (A/A2/A by Fitch/Moody’s/S&P) through April 30, 2028.

Environmental Matters. The Phase I environmental report dated February 24, 2017 recommended no further action at the 211 Main Street Property.

Major Tenant.

Charles Schwab (417,266 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; A/A2/A by Fitch/Moody’s/S&P) Charles Schwab, an American bank and brokerage firm, operates over 335 branches in 46 states across the United States. The company and its subsidiaries specialize in wealth management, securities brokerage, banking, asset management, custody and financial advisory services. The company was founded in 1971 by Charles S. Schwab and the 211 Main Street Property has served as its global headquarters since 2009.

Charles Schwab has occupied the 211 Main Street Property since 1998. Charles Schwab most recently renewed its lease in October 2016 for an extension term starting in May 2018 for a 10-year period through April 2028. Charles Schwab’s lease contains two consecutive options to extend the lease for the entire premises, with different extension periods applying to different floors, ranging from five years to 14 years when fully exercised. Additionally, the lease contains two partial extension options ranging from seven-year to 14-year periods, contingent on how many floors Charles Schwab elects to renew.

The Market. The 211 Main Street Property is located in the central business district of San Francisco, California, in the South Financial District office submarket within the greater San Francisco – Redwood City – South San Francisco market and the South Financial District submarket consists of the area bounded by Market Street and Interstate Highway 80 between 3rd Street and The Embarcadero. Additionally, according to a market data provider, the San Francisco Class A office market is comprised of 43 submarkets and totals approximately 78.1 million sq. ft. across 308 properties. Additionally, there were 14 buildings representing approximately 5.2 million sq. ft. of office space under construction as of the fourth quarter of 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

According to a market data provider, the San Francisco Class A overall office market features a vacancy rate of 7.5% as of the fourth quarter of 2016, which is slightly improved over the Class A office market vacancy rate of 7.9% as of the fourth quarter of 2015. Overall Class A office market asking rents were $59.31 PSF as of the fourth quarter of 2016, improving from $54.68 PSF as of the fourth quarter of 2015. The Class A office market has improved since 2010, when vacancy was approximately 14.5% and asking rents were approximately $31.38 PSF. Additionally, according to a market data provider, as of the fourth quarter of 2016, the South Financial District Class A office submarket consisted of 50 buildings totaling approximately 21.5 million sq. ft. of office space with an overall vacancy rate of 5.4% and average rents of $60.90 PSF.

The appraiser identified seven comparable office leases in the San Francisco market that range in size from approximately 25,524 to 91,950 sq. ft. and exhibit a rental range of $60.00 PSF to $70.00 PSF, with a weighted average of approximately $66.37 PSF. The comparable leases identified by the appraisal area all on a modified gross basis. Per Charles Schwab’s recently executed 10-year lease extension, Charles Schwab is required to pay $37.38 PSF on a triple-net basis beginning in May 2018. The appraiser adjusted the rent to a modified gross basis to conform to market convention and has adjusted the Charles Schwab rent to $63.65 PSF, which is in-line with the comparable modified gross office leases identified by the appraiser.

Office Market Rents
Type	Average Floorplate (Sq. Ft.)(1)	Market Rent PSF(1)	In Place Annual Gross Rent PSF	% Above (Below) Market
Floors 2-6	110,781	$60.00	$46.95	(21.8)%
Floors 7-11	110,703	$64.00	$46.95	(26.6)%
Floors 12-17	135,034	$68.00	$46.95	(31.0)%
Penthouse	2,911	$74.00	$46.95	(36.6)%
Retail	15,157	$60.00	$50.81	(15.3)%
Total / Wtd. Avg.	374,586	$64.17	$47.11	(26.4)%
(1) Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	U/W	U/W PSF
Base Rent(1)	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25
Total Recoveries	2,140,357	2,210,209	2,231,186	4,350,681	10.43
Total Other Income	0	0	0	0	0.00
Less: Vacancy	0	0	0	(406,256)	(0.97)
Effective Gross Income	$11,835,263	$11,986,057	$12,007,034	$19,906,520	$47.71
Total Operating Expenses	2,081,659	2,163,738	2,236,172	4,533,300	10.86
Net Operating Income	$9,753,604	$9,822,319	$9,770,862	$15,373,221	$36.84
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	83,453	0.20
Net Cash Flow	$9,753,604	$9,822,319	$9,770,862	$15,289,768	$36.64
(1)	U/W Base Rent represents the straight-line average of future contractual step bumps for Charles Schwab over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, starting in May 2018 through the lease expiration in April 2028, is required to pay base rent at a rate of $37.78 PSF with 3.0% annual increases. The rent under the current term is $23.40 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

Property Management. The 211 Main Street Property is managed by Equity Office Management, L.L.C., an affiliate of the borrower sponsor.

Lockbox / Cash Management. The 211 Main Street Whole Loan is structured with a hard lockbox and springing cash management account. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Trap Event (as defined below) is continuing, in which event such funds are required to be swept not less than twice per week into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

During a Cash Trap Event, so long as no event of default has occurred and is continuing and no bankruptcy or insolvency action of the borrower has occurred, the lender is required, upon the written request of the borrower to disburse within three business days (and not more frequently than weekly) excess cash flow from the excess cash flow reserve subaccount to pay costs and expenses in connection with the ownership, management and/or operation of the property, including, without limitation: (i) operating expenses; (ii) emergency repairs and / or life safety repairs; (iii) capital expenditures; (iv) replacements; (v) fees and costs associated with the 211 Main Street Whole Loan and legal expenses (other than legal expenses arising in connection with the enforcement of the borrower’s rights under the 211 Main Street Whole Loan documents or any defense of any enforcement by the lender of its rights); (vi) audit, tax and accounting expenses (up to a maximum amount of $250,000); (vii) debt service shortfalls; (viii) leasing costs; (ix) voluntary prepayments of the 211 Main Street Whole Loan in the amount necessary to achieve a Debt Yield Cure (as defined below); (x) shortfalls in any restoration of the property after a casualty or condemnation; (xi) shortfalls in any reserves; (xii) marketing costs for vacant space at the property; (xiii) distributions to any real estate investment trust that is affiliated with the guarantor and owns a direct or indirect equity interest in the borrower (subject to a maximum amount of $40,000 annually); and (xiv) such other items as reasonably approved by the lender. In addition, notwithstanding anything else to the contrary in the 211 Main Street Whole Loan documents or the existence of an event of default under the 211 Main Street Whole Loan documents, prior to the occurrence of (a) the initiation of (1) judicial or non-judicial foreclosure proceedings, (2) proceedings for the appointment of a receiver or (3) similar remedies permitted by the 211 Main Street Whole Loan documents relating to all or a material portion of the property or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies, the lender is required to apply amounts on deposit in the cash management account to the payment of taxes and insurance premiums.

A “Cash Trap Event” means the occurrence of (i) an event of default or (ii) the date on which the debt yield (as calculated in the 211 Main Street Whole Loan documents) falls below (a) 4.50% on any date prior to June 30, 2018 or (b) 7.00% on any date on or after July 1, 2018, in each case for the calendar quarter immediately preceding the date of determination and based on the trailing 12 month period immediately preceding such date.

The 211 Main Street Whole Loan provides that the borrower may cure a Cash Trap Event by the following: if the Cash Trap Event has occurred (i) solely as a result of an event of default, the lender has accepted a cure by the borrower of such event of default or (ii) solely as a result of either (a) or (b) of clause (ii) above, the achievement of a Debt Yield Cure.

A “Debt Yield Cure” means no event of default is continuing under the 211 Main Street Whole Loan documents and either (i) the achievement of a debt yield that is not less than 4.50% on any date prior to June 30, 2018 or 7.00% on any date on or after July 1, 2018, in each case for one calendar quarter immediately preceding the date of determination based on the trailing 12 month period, or (ii) the borrower making, in its sole discretion, voluntary prepayments in accordance with the loan documents in an amount necessary to achieve the required debt yield provided in clause (i).

Initial Reserves. At loan origination, the borrower was not required to deposit into escrow any reserves. The guarantor delivered a guaranty which (i) guarantees the borrower’s outstanding TI/LC allowances under the Charles Schwab lease as of the origination date and (ii) requires the guarantor to deposit with the lender any such amounts that remain outstanding upon the consummation of any remedial or enforcement action by the lender or transfer as the result of the exercise of the lender’s remedies. The guaranty is subject to a cap of approximately $12,191,209, which cap is required to be decreased on a dollar-for-dollar basis by any amounts on deposit in the excess cash flow account as of the date of determination (and during the continuance of an event of default, the date of determination is required to be the date that is immediately prior to the event of default).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

Ongoing Reserves. The requirement for the borrower to make deposits to the real estate tax escrow on a monthly basis is waived so long as no Cash Trap Event has occurred and is continuing. In addition, to the extent the borrower provides invoices or other evidence of payment that property taxes have been paid by Charles Schwab under its lease, the monthly deposit is required to be reduced on a dollar-for-dollar basis by such amounts paid. The requirement for the borrower to make deposits into the insurance escrow on a monthly basis is waived so long as (i) no Cash Trap Event has occurred and is continuing or (ii) no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents. The requirement for the borrower to make deposits into the tenant improvement and leasing commission reserve on a monthly basis is waived so long as no Cash Trap Event (as defined above) has occurred and is continuing. The requirement for the borrower to make deposits into the replacement reserve on a monthly basis is waived so long as no Cash Trap Event has occurred and is continuing.

During the continuance of a Cash Trap Event, on a monthly basis the borrower is required to deposit reserves of (i) 1/12 of the estimated annual taxes into the tax reserve account, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums into the insurance reserve account, (iii) $52,158 into the TI/LC reserve account, which is subject to a cap of $1,251,798 (approximately $3.00 PSF) and (iv) $7,650 into the replacement reserve account, which is subject to a cap of $183,597 (approximately $0.44 PSF).

Current Mezzanine or Subordinate Indebtedness. The 211 Main Street Whole Loan includes three subordinate B Notes with an aggregate original principal balance of $25.0 million that are coterminous with the 211 Main Street Loan and accrue interest at a rate of 4.900%. The B Notes have been sold to affiliates of Apollo.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

211 Main Street

Floor					
17	charles SCHWAB 22,824 SF Exp. 4/2028	charles SCHWAB 2,911 SF Exp. 4/2028			
16	charles SCHWAB 22,442 SF Exp. 4/2028				
15	charles SCHWAB 22,442 SF Exp. 4/2028				
14	charles SCHWAB 22,442 SF Exp. 4/2028				
13	charles SCHWAB 22,442 SF Exp. 4/2028				
12	charles SCHWAB 22,442 SF Exp. 4/2028				
11	charles SCHWAB 21,956 SF Exp. 4/2028				
10	charles SCHWAB 22,150 SF Exp. 4/2028				
9	charles SCHWAB 22,197 SF Exp. 4/2028				
8	charles SCHWAB 22,200 SF Exp. 4/2028				
7	charles SCHWAB 22,200 SF Exp. 4/2028				
6	charles SCHWAB 22,200 SF Exp. 4/2028				
5	charles SCHWAB 22,131 SF Exp. 4/2028				
4	charles SCHWAB 22,131 SF Exp. 4/2028				
3	charles SCHWAB 22,131 SF Exp. 4/2028				
2	charles SCHWAB 22,188 SF Exp. 4/2028				
1	charles SCHWAB (Crossover Space) 16,947 SF Exp. 4/2028	charles SCHWAB (Flower Shop) 609 SF Exp. 4/2028	charles SCHWAB (Shower Space) 861 SF Exp. 4/2028	charles SCHWAB (Chase Space) 68 SF Exp. 4/2028	charles SCHWAB 13,619 SF Exp. 4/2028
LL	Parking 21,072 SF	Parking 1,742 SF	Storage 1,423 SF	Maintenance Shop 1,496 SF	

Building | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

211 Main Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 6 211 Main Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.9% 2.49x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Wildenstein & Co. Inc.
Borrower:	740 Madison SPE LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	4.4%
Interest Rate:	4.0000%
Payment Date:	1st of each month
First Payment Date:	June 1, 2017
Maturity Date:	May 1, 2029
Anticipated Repayment Date(2):	May 1, 2027
Amortization:	Interest Only, ARD
Additional Debt(1):	$40,000,000 Pari Passu Debt
Call Protection(3):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$2,595,218	Springing
Insurance:	$0	Springing
Replacement:	$0	$0
TI/LC:	$0	$0
Debt Service:	$5,190,000	$0
Rent Credit:	$2,000,000	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$2,713
Balloon Balance / Sq. Ft.(5):	$2,713
Cut-off Date LTV(6):	60.0%
Balloon LTV(5)(6):	60.0%
Underwritten NOI DSCR:	1.96x
Underwritten NCF DSCR:	1.96x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon(5):	8.0%
Underwritten NCF Debt Yield at Balloon(5):	8.0%
(1)	The 740 Madison Whole Loan is evidenced by two pari passu notes with an aggregate original principal balance of $90.0 million. The controlling Note A-2 with an original principal balance of $50.0 million will be included in the DBJPM 2017-C6 mortgage trust. The pari passu companion loan is comprised of the non-controlling Note A-1 with an original principal balance of $40.0 million, which is expected to be included in the JPMCC 2017-JP6 mortgage trust. For additional information on the pari passu companion loan, see “The Loan” herein.

(2)	If the 740 Madison Whole Loan is not paid in full by the Anticipated Repayment Date, the interest rate will increase to the Adjusted Interest Rate. See “Anticipated Repayment Date” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $90.0 million 740 Madison Whole Loan.

(5)	The Balloon Balance / Sq. Ft., Balloon LTV, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon calculations are based on the Anticipated Repayment Date.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(7):	Single Tenant Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1920 / 2017
Total Sq. Ft.(7):	33,176
Property Management:	Wildenstein & Co Inc.
Underwritten NOI(8):	$7,169,038
Underwritten NCF:	$7,164,062
“As is” Appraised Value(6):	$150,000,000
“As is” Appraisal Date(6):	March 13, 2017
“As Complete” Appraised Value(6):	$160,000,000
“As Complete” Appraisal Date(6):	February 1, 2018

Historical NOI(9)
Most Recent NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy(9)
Most Recent Occupancy:	100.0% (June 1, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(6)	Cut-off Date LTV and Balloon LTV are based on the “As is” appraised value. Based on the “As Complete” appraised value of $160.0 million as of February 1, 2018, which assumes that Bottega Veneta has completed its interior build-out and is open for business, the Cut-off Date LTV and Balloon LTV are 56.3% and 56.3%, respectively.

(7)	Net Rentable Area (SF) and Number of Tenants are inclusive of 5,423 sq. ft. (16.3% of net rentable area) consisting of the sub-cellar parking garage leased to HNA Group with no attributable underwritten base rent. The loan sponsor leased the sub-cellar space consisting of a four-space parking garage to HNA Group for a five-year term with no contractual rent as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

(8)	Underwritten NOI is calculated based on Bottega Veneta’s straight-line average rent over the first 10 years of the lease term.

(9)	Historical NOI and Historical Occupancy are not available as the property underwent a full-scale gut renovation that was completed in January 2017 at an estimated cost of approximately $44.0 million. The property is currently undergoing a comprehensive interior renovation for a tenant specific flagship retail buildout at an estimated cost of reportedly in excess of $20.0 million. The sole tenant with attributable underwritten base rent, Bottega Veneta, has taken possession of its space and is currently building out its space at its own expense, but is not yet in occupancy or paying rent. The Bottega Veneta lease requires an approximately 21-month free rent period extending through October 2018, as well as an additional $2.0 million rent credit to be applied as a monthly credit of $100,000 against the first 20 rent payments. Bottega Veneta is required to begin paying full unabated rent in November 2018. At origination, the borrower reserved approximately $5.2 million to cover debt service during the initial rent abatement period through October 2018, as well as an additional $2.0 million for rent credits to be applied in equal $100,000 disbursements between November 2018 and June 2020. Bottega Veneta is expected to open in February 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bottega Veneta(2)(3)	NR/NR/BBB	27,753	83.7%	$330.45	100.0%	9/30/2038
HNA Group(4)	NR/NR/NR	5,423	16.3%	$0.00	0.0%	3/31/2022
Total Occupied Collateral		33,176	100.0%	$276.44	100.0%
Vacant		0	0.0%
Total		33,176	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent PSF for Bottega Veneta represents the straight-line average rent over the first 10 years of the lease term. Bottega Veneta’s initial contractual rent is $288 PSF. The Bottega Veneta lease is structured as a double net lease, except that the borrower is liable for taxes under the Bottega Veneta lease up to $1.5 million, with Bottega Veneta responsible under the lease for all taxes in excess of the $1.5 million cap.

(3)	Though not currently open for business, Bottega Veneta has taken possession of its space and begun an extensive renovation at a total estimated cost of reportedly in excess of $20.0 million. Bottega Veneta is expected to open in February 2018.

(4)	HNA Group leases the sub-cellar space, consisting of the sub-cellar parking garage, from the borrower sponsor with no attributable U/W base rent. The borrower sponsor leased the sub-cellar space to HNA Group for a five-year term with no contractual rent as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022(2)	1	5,423	16.3%	5,423	16.3%	$0.00	0.0%	0.0%
2023	0	0	0.0%	5,423	16.3%	$0.00	0.0%	0.0%
2024	0	0	0.0%	5,423	16.3%	$0.00	0.0%	0.0%
2025	0	0	0.0%	5,423	16.3%	$0.00	0.0%	0.0%
2026	0	0	0.0%	5,423	16.3%	$0.00	0.0%	0.0%
2027	0	0	0.0%	5,423	16.3%	$0.00	0.0%	0.0%
Thereafter	1	27,753	83.7%	33,176	100.0%	$330.45	100.0%	100.0%
Vacant	NAP	0	0.0%	33,176	100.0%	NAP	NAP
Total / Wtd. Avg.	2	33,176	100.0%			$276.44	100.0%

(1)	U/W Base Rent PSF for Bottega Veneta represents the straight-line average rent over the first 10 years of the lease term. Bottega Veneta’s initial contractual rent is $288 per sq. ft.

(2)	2022 is inclusive of 5,423 sq. ft. associated with the sub-cellar parking garage leased to the HNA Group with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

The Loan. The 740 Madison Loan (the “740 Madison Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a five-story 33,176 sq. ft. Class A retail property located on the corner of East 64th Street in New York, New York (the “740 Madison Property”) with an Original and Cut-off Date Balance of $50.0 million. The 740 Madison Loan is evidenced by the controlling Note A-2, with an original principal balance of $50.0 million, which will be included in the DBJPM 2017-C6 mortgage trust. The non-controlling Note A-1, with an original principal balance of $40.0 million, is expected to be contributed to the JPMCC 2017-JP6 mortgage trust.

The relationship between the holders of the 740 Madison Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool – The Whole Loans – The 740 Madison Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	JPMCC 2017-JP6	No
Note A-2	$50,000,000	$50,000,000	DBJPM 2017-C6	Yes
Total	$90,000,000	$90,000,000

The 740 Madison Whole Loan has an anticipated repayment date of May 1, 2027 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of May 1, 2029. Prior to the Anticipated Repayment Date, the 740 Madison Whole Loan is interest-only. From and after the Anticipated Repayment Date, the 740 Madison Whole Loan requires a constant monthly payment equal to approximately $429,674, to be applied first to interest accrued at the initial interest rate and the remainder to principal. In addition, after the Anticipated Repayment Date, provided that there is no other Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be applied first to the prepayment of principal (without payment of a prepayment premium), until paid in full, and then to the payment of interest accrued at the excess of the revised interest rate over the initial interest rate. Loan proceeds were used to retire existing debt for approximately $35.3 million, fund reserves of approximately $9.8 million, pay closing costs of approximately $4.4 million and return approximately $40.5 million of equity to the borrower sponsor. Based on the “As is” appraised value of $150.0 million as of March 13, 2017, the Cut-off Date LTV is 60.0%. Based on the “As Complete” appraised value of $160.0 million as of February 1, 2018, the Cut-off Date LTV is 56.3%. The most recent prior financing of the 740 Madison Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$35,339,994	39.3%
			Reserves	$9,785,218	10.9%
			Closing Costs	$4,406,086	4.9%
			Return of Equity	$40,468,703	45.0%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, 740 Madison SPE LLC, is a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Wildenstein & Co. Inc. (“Wildenstein”), a New York corporation.

Wildenstein is the operator of a prominent art gallery with locations in New York, London and Tokyo and a research institute in Paris. Founded in the late 19th century by Nathan Wildenstein, the gallery has amassed a substantial art collection over the subsequent three generations of Wildenstein heirs. In recent years, Wildenstein has evolved with a focus on real estate investment over the traditional art focus.

The Property. The 740 Madison Property is a five-story, 33,176 sq. ft., Class A retail flagship located on the northwest corner of Madison Avenue and East 64th Street on the Upper East Side of Manhattan, New York. The borrower sponsor originally acquired the property in phases between 1938 and 1961 for a total purchase price of approximately $388,000. The borrower sponsor’s recent gut renovation of the property was completed in January 2017 at an estimated cost of $44.0 million (approximately $1,326 PSF), in addition to approximately $6.6 million ($199 PSF) in leasing costs, resulting in a total cost basis of approximately $51.0 million ($1,537 PSF). The renovation consisted of combining the three adjacent buildings that comprised the 740 Madison Property into a single five-story flagship retail space with a sub-cellar parking level. The property is a historic landmarked site, requiring the borrower sponsor to maintain the exterior façade of the building.

As of June 1, 2017, the property was 100.0% leased to two tenants. The retail component of the property is 100.0% leased to Bottega Veneta for a 20-year term through September 2038 with 3.0% annual rent escalations. Bottega Veneta is an Italian luxury goods and high fashion brand house best known for its leather goods and ready-to-wear fashion sold worldwide. Founded in 1966 in northeastern Italy, the company is currently headquartered in Lugano, Switzerland. Bottega Veneta was acquired by Gucci Group in 2001 and is now part of the French multinational Kering Luxury Group (“Kering”). The Bottega Veneta lease is guaranteed by Kering, an investment grade rated French luxury goods holding company consisting of brands such as Alexander McQueen, Balenciaga, Brioni and Gucci, among other luxury, sport and lifestyle brands distributed in 120 countries. As of April 12, 2017, Kering had a market capitalization of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

over €30.0 billion. As of year-end 2016, the Bottega Veneta segment accounted for approximately €1.2 billion in revenue, €297.0 million in recurring operating income and employed 3,417 people across 255 stores worldwide. Bottega Veneta accounts for 100.0% of underwritten base rent and its lease contains one 10-year extension option. The sub-cellar space, consisting of a four-space parking garage, is occupied by HNA Group through March 2022 with no contractual base rent. The borrower sponsor leased the sub-cellar space to HNA Group as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

Environmental Matters. The Phase I environmental report dated March 20, 2017 recommended no further action at the 740 Madison Property.

Major Tenants.

Bottega Veneta (27,753 sq. ft., 83.7% of NRA, 100.0% of U/W Base Rent), an Italian luxury goods and high fashion brand house, is the sole retail tenant at the 740 Madison Property. Upon opening, the 740 Madison Property is expected to be Bottega Veneta’s largest store in the world and one of three “Maison” concept locations in the world (the other two being located in Beverly Hills and Milan). “Maison” concept locations showcase the brand’s entire collection and feature high-end interior finishes, consistent with competitive high-end luxury boutiques in the market. Following the completion of exterior renovations in January 2017, Bottega Veneta, Inc. (“Bottega Veneta”), commenced a comprehensive renovation and build-out of the interior space at an estimated cost of reportedly in excess of $20.0 million, expected to be completed in February 2018. Bottega Veneta is required to begin paying rent in November 2018, subject to a $2.0 million rent credit to be applied in equal $100,000 monthly disbursements through June 2020. As further described in “Initial Reserves” herein, at origination, the borrower was required to deposit amounts sufficient to cover all debt service payments through October 2018, as well as all rent credits to be applied through June 2020. The Bottega Veneta lease has no outstanding termination options, with the exception of customary termination rights for casualties or condemnations. Bottega Veneta leases its space through September 2038 and has one 10-year extension option.

HNA Group (5,423 sq. ft., 16.3% of NRA, 0.0% of U/W Base Rent), a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech, leases the sub-cellar space as part of a contract related to the acquisition of the adjacent Wildenstein Mansion. The sub-cellar space consists of a four-space parking garage. HNA Group leases its space through March 2022 with no contractual base rent.

The Market. The 740 Madison Property is located in the Special Madison Avenue Preservation District, near numerous high-end retailers and restaurants. Local zoning regulations within the Special Madison Avenue Preservation District preserve and reinforce the retail and residential character of Madison Avenue and the surrounding area from East 61st Street to East 96th Street. Retail continuity is ensured for specialty shops by mandating that the ground floor of buildings on Madison Avenue be occupied by selected commercial uses. The property benefits from its proximity to high-end retailers including Prada, Cartier, Chanel, Hermes, Gucci, Dolce & Gabbana, Giorgio Armani, Roberto Cavalli and Jimmy Choo, among others. Furthermore, the property is proximate to several well-known New York City attractions, including Bergdorf Goodman, Barneys, the Plaza Hotel, the Apple Store, Tiffany & Co., The MoMA and Central Park.

According to the appraisal, the property is located in the Upper Madison Avenue retail corridor in the Upper East Side neighborhood of Manhattan, New York. The neighborhood benefits from a large tourist base and affluent resident population, while the Upper Madison Avenue retail corridor is among the top retail destinations in New York City. The area is home to numerous high-end, luxury tenants with the 740 Madison Property occupying, per the appraisal, a prime location within the retail corridor. The cultural attractions of the Upper East Side, along with its residential population, safety and proximity to other parts of Manhattan have long made it among the more desirable retail neighborhoods in the broader market. While the market benefits from the high-income demographic in its direct vicinity, the submarket is largely driven by traffic from the broader trade area and both national and international tourism. New York City tourism reached a record 60.3 million visitors in 2016, with increases from both foreign and domestic tourists. According to the appraisal, the health of the New York City economy remains sound, with strong population growth, increasing household income, continued tourism growth and a stable, diverse employment base.

According to the appraisal, as of year-end 2016, the Upper East Side market consisted of 367 buildings totaling approximately 3.2 million sq. ft., with quoted rental rates of $85.28 PSF and an overall vacancy rate of 2.4%. According to the appraisal, overall average asking rents as of year-end 2016 for grade-level retail space in the Upper Madison Avenue neighborhood were $1,543 PSF, behind only the Times Square ($2,326 PSF) and Midtown 5th Avenue ($3,723 PSF) neighborhoods. The appraisal identified 10 comparable retail leases in the surrounding area executed between January 2014 and August 2016 with rents ranging from $1,100 PSF to $1,900 PSF for grade-level retail space with a weighted average of $1,671 PSF. Further, the comparable leases included six properties containing leased second floor retail space with rents ranging from $185 PSF to $764 PSF with a weighted average of approximately $250 PSF. Only one comparable lease contained third through fifth floor retail space with contractual rents of $125 PSF for each floor. The appraisal’s concluded blended market rent, as outlined in the table on the following page, was approximately $290 PSF, in-line with the contractual in-place base rent of $288 PSF at the property, prior to consideration of future rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

Estimate of Blended Market Rent for Bottega Veneta Lease Space(1)
Type	Average Floorplate (Sq. Ft.)(1)	Rent PSF	Total Rent
Cellar	5,929	$0.00	$0
Floor 1	5,423	$1,200.00	$6,507,600
Floor 2	2,618	$150.00	$392,700
Floor 3	4,725	$100.00	$472,500
Floor 4	4,529	$75.00	$339,675
Floor 5	4,529	$75.00	$339,675
Total / Wtd. Avg.	27,753	$290.00	$8,502,150
(1) Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF(2)
Base Rent(3)(4)	$9,171,103	$276.44
Value of Vacant Space	0	0.00
Gross Potential Rent	$9,171,103	$276.44
Total Recoveries	0	0.00
Total Other Income	0	0.00
Less: Vacancy	(320,989)	(9.68)
Effective Gross Income	$8,850,115	$266.76
Total Operating Expenses(5)	1,681,076	50.67
Net Operating Income	$7,169,038	$216.09
TI/LC	0	0.00
Capital Expenditures	4,976	0.15
Net Cash Flow	$7,164,062	$215.94

(1)	Historical operating performance is not available as the property has undergone a full-scale gut renovation that was completed in January 2017 at an estimated cost of approximately $44.0 million. The property is currently undergoing a comprehensive interior renovation for a tenant specific flagship retail buildout at an estimated cost of reportedly in excess of $20.0 million. Bottega Veneta is expected to open in February 2018.

(2)	U/W PSF is based on the total 33,176 sq. ft., including 5,423 sq. ft. associated with the sub-cellar space leased to HNA Group with no attributable underwritten base rent.

(3)	100.0% of U/W Base Rent is attributable to Bottega Veneta pursuant to a 20-year lease extending through September 2038. The Bottega Veneta lease requires an approximately 21-month free rent period extending through October 2018, as well as an additional $2.0 million rent credit to be applied as a monthly credit of $100,000 against the first 20 rent payments. Bottega Veneta is required to begin paying rent in November 2018. At origination, the borrower reserved approximately $5.2 million to cover debt service during the initial rent abatement period through October 2018, as well as an additional $2.0 million for rent credits to be applied between November 2018 and June 2020.

(4)	U/W Base Rent represents the Bottega Veneta straight-line average rent over the first 10 years of the lease term. Bottega Veneta’s initial contractual rent is $288 PSF.

(5)	Total Operating Expenses are comprised of (i) real estate taxes underwritten based on the 2017/2018 tentative assessed value and the 2016/2017 tax rate (capped at $1.5 million, consistent with the borrower’s obligation pursuant to the Bottega Veneta lease) and (ii) management fees underwritten to 3.0% of Effective Gross Income.

Property Management. The 740 Madison Property is managed by Wildenstein & Co. Inc., a New York corporation and a borrower affiliate.

Lockbox / Cash Management. The 740 Madison Loan is structured with a springing hard lockbox and springing cash management. Upon the earlier to occur of (i) September 1, 2018 and (ii) 10 business days following the occurrence of a Cash Sweep Event (the “Lockbox Account Opening Date”), the borrower will be required to establish and maintain the lockbox account. On or prior to the Lockbox Account Opening Date, the borrower will be required to send or cause the property manager to send tenant direction letters instructing all tenants to deposit all rents and payments directly into the lender-controlled lockbox account. All funds in the lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

account will be required to be swept each business day into the borrower’s operating account, unless a Cash Sweep Event has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Except as described in the “The Loan” herein, upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the excess cash flow subaccount and held as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of one or more of the following: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or the property manager, (iii) a Bottega Lease Trigger Event (as defined below) or (iv) an ARD Trigger Event (as defined below).

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure or waiver of such event of default, (b) with respect to clause (ii) above, only with respect only to a bankruptcy or insolvency action of the property manager, the lender replacing such property manager with a qualified manager under a replacement management agreement or (c) with respect to clause (iii) above, the occurrence of a Bottega Lease Trigger Event Cure (as defined below) (each a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a bankruptcy or insolvency action of the borrower or an ARD Trigger Event. Notwithstanding the foregoing, if a Cash Sweep Event is caused solely as a result of clause (ii) of the Bottega Lease Trigger Event definition below and the Bottega Veneta lease guarantor maintains an investment grade rating (i.e. at least “Baa3” for Moody’s, “BBB-” for S&P and “BBB-” for Fitch), such Cash Sweep Event will be deemed cured as of the payment date that is 36-months following the occurrence of such Cash Sweep Event provided, that (i) no other Cash Sweep Event has occurred and is continuing and (ii) such Cash Sweep Event is required to be reinstated during the 24 months prior to the Anticipated Repayment Date through the final maturity date.

An “ARD Trigger Event” means the 740 Madison Whole Loan has not been repaid in full pursuant to the terms of the loan documents on or before the payment date that is one month prior to the Anticipated Repayment Date.

A “Bottega Lease Trigger Event” means the occurrence of any of the following (i) Bottega Veneta being in default under the Bottega Veneta lease beyond any applicable notice and/or cure periods, (ii) Bottega Veneta or any other subsidiary of the Bottega Veneta lease guarantor failing to be in actual physical possession of all or a substantial part of its leased space and/or going dark in all or a substantial part of its leased space, (iii) Bottega Veneta giving written notice that it is terminating, canceling or surrendering all or any portion of the leased space, (iv) any termination or cancellation of the Bottega Veneta lease and/or the Bottega Veneta lease failing to be in full force and effect or (v) any bankruptcy or insolvency action of Bottega Veneta or the Bottega Veneta lease guarantor.

A “Bottega Lease Trigger Event Cure” means the occurrence of any of the following: (a) with respect to clause (i) above, Bottega Veneta or the Bottega Veneta lease guarantor, as applicable, has cured all defaults under the Bottega Veneta lease, (b) with respect to clause (ii) above, Bottega Veneta or any other subsidiary of the Bottega Veneta lease guarantor is in actual, physical possession of the leased space and is no longer dark, (c) with respect to clauses (iii) and (iv) above, Bottega Veneta has irrevocably revoked or rescinded all written termination or cancellation notices or otherwise has indicated its intention to not terminate, cancel or surrender the Bottega Veneta lease and re-affirmed the Bottega Veneta lease in writing as being in full force and effect, (d) with respect to clause (v) above, Bottega Veneta or the Bottega Veneta lease guarantor is no longer insolvent or subject to any bankruptcy action and has re-affirmed the Bottega Veneta lease or (e) replacement of Bottega Veneta with a replacement tenant pursuant to a lease approved by the lender and such tenant being in occupancy and paying full contractual rent.

Initial Reserves. At loan origination, the borrower deposited (i) $5,190,000 into a debt service reserve covering the rent abatement period extending through October 2018, (ii) $2,595,218 into a real estate tax reserve account and (iii) $2,000,000 into a rent credits reserve account to be applied in equal $100,000 disbursements for the period between November 2018 and June 2020. Notwithstanding the foregoing, in the event that Kering’s rating is downgraded below investment grade, the borrower will be required to deposit additional funds equal to all rent abatements remaining under the Bottega Veneta lease within five business days.

Ongoing Reserves. The borrower is required to deposit 1/12 of annual real estate taxes when (i) a Cash Sweep Event has occurred and is continuing or (ii) the lender does not receive evidence reasonably satisfactory that the taxes are paid no later than the date that is 10 days prior to the date such taxes would be delinquent; provided that the borrower is not required to make any such monthly tax deposits prior to the payment date in November 2018. The borrower is required to deposit 1/12 of annual insurance premiums when (i) an event of default has occurred and is continuing or (ii) the borrower does not provide satisfactory evidence that (a) the property is insured under a blanket insurance policy in accordance with the loan documents or (b) the property is insured in accordance with the loan documents by one or more insurance policies provided by Bottega Veneta; provided that the borrower is not required to make any such monthly insurance deposits prior to the payment date in November 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

Anticipated Repayment Date. The 740 Madison Whole Loan has an Anticipated Repayment Date of May 1, 2027 and a stated maturity date of May 1, 2029. From and after the Anticipated Repayment Date, the 740 Madison Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 7.0000% and (ii) the 10-year swap spread as of the first business day after the Anticipated Repayment Date plus 3.0000% per annum (provided that such revised rate may not exceed 9.0000% per annum). On and after the Anticipated Repayment Date, the 740 Madison Whole Loan requires a constant monthly payment equal to approximately $429,674, to be applied first to interest accrued at the initial Interest Rate and the remainder to principal. In addition, after the Anticipated Repayment Date, provided that there is no other Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be applied first to the prepayment of principal (without payment of a prepayment premium), until paid in full, and then to the payment of interest accrued at the excess of the revised interest rate over the initial interest rate.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

740 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 7 740 Madison	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 60.0% 1.96x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	David Y. Lee
Borrower:	Wilmont, LLC
Original Balance:	$47,500,000
Cut-off Date Balance:	$47,500,000
% by Initial UPB:	4.2%
Interest Rate:	4.4700%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2022
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(31), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$32,436	$10,812
Insurance:	$0	Springing
Replacement:	$0	$8,372
TI/LC:	$0	$50,233
Rent Abatement:	$21,794	$0
LADMH Leasing Expenses:	$728,528	$0
Lease Sweep:	$0	Springing
Required Repairs:	$18,750	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$118
Balloon Balance / Sq. Ft.:	$118
Cut-off Date LTV:	65.1%
Balloon LTV:	65.1%
Underwritten NOI DSCR:	2.21x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	10.0%
Underwritten NCF Debt Yield at Balloon:	8.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1961, 1971 / NAP
Total Sq. Ft.:	401,860
Property Management:	Jamison Services, Inc.
Underwritten NOI(2):	$4,749,560
Underwritten NCF:	$4,046,305
Appraised Value(3):	$73,000,000
Appraisal Date:	June 1, 2017

Historical NOI
Most Recent NOI(2):	$3,891,634 (T-12 January 31, 2017)
2016 NOI:	$3,823,973 (December 31, 2016)
2015 NOI:	$3,831,329 (December 31, 2015)
2014 NOI:	$2,950,956 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(4):	80.3% (May 31, 2017)
2016 Occupancy:	81.2% (December 31, 2016)
2015 Occupancy:	77.7% (December 31, 2015)
2014 Occupancy:	84.0% (December 31, 2014)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the $327,308 in base rental increases due to the Bank of Hope expansion and increased rent associated with the LADMH lease renewal, an increase in parking income of approximately $236,443 due to contractual increases in parking rent and $146,341 in rent steps taken for credit tenants through the term of the loan.

(3)	The Appraised Value of $73.0 million as of June 1, 2017 represents the appraiser’s Prospective Value, which gives value to the Bank of Hope lease renewal through March 2022 and assumes that Bank of Hope has expanded into an additional 10,777 sq. ft. at the Wilmont Property and begun paying rent. As of June 1, 2017 the Bank of Hope has renewed is lease through March 2022 and has taken possession of their expansion space and begun paying rent.

(4)	Most Recent Occupancy includes 12,777 sq. ft. of recent leasing at the Wilmont Property including 10,777 sq. ft. of space attributed to the Bank of Hope Expansion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

LADMH(2)	AA/Aa3/AA	110,892	27.6%	$19.88	35.8%	12/31/2022
Bank of Hope(3)	NR/NR/NR	95,897	23.9%	$18.27	28.4%	3/31/2022
County of LA Public Health Department(4)	AA/Aa3/AA	14,730	3.7%	$20.04	4.8%	12/5/2021
Cal-Kor Insurance Services	NR/NR/NR	7,624	1.9%	$19.63	2.4%	10/31/2018
Breakers Duluth, LLC	NR/NR/NR	5,207	1.3%	$30.90	2.6%	9/30/2025
Subtotal / Wtd. Avg.		234,350	58.3%	$19.47	74.0%
Other		88,447	22.0%	$18.13	26.0%
Total / Wtd. Avg. Occupied		322,797	80.3%	$19.10	100.0%
Vacant		79,063	19.7%
Total		401,860	100.0%

(1)	Certain ratings are those of the government entity whether or not the parent guarantees the lease.

(2)	Los Angeles Department of Mental Health (“LADMH”) occupies 14,766 sq. ft. that expires on January 31, 2020 with the remaining 96,126 sq. ft. expiring on December 31, 2022. The tenant has a termination option on the remainder of its space on or after January 1, 2020 with 180 days written notice.

(3)	Bank of Hope occupies 2,649 sq. ft. that expires on December 31, 2018 and 5,626 sq. ft. that expires on May 31, 2018, with the remaining 87,622 sq. ft. expiring on March 31, 2022.

(4)	The County of LA Public Health Department has the right to terminate its lease or reduce its space at any time after December 6, 2018, upon at least 90 days prior written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	19	20,168	5.0%	20,168	5.0%	$17.81	5.8%	5.8%
2018	39	53,406	13.3%	73,574	18.3%	$17.78	15.4%	21.2%
2019	12	13,560	3.4%	87,134	21.7%	$19.51	4.3%	25.5%
2020	10	26,614	6.6%	113,748	28.3%	$19.01	8.2%	33.7%
2021	4	16,280	4.1%	130,028	32.4%	$20.17	5.3%	39.0%
2022	3	184,646	45.9%	314,674	78.3%	$19.29	57.8%	96.8%
2023	1	1,986	0.5%	316,660	78.8%	$17.64	0.6%	97.4%
2024	0	0	0.0%	316,660	78.8%	$0.00	0.0%	97.4%
2025	1	5,207	1.3%	321,867	80.1%	$30.90	2.6%	100.0%
2026	0	0	0.0%	321,867	80.1%	$0.00	0.0%	100.0%
2027	1	930	0.2%	322,797	80.3%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	322,797	80.3%	$0.00	0.0%	100.0%
Vacant	NAP	79,063	19.7%	401,860	100.0%	NAP	NAP
Total / Wtd. Avg.	90	401,860	100.0%			$19.10	100.0%
(1)	Based on the underwritten rent roll as of January 31, 2017.

(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

The Loan. The Wilmont loan (the “Wilmont Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 401,860 sq. ft. office building located in Los Angeles, California (the “Wilmont Property”) with an Original and Cut-Off Date Balance of $47.5 million. The Wilmont Loan has a five-year term and pays interest only for the term of the loan term. The Wilmont Loan accrues interest at a fixed rate equal to 4.4700%. Loan proceeds were used to refinance existing debt of approximately $25.4 million, fund approximately $0.8 million in upfront reserves, pay transaction costs of approximately $0.4 million and return approximately $20.9 million of equity to the borrower. Based on the “Prospective Value” of $73.0 million as of June 1, 2017, the Cut-off Date LTV is 65.1%. The most recent prior financing of the Wilmont Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$47,500,000	100.0%	Loan Payoff	$25,399,247	53.5%
			Reserves	$801,508	1.7%
			Closing Costs	$369,081	0.8%
			Return of Equity	$20,930,163	44.1%
Total Sources	$47,500,000	100.0%	Total Uses	$47,500,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Wilmont LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee, the President of Jamison Services, Inc. Mr. Lee was the subject of an FDIC investigation for which he paid a fine in 2011. For additional information, see “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings totaling approximately 18.0 million sq. ft., and has a market capitalization of over $3.0 billion.

The Property.

The Wilmont Property consists of two office towers with ground floor retail space located at 3200 Wilshire Boulevard and 695 South Vermont Avenue in Los Angeles, California (the “North Tower” and “South Tower” respectively). The North Tower was constructed in 1961 and contains 199,242 sq. ft. across 16 floors and one basement level. The South Tower was constructed in 1971 and contains 202,618 sq. ft. across 18 floors and one basement level. Since 2010, the borrower sponsor has spent approximately $2.4 million in capital expenditures to maintain the Wilmont Property, including a full upgrade to the elevators in 2010. The towers are connected by a shared, five-story parking garage that contains 890 spaces, which equates to a combined parking ratio of 2.28 spaces per 1,000 sq. ft. of net rentable area. Parking income accounts for approximately 14.2% of U/W gross income.

As of May 31, 2017, the Wilmont Property was 80.3% leased to 84 tenants across the two towers with an average in place rent of $19.10 PSF, which is 23.14% below the average asking rent for the Mid-Wilshire submarket of $23.52 PSF according to the appraisal. The Wilmont Property has experienced stable historical occupancy, with an average occupancy of 87.6% since 1996. Top tenants include the Los Angeles Department of Mental Health (“LADMH”), Bank of Hope and the County of LA Public Health Department. Together the top two tenants (LADMH and Bank of Hope) account for 51.5% of NRA. Since 2016, the borrower sponsor has signed 155,318 sq. ft. (38.65% of NRA) in new leases and lease extensions, including 111,814 sq. ft. to the top two tenants. The largest tenant, LADMH, recently signed a six-year lease extension for 96,126 sq. ft. of their space, which extends their lease maturity through December 2022. In addition, the second largest tenant, Bank of Hope (formerly Wilshire Bank), has been at the Wilmont Property since 1999 and has expanded its footprint in the building several times, most recently increasing their space by 10,777 sq. ft. in April 2017, bringing them to 23.9% of NRA. Aside from the top two tenants, no tenant accounts for more than 3.7% of NRA.

Major Tenants.

LADMH (110,892 sq. ft.; 27.6% of NRA; 35.8% of U/W Base Rent; AA/Aa3/AA by Fitch/Moody’s/S&P) LADMH is the largest county-operated mental health department in the United States. LADMH directly operates more than 80 programs and contracts with more than 700 providers, including non-governmental agencies and individual practitioners who provide a spectrum of mental health services to people of all ages to support hope, wellness and recovery. Mental health services provided include assessments, case management, crisis intervention, medication support, peer support and other rehabilitative services. Services are provided in multiple settings including residential facilities, clinics, schools, hospitals, county jails, juvenile halls and camps, mental health courts, board and care homes, in the field and in people’s homes. The Wilmont Property serves at the LADMH’s headquarters. LADMH recently renewed its lease for six more years on 96,126 sq. ft. of their 110,892 sq. ft. through 2022. The lease on the remaining 14,766 sq. ft. terminates in January 2020. LADMH has been at the Wilmont Property since 2006. LADMH has a termination option with respect to all of its space on or after January 1, 2020 upon 180 days prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

Bank of Hope (95,897 sq. ft.; 23.9% of NRA; 28.4% of U/W Base Rent) Bank of Hope (formerly known as Wilshire Bank) commenced operations in 1980 primarily serving the Korean-American community in Southern California. The bank has since expanded to serve a multi-ethnic population of customers through 65 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The bank also operates loan production offices in Seattle, Denver, Dallas, Atlanta and Portland, Oregon. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. As of March 31, 2017, Bank of Hope had $13.5 billion of total assets. The Wilmont Property serves as Bank of Hope’s headquarters. The tenant has been at the Wilmont Property since 1999 and has expanded its footprint in the building several times, most recently increasing their space by 10,777 sq. ft. in May 2017, bringing them to 95,897 sq. ft. (23.9% of NRA). The tenant has three five-year renewal options remaining and no termination options.

County of LA Public Health Department (14,730 sq. ft.; 3.7% of NRA; 4.8% of U/W Base Rent; AA/Aa3/AA by Fitch/Moody’s/S&P) The County of LA Public Health Department protects health, prevents disease, and promotes the health and well-being for all persons in Los Angeles County. The city conducts activities through a network of public health professionals throughout the community. Public health nurses make home visits to families with communicable diseases, epidemiologists investigate the sources of disease outbreaks, environmental health specialists ensure safe food, water, and housing, and all work with community coalitions to advocate for public policies to protect and improve health. The County of LA Public Health Department has been at the Wilmont Property since 1988 and recently signed a five-year extension. The tenant has one five-year renewal option remaining and the option to terminate its lease beginning in December 2018 upon 90 days’ prior written notice.

Environmental Matters. The Phase I environmental report dated March 13, 2017 recommended no further action at the Wilmont Property.

The Market. The Wilmont Property is located the City of Los Angeles, California in the Wilshire District on the southwest corner of Wilshire Boulevard and South Vermont Avenue. The Wilmont Property is located in the Koreatown community, within the eastern portion of the Wilshire District. The Wilshire District is served by the Hollywood Freeway (State Highway 101) which runs in a northwest/southeast direction along the northern boundary of the community. Additionally, Interstate 10, Interstate 110 and Interstate 405 are all located within five miles of the Wilmont Property. In addition, the Wilshire/Vermont subway station is located across the street to the northeast of the Wilmont Property, while the Wilshire/Normandie subway station is located seven blocks to the west. The Los Angeles MetroRail, a subway rail system, also serves the Wilshire area.

According to the appraisal, the Greater Los Angeles office market contains 224,645,057 sq. ft. as of Q4 2016. Overall vacancy and average asking rents were 13.3% and $35.28 PSF, respectively, over the same time period. The overall vacancy rate decreased from 15.2% in Q4 2015 and average asking rents increased 4.4% over the same time period. Year-to-date net absorption as of Q4 2016 was 3,534,442 sq. ft. with 2,241,596 sq. ft. under construction. The Mid-Wilshire submarket, by comparison contains a total of 9,396,091 sq. ft. as of Q4 2016. Overall vacancy and average asking rents in the submarket were 20.4% and $23.52 PSF, respectively, over the same time period. The overall vacancy rate declined slightly from 21.0% in Q4 2015 and average asking rents increased 5.4% over the same time period. Year-to-date net absorption as of Q4 2016 was 18,356 sq. ft. for the Mid-Wilshire submarket. The appraiser did not highlight any office buildings currently under construction or planned to be delivered in the submarket.

The following tables outline sales comparables identified by the appraiser as well as the appraiser’s concluded market rent by category.

Office Building Sales Comparables(1)
Property Name	Property Location	Rentable Area (Sq. Ft.)	Sale Date	Sale Price (in thousands)	Price PSF
Wilmont	Los Angeles, CA	401,860(2)	June-17	73,000(3)	$181.66
Del Amo Financial Center	Torrance, CA	353,012	Jun-15	62,500	$177.05
Cerritos Corporate Tower	Cerritos, CA	184,173	Sep-15	30,500	$165.61
100 West Broadway	Long Beach, CA	209,882	Nov-15	35,200	$167.71
Torrance Pointe	Torrance, CA	145,280	Mar-16	25,500	$175.52
500 North Central	Glendale, CA	126,209	Mar-16	27,325	$216.51
Oceangate Tower	Long Beach, CA	228,734	Sep-16	46,500	$203.29
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2017.

(3)	Represents the “Prospective” Appraised Value as of June 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

Market Rent Conclusions(1)
Category	Café Space	Retail Space	Office Space A	Office Space B
NRA (Sq. Ft.)(2)	2,296	20,452	200,649	167,665
Percent of Total Sq. Ft.	0.6%	5.2%	51.3%	42.9%
Market Rent PSF	$20.40	$30.00	$22.80	$21.00
Concessions	None	None	None	None
Reimbursements	Full Service	Full Service	Full Service	Full Service
Annual Escalation	Flat	3.0%	3.0%	3.0%
Tenant Improvements (New Tenants)	$0	$10	$7.50	$7.50
Tenant Improvements (Renewals)	$0	$0	$0	$0
Average Lease Term	5 Years	5 Years	5 Years	3 Years
(1)	Source: Appraisal.

(2)	NRA excludes 10,780 sq. ft. of storage space at the Wilmont Property.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 1/31/2017	U/W(1)	U/W PSF
Base Rent	4,578,985	5,282,841	5,547,844	5,573,099	6,165,473	$15.34
Credit Tenant Step Rents(2)	0	0	0	0	146,341	0.36
Rent Steps	0	0	0	0	61,567	0.15
Value of Vacant Space	0	0	0	0	1,660,323	4.13
Gross Potential Rent	$4,578,985	$5,282,841	$5,547,844	$5,573,099	$8,033,704	$19.99
Total Recoveries	0	0	0	0	200,000	0.50
Parking Income	1,015,367	1,050,922	1,088,710	1,146,397	1,382,840	3.44
Other/Misc Income(3)	66,695	349,228	122,843	129,729	129,729	0.32
Less: Vacancy(4)	0	0	0	0	(1,660,323)	(4.13)
Effective Gross Income	$5,661,047	$6,682,991	$6,759,397	$6,849,225	$8,085,950	$20.12
Total Variable Expenses	2,433,590	2,612,139	2,617,332	2,638,635	2,752,385	6.85
Total Fixed Expenses	276,501	239,523	318,092	318,956	584,005	1.45
Net Operating Income	$2,950,956	$3,831,329	$3,823,973	$3,891,634	$4,749,560	$11.82
TI/LC	0	0	0	0	602,790	1.50
Capital Expenditures	0	0	0	0	100,465	0.25
Net Cash Flow	$2,950,956	$3,831,329	$3,823,973	$3,891,634	$4,046,305	$10.07
(1)	The increase from T-12 1/31/2017 Net Operating Income to U/W Net Operating Income is primarily attributable to the $327,308 in base rental increases due to the Bank of Hope expansion and increased rent associated with the LADMH lease renewal, an increase in parking income of approximately $236,443 due to contractual increases in parking rent, and $146,341 in rent steps taken for credit tenants through the term of the loan.

(2)	Credit Tenant Step Rents are the straight line average of contractual steps for LADMH and County of LA Public Health Department.

(3)	Other/Misc Income includes signage income, late fees and storage income.

(4)	U/W Vacancy is underwritten to in-place economic vacancy rate of 17.0%.

Property Management. The Wilmont Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management. The Wilmont Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the Wilmont Property into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended and (c) with respect to clause (iii) such Lease Sweep Period has ended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

A “Low Debt Service Period” will commence if (i) as of any calculation date, the DSCR, as of any calculation date, falls below 1.20x, and will end when the DSCR is at least 1.25x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence, with respect to any Lease Sweep Lease (as defined below) upon the first monthly payment date following the earliest to occur of (a), six months prior to the earliest stated expiration of such Lease Sweep Lease, (b) the date on which the tenant surrenders, cancels, terminates or delivers notice of its intent to surrender, cancel or terminate its Lease Sweep Lease prior to the then current expiration date, (c) the date on which the tenant goes dark at all or a material portion of its space, (d) a default by the tenant that continues beyond the cure period or (e) the occurrence of an insolvency proceeding of a tenant.

A “Lease Sweep Lease” means the Bank of Hope lease or the LADMH lease, or any replacement lease or leases that either individually, or when taken together with any other lease with the same tenant or an affiliate of such tenant, requires rents (in the aggregate, if more than one lease) that equals or exceeds the rent under the Bank of Hope lease or LADMH lease, respectively.

Initial Reserves. At loan origination, the borrower deposited (i) $32,436 into a tax reserve account; (ii) $728,528 for outstanding approved leasing expenses and rent abatement in connection with the LADMH lease, (iii) $21,794 for rent abatements and (iv) $18,750 for required repairs at the Wilmont Property, which represents 125.0% of the engineer’s estimated costs.

Ongoing Reserves. The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $10,812, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into the insurance account, (iii) $50,233 into the TI/LC reserve account, subject to a cap of $2,000,000 (inclusive of any funds in the lease sweep reserve account) and (iv) $8,372 into the replacement reserve account subject to a cap of $301,395. Additionally, during a Lease Sweep Period, all excess cash flow is required to be swept into the lease sweep reserve account, subject to a cap of $20.00 PSF of the applicable space (inclusive of funds in the TI/LC reserve account).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

3200 Wilshire Boulevard & 695 South Vermont Avenue Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 8 Wilmont	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 65.1% 1.88x 10.0%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Wilmont
3200 Wilshire Boulevard &
695 South Vermont Avenue
Los Angeles, CA 90010
RED LINE
PURPLE LINE EXTENSION
EXPO LINE
CRENSHAW/LAX TRANSIT CORRIDOR (UNDER CONSTRUCTION)
Los Angeles
West Hollywood
Beverly Hills
Culver City
Glendale
HOLLYWOOD
MID CITY
DOWNTOWN LOS ANGELES
SOUTH LOS ANGELES
HOLLYWOOD HILLS
LAUREL CANYON
LOS FELIZ
SILVER LAKE
ECHO PARK
ATWATER VILLAGE
WESTLAKE
MID WILSHIRE
LARCHMONT VILLAGE
PICO-ROBERTSON
CENTURY CITY
ARTS DISTRICT
JEFFERSON PARK
BALDWIN VILLAGE
VIEW PARK-WINDSOR HILLS
VERMONT HARBOR
LADERA HEIGHTS
STUDIO VILLAGE
DOWNTOWN CULVER CITY
DEL REY
PLAYA VISTA
FOX HILLS
WESTCHESTER
STUDIO CITY
TOLUCA LAKE
Universal Studios Theme Park
Universal Citywalk
Universal Studios
Warner Brothers Studios
CBS Studios
Hollywood & Highland
Hollywood Presbyterian Medical Center
Los Angeles City College
Paramount Pictures Studios
Cedars-Sinai Medical Center
Beverly Center
Beverly Connection
The Grove
GOLDEN TRIANGLE
Westfield Century City
L.A. LIVE
Staples Center
University of Southern California
Los Angeles Memorial Coliseum
Culver City Studios
Sony Pictures Studios
Baldwin Hills Crenshaw Plaza
West Los Angeles College
Kindred Hospital Los Angeles
Westfield Culver City
Chesterfield Square
Runway Shopping Center
Promenade At Howard Hughes
Loyola Marymount University
Otis College of Arts & Design
Westchester Village
The Forum
LA Stadium & Entertainment District at Hollywood Park
Centinela Hospital
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
Dodger Stadium
Glendale Galleria
The Americana At Brand
SUNSET STRIP
MELROSE AVENUE
HOLLYWOOD BLVD
W SUNSET BLVD
SANTA MONICA BLVD
BEVERLY BLVD
W 3RD ST
W OLYMPIC BLVD
W PICO BLVD
VENICE BLVD
W WASHINGTON BLVD
W JEFFERSON BLVD
W VERNON AVE
W SLAUSON AVE
W FLORENCE AVE
W MANCHESTER AVE
W ARBOR VITAE ST
S VERMONT AVE
S WESTERN AVE
N NORMANDIE AVE
S ALVARADO ST
LOS FELIZ BLVD
San Fernando
Burbank
Pasadena
Santa Monica
Culver City
Marina del Rey
El Segundo
Inglewood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose(2)(3):	Recapitalization
Borrower Sponsor:	iStar Inc.
Borrowers:	RLH Partnership II LP; 500 Woodward LLC; Hubble Drive Lanham LLC; iStar North Old Atlanta Road LLC; iStar Dallas GL LP; 401 W Michigan Street -Milwaukee LLC; 221 American Boulevard - Bloomington LLC
Original Balance(4):	$45,400,000
Cut-off Date Balance(4):	$45,400,000
% by Initial UPB:	4.0%
Interest Rate(5):	3.7950%
Payment Date:	6th of each month
First Payment Date:	May 5, 2017
Anticipated Repayment Date(5):	April 6, 2027
Final Maturity Date:	April 6, 2028
Amortization:	Interest Only, ARD
Additional Debt(4):	$181,600,000 Pari Passu Debt
Call Protection(6)(7):	L(26), DorYM1(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(8)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Ground Rent:	$0	Springing
Debt Service Coverage Cure:	$0	Springing
Loan Term Cash Collateral:	$0	Springing
Default Cure Collateral:	$0	Springing

Financial Information(9)(10)
Cut-off Date Balance / Sq. Ft.:	$67
Balloon Balance / Sq. Ft.:	$67
Cut-off Date LTV(3)(11)(12):	65.6%
Balloon LTV(3)(11):	65.6%
Underwritten NOI DSCR(13):	2.12x
Underwritten NCF DSCR (13):	2.12x
Underwritten NOI Debt Yield(13):	8.2%
Underwritten NCF Debt Yield(13):	8.2%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	8.2%

(1)	The iStar Leased Fee Portfolio was co-originated by JPMCB, Barclays Bank PLC (“Barclays”) and Bank of America, N.A (“BANA”).

(2)	Immediately prior to the iStar Leased Fee Portfolio Whole Loan origination, the iStar Leased Fee Portfolio Borrowers had no outstanding mortgage debt associated with the iStar Leased Fee Portfolio Properties.

(3)	Immediately after loan closing, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV of 66.8% and a Balloon LTV of 66.8% for the iStar Leased Fee Portfolio Whole Loan.
Property Information
Single Asset / Portfolio:	Portfolio of 12 properties
Property Type:	Other – Leased Fee
Collateral:	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	3,410,111
Property Management:	Self-managed
Underwritten NOI(10):	$18,511,396
Underwritten NCF(10):	$18,511,396
Appraised Value(12):	$346,160,000
Appraisal Date:	February 2017

Historical NOI(10)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy
Current Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP

(4)	The iStar Leased Fee Portfolio Whole Loan is evidenced by five pari passu notes in the aggregate original principal balance of $227.0 million. The non-controlling Note A-2, with an original principal balance of $45.4 million, will be included in the DBJPM 2017-C6 mortgage trust. The controlling Note A-1-1 with an original principal balance of $55.0 million was contributed to the MSC 2017-H1 mortgage trust. The non-controlling Note A-1-2, Note A-1-3 and Note A-3 with an aggregate original principal balance of $126.6 million will not be included in the trust and are held by Barclays, BANA or an affiliate of either and expected to be contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.

(5)	If the iStar Leased Fee Portfolio Whole Loan is not paid in full by the Anticipated Repayment Date, the interest rate will increase from the initial interest rate of 3.7950% to the greater of (a) 3.0% above the interpolated U.S. treasury swap rate as of the Anticipated Repayment Date, (b) 3.0% above the interpolated U.S. treasury rate as of the Anticipated Repayment Date and (c) 6.7950%. See “Anticipated Repayment Date” herein.

(6)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of May 5, 2017. Defeasance of the full $227.0 million iStar Leased Fee Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 30, 2020. The assumed lockout period of 26 payments is based on the expected DBJPM 2017-C6 securitization closing date in June 2017. The actual lockout period may be longer. The borrowers are also permitted to prepay iStar Leased Fee Portfolio Whole Loan in whole or in part with the payment of a yield maintenance premium after the expiration of the related lockout period.

(7)	Partial releases are permitted. See “Partial Releases” herein.

(8)	See “Initial Reserves” and “Ongoing Reserves” herein.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate iStar Leased Fee Portfolio Whole Loan.

(10)	Financial Information, Underwritten NOI and Underwritten NCF are based on the current annual ground lease payments due under the ground leases described under “The Properties” herein and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. Historical NOI and occupancy data are not available.

(11)	The Appraised Value, Cut-off Date LTV and Balloon LTV are based on the sum of the individual property appraised values. The “As is” portfolio value of the iStar Leased Fee Portfolio is $360.1 million. Both the Cut-off Date LTV and Balloon LTV based on the $360.1 million “As is” portfolio value are 63.0%.

(12)	The estimated “Look Through” Cut-off Date LTV for the estimated fee simple value of $714,450,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases) is 31.8%.

(13)	The estimated “Look Through” DSCR and “Look Through” DY based on the UW estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio properties is approximately 7.26x and 27.9%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

The Loan. The iStar Leased Fee Portfolio loan (the “iStar Leased Fee Portfolio Loan”) is a fixed rate loan secured by (a) a first priority fee simple mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee simple and leasehold mortgage encumbering a leasehold interest and a portion of the fee simple interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”), with an Original and Cut-off Date balance of $227.0 million. The iStar Leased Fee Portfolio Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $45.4 million, which will be included in the DBJPM 2017-C6 mortgage trust. The pari passu controlling Note A-1-1 was contributed to the MSC 2017-H1 mortgage trust and the non-controlling Note A-1-2, Note A-1-3 and Note A-3, with an aggregate original principal balance of $171.6 million (and, together with the iStar Leased Fee Portfolio Loan, the “iStar Leased Fee Portfolio Whole Loan”), will not be included in the trust and are expected to be contributed to one or more future securitization trusts.

The relationship between the holders of the iStar Leased Fee Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—iStar Leased Fee Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$55,000,000	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	$40,600,000	Barclays	No
A-1-3	$40,600,000	$40,600,000	Barclays	No
A-2	$45,400,000	$45,400,000	DBJPM 2017-C6	No
A-3	$45,400,000	$45,400,000	BANA	No
Total	$227,000,000	$227,000,000

The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of April 6, 2028. Prior to the ARD, the iStar Leased Fee Portfolio Whole Loan accrues interest at a fixed rate of 3.7950% (the “Initial Interest Rate”) and requires payments of interest only. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the greater of (a) 3.0% above the interpolated U.S. treasury swap rate as of the ARD with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan, (b) 3.0% above the interpolated U.S. treasury rate as of the ARD with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan and (c) 6.7950%. See “Anticipated Repayment Date” herein. The iStar Leased Fee Portfolio Whole Loan proceeds were used to pay closing costs of approximately $5.2 million and recapitalize the iStar Leased Fee Portfolio Borrower (as defined below). Based on the “As is” appraised value of approximately $346.2 million as of February 2017, the Cut-off Date LTV is 65.6%. The most recent prior financing of the Dallas Market Center: Marriott Courtyard property was included in the EQTY 2014-INNS and EQTY 2014-INMZ securitizations. The most recent prior financing of the remaining properties in the iStar Leased Fee Portfolio were not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$227,000,000	100.0%	Return of Equity(2)	$221,757,129	97.7%
			Closing Costs	$5,242,871	2.3%
Total Sources	$227,000,000	100.0%	Total Uses	$227,000,000	100.0%

(1)	Immediately after loan closing, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

(2)	Immediately prior to the iStar Leased Fee Portfolio Whole Loan origination, the iStar Leased Fee Portfolio Borrower had no outstanding mortgage debt associated with the iStar Leased Fee Portfolio Properties.

The Borrowers / Borrower Sponsor. The borrowers, RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street - Milwaukee LLC and 221 American Boulevard - Bloomington LLC, (collectively, the “iStar Leased Fee Portfolio Borrower”) are each a single purpose Delaware limited liability company or limited partnership with at least two independent directors in its borrower structure. The borrowers are currently owned by Safety, Income and Growth Inc. (“SFTY”). The sponsor of the borrowers and the nonrecourse carve-out guarantor is iStar Inc. SFTY was formerly 100.0% owned by iStar Inc., but is currently 49.0% owned by iStar Inc. and the remaining equity is owned by GIC (Realty) Private Limited and Lubert-Adler, L.P.

iStar Inc. is a public commercial real estate finance and investment company which as of December 31, 2016, had total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

In April 2017, SFTY filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust. SFTY will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the preliminary S-11 offering documents filed by iStar Inc., upon completion of the common stock initial public offering, it is anticipated that iStar Inc. will purchase shares of SFTY’s common stock having an aggregate value of $45.0 million. Upon the completion of SFTY becoming a public vehicle, the loan documents provide for SFTY to become the nonrecourse carve-out guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SFTY has a market capitalization in excess of $500.0 million or net worth in excess of $250.0 million. See “Certain Terms of the Mortgage Loans–”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in the Preliminary Prospectus. There can be no assurance as to whether, or when, any of these transactions will occur.

The Properties. The iStar Leased Fee Portfolio properties are located in 10 different states and underlie improvements consisting of seven hotels (2,488 rooms, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 sq. ft., 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self storage facility (104,000 sq. ft., 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a unitary lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties for two additional five year extension periods. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year extension options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 17 years and a remaining initial ground lease term of approximately 28 years, or approximately 48 years when fully extended.

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Portfolio Summary
Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee Simple	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee Simple/Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee Simple	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee Simple	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee Simple	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee Simple	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee Simple	Forsyth Physicians Center SPE 1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee Simple	DRV Greentec LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee Simple	Dallas Suites RE, LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee Simple	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee Simple	CA/Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee Simple	Lock-Up Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total	$227,000,000					$18,511,396	$346,160,000

(1)	The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee simple interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. According to the borrower sponsor, the fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground lease site total $391,132 annually which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their triple net ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the fee owner expires in January 2044.

(2)	HLT Operate DTWC LLC has two five-year extension options.

(3)	500 Webward LLC has two 30-year extension options.

(4)	Forsyth Physicians Center SPE 1, LLC has two 30-year extension options.

(5)	DRV Greentec, LLC has two 15-year extension options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four 10-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Look Through Portfolio Summary
Property Name	Location	Property Type	Year Built / Renovated	Look- Through NOI	Units / SF / Rooms	Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1982 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	SeaTac, WA	Hotel	1969-1983 / 2015	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1990 / NAP	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / NAP	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / NAP	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2017	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Medical Office	2017 / NAP	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / NAP	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2016	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / NAP	$754,685	104,000	84.0%	$13,800,000
Total				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Hypothetical Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Major Properties (by Allocated Loan Amount)

Hilton Salt Lake (499 rooms, 24.4% of portfolio allocated loan amount, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake property, built in 1982 and renovated in 2012, is a 16-story full service hotel consisting of 499 rooms located in Salt Lake City, Utah. The Hilton Salt Lake property features 24,000 sq. ft. of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 rooms, 17.6% of portfolio allocated loan amount, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport property, built from 1969-1983 and renovated in 2015, is a full service hotel consisting of 850 rooms located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport property is the third largest hotel property in the Pacific Northwest and is located at a busy intersection in the SeaTac International Airport area. The DoubleTree Seattle Airport property features 26 meeting and event rooms totaling 36,000 sq. ft. that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the SeaTac International Airport.

The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee simple interest and a leasehold interest in the fee simple portion that is not collateral, which together are leased to HLT Operate DTWC LLC, which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee simple by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. According to the borrower sponsor, the fee simple collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $391,132 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under its triple net ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

DoubleTree Mission Valley (300 rooms, 16.8% of portfolio allocated loan amount, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley property, built in 1990, is an 11-story full service hotel consisting of 300 rooms in San Diego, California. The DoubleTree Mission Valley property features 25,000 sq. ft. of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s and is within walking distance of San Diego’s retail corridor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

One Ally Center (957,355 sq. ft., 14.1% of portfolio allocated loan amount, 18.1% of portfolio leased fee NOI). The One Ally Center property, built in 1992, is a 43-story Class A office building consisting of 957,355 sq. ft. located in Detroit, Michigan. The One Ally Center property is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,300 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russell and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, the One Ally Center property offers amenities such as a 10,000 sq. ft. fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 rooms, 8.5% of portfolio allocated loan amount, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma property, built in 1987, is a full service hotel consisting of 245 rooms located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma property is located adjacent to U.S. 101 Freeway in Sonoma Wine Country. The DoubleTree Sonoma property features 18,000 sq. ft. of indoor space and 32,000 sq. ft. of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis court and fitness center. The DoubleTree Sonoma property is adjacent to two championship golf courses and is accessible to over 400 of Sonoma’s wineries from downtown Sonoma to Healdsburg.

Environmental Matters. The Phase I environmental reports dated January and February 2017 recommended no further action at the iStar Leased Fee Portfolio Properties, except that the Phase I for the DoubleTree Seattle Airport recommended that a regulatory file review be conducted at the applicable state agency to obtain additional information regarding four prior releases of petroleum and other hazardous materials at the property. At origination, the borrowers were required to obtain an environmental insurance policy from Great American E&S Insurance Company, with individual and aggregate limits of $2,000,000 and a $25,000 self-insured retention. The policy expires on March 30, 2030.

The Market. The iStar Leased Fee Portfolio is comprised of 12 properties located in 10 states and 11 distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summary
Property Name	Address	Estimated 2016 Population (five-mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, SeaTac, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700-7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
Property Name	UW Base Rent(1)	Overage Rent(2)	UW NOI	% of UW NOI	UW NOI DSCR	“Look Through” Fee Simple UW NOI	“Look Through” Fee Simple UW NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	UW Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Property Management.   Self-managed.

Lockbox / Cash Management. The iStar Leased Fee Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Provided a Trigger Period (as defined below) is not continuing, funds in the lockbox account are required to be swept each business day to an account designated by the iStar Leased Fee Portfolio Borrower. Upon the occurrence of a Trigger Period, the iStar Leased Fee Portfolio Borrower is required to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Trigger Period, funds in the lockbox account are required to be transferred on each business day to the cash management account. During the continuance of a Trigger Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the iStar Leased Fee Portfolio Whole Loan, to fund the required reserves deposits as described below under “Ongoing Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the approved annual budget (or if no approved annual budget is available because review is pending or not required, in the existing annual budget) and extraordinary operating expenses or capital expenses approved (except in the case of emergency expenses) by the lender, and to disburse the remainder into an excess cash flow account to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the excess interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account must be disbursed to the iStar Leased Fee Portfolio Borrower upon the expiration of any Trigger Period.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan, (ii) the date the DSCR for the 12-month period immediately preceding the date of calculation is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”), (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit in an amount equal to $12.0 million has been deposited into the related reserve account in accordance with the loan documents or delivered to lender to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)) and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the date the DSCR for the 12-month period immediately preceding the date of calculation equals or exceeds 1.55x for two consecutive calendar quarters or (b) the date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a DSCR for the 12-month period immediately preceding the date of calculation that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral. A Trigger Period is not deemed to have expired to the extent a Trigger Period exists for any other reason and in no event may the borrowers cure a Trigger Period caused by clause (iv) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

Initial Reserves.   None.

Ongoing Reserves. During the continuance of a Trigger Period (i) and to the extent that a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below) is continuing, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing, (ii) and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing, the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrower maintains an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing and (iii) and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrower is required to escrow monthly 1/12 of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

In the event the borrowers deliver to the lender any cash or draws on any letter of credit (a) delivered in the amount sufficient to cure a Trigger Event caused by clause (ii) in the definition thereof above (the “Debt Service Coverage Cure Collateral”), the lender is required to escrow such Debt Service Coverage Cure Collateral to be held by the lender as additional collateral for the loan and (b) delivered in the amount of $12.0 million to cure a Trigger Event caused by clause (iii) in the definition thereof above (the “Loan Term Cash Collateral”), the lender is required to escrow such Loan Term Cash Collateral to be held by the lender as additional collateral for the loan.

In the event that prepayment lockout date (as set forth in the loan documents) has not occurred and there is an event of default under the loan documents which relates solely to an individual iStar Leased Fee Portfolio Property, the borrowers have the right to cure such event of default under the loan documents by paying to the lender an amount equal to the applicable release price of such individual iStar Leased Fee Portfolio Property (as set forth in the loan documents) to which such event of default under the loan documents relates for deposit into the related escrow.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease has been terminated, cancelled or is otherwise no longer in effect or the title to and/or possession of all or any of the leasehold or subleasehold estates (including any improvements owned by a tenant), as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrower (a “Ground Lease Termination Event”) and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties has failed to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrower entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

Anticipated Repayment Date. The iStar Leased Fee Portfolio Whole Loan has an Anticipated Repayment Date of April 6, 2027 and final maturity date of April 6, 2028. Prior to the ARD, the iStar Leased Fee Portfolio Whole Loan accrues interest at a fixed rate of 3.7950% and requires payments of interest only. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate equal to the greater of (a) 3.0% above the interpolated U.S. Treasury Swap Rate as of the ARD with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan, (b) 3.0% above the interpolated U.S. Treasury Rate as of the ARD with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan and (c) 6.7950%. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Excess Interest”) will be deferred. Provided no event of default has occurred and is continuing, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Excess Interest.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

Partial Releases. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrower is permitted to obtain the release of one or more of the iStar Leased Fee Portfolio Properties upon satisfaction of the following terms and conditions, among others, (a) to the extent that the iStar Leased Fee Borrower has not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the allocated loan amount with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrower has not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing (unless such event of default relates solely to the individual property to be released and such event of default was not caused in bad faith to circumvent this requirement), (ii) after giving effect to the release, the LTV ratio with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the LTV ratio for all of the iStar Leased Fee Portfolio Properties immediately prior to the release (but in no event, less than 63.0%), (iii) after giving effect to the release, the amortizing DSCR (as calculated under the loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the DSCR for all of the iStar Leased Fee Portfolio Properties immediately prior to the release (but in no event, greater than 2.43x), (iv) after giving effect to the release, the net operating income debt yield (as calculated under the loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield for all of the iStar Leased Fee Portfolio Properties immediately prior to the release (but in no event, greater than 9.35%), (v) the lender receives rating agency confirmation from each rating agency rating the Series MSC 2017-H1 certificates, (vi) to the extent the proposed release relates to the release of one of the Hilton Properties, the borrowers deliver evidence reasonably acceptable to the lender that the individual property has been severed from the master lease and that such severing will not have a material adverse effect on the terms of the master lease, the tenant under the master lease or the rights of the borrowers under the master lease and (vii) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the Anticipated Repayment Date and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrower may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrower or its affiliates, (ii) the iStar Leased Fee Portfolio Borrower provides 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease) and (vi) satisfaction of any other requirements set forth in the mortgage loan documents.

Substitution.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Various	Collateral Asset Summary – Loan No. 9 iStar Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,400,000 65.6% 2.12x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Standiford Partners, LLC
Borrower:	RMP Properties, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate(2):	4.4153758%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt(1)(3):	$98,000,000 Pari Passu Debt; $32,000,000 B-Note; Future Mezzanine Debt Permitted
Call Protection(4):	L(6), YM1(107), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Required Repairs:	$746,551	NAP
Environmental Work:	$331,035	$0
Environmental Insurance:	$38,401	$0
Material Tenant Rollover:	$0	Springing
Estate Tax Reserve:	$0	Springing

Financial Information
	Senior Loan(6)	Whole Loan(7)
Cut-off Date Balance / Sq. Ft.:	$80	$98
Balloon Balance / Sq. Ft.:	$80	$80
Cut-off Date LTV:	38.1%	47.0%
Balloon LTV:	38.1%	38.1%
Underwritten NOI DSCR:	3.23x	1.92x
Underwritten NCF DSCR:	3.02x	1.79x
Underwritten NOI Debt Yield:	14.4%	11.7%
Underwritten NCF Debt Yield:	13.5%	11.0%
Underwritten NOI Debt Yield at Balloon:	14.4%	14.4%
Underwritten NCF Debt Yield at Balloon:	13.5%	13.5%

Property Information
Single Asset / Portfolio:	Portfolio of 33 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various, CA
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	1,733,239
Property Management:	SMS Management Company
Underwritten NOI:	$19,928,276
Underwritten NCF:	$18,626,224
Appraised Value:	$361,740,000
Appraisal Date:	February 2017

Historical NOI(8)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	100.0% (June 6, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-5 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $138.0 million and the subordinate note with an original principal balance of $32.0 million, comprises the Save Mart Portfolio Whole Loan with an aggregate original principal balance of $170.0 million. For additional information regarding the pari passu senior notes and subordinate note, see “The Loan” herein.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loans only. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term as set forth in the fixed amortization schedule as set forth in Annex G to the Preliminary Prospectus. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. Thereafter, the monthly Save Mart Portfolio Subordinate Companion Loan interest payment amount will vary as set forth in Annex G to the Preliminary Prospectus.

(3)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	Partial release is permitted. See “Partial Release” herein. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the last piece of the Save Mart Portfolio Whole Loan to be securitized, provided, however, if the last piece of the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then prepayment with yield maintenance is permitted on or after June 6, 2018 (the “Lockout Period”).

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Save Mart Portfolio Senior Loans only, which has an aggregate principal balance of $138.0 million.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Save Mart Portfolio Whole Loan, which has an aggregate principal balance of $170.0 million, and includes both the Save Mart Portfolio Senior Loan and the $32.0 million Save Mart Portfolio Subordinate Companion Loan.

(8)	Historical NOI is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent (PSF)	% of Total U/W Base Rent	Lease Expiration
Save Mart(2)(3)	NR/NR/NR	1,733,239	100.0%	$12.13	100.0%	4/30/2032
Subtotal		1,733,239	100.0%	$12.13	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		1,733,239	100.0%

(1)	Based on the underwritten rent roll dated March 15, 2017.

(2)	The Save Mart Portfolio Properties are leased to Save Mart Companies, a California corporation (formerly known as Save Mart Supermarkets, “Save Mart”) under a 20-year triple-net master lease (the “Master Lease”) between Save Mart and the borrower that commenced in April 2007, and as a condition of closing, was extended an additional five years through April 30, 2032. The Save Mart Portfolio Properties are operated under the Save Mart, S-Mart Foods, Lucky and FoodMaxx brands, except that two properties are subleased to Dick’s Sporting Goods, which leases 73.7% (NRA) of the Dick’s Sporting Goods - Salinas property from Save Mart pursuant to a sublease that provides for a 10-year term through January 2023 at a rental rate of $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 sq. ft. of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is 100.0% subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at a rental rate of $17.53 PSF with four five-year renewal options and no termination options. The sublease properties are covered under the Master Lease and Save Mart is responsible to the borrower for rent thereunder.

(3)	The Save Mart Master Lease has one five-year renewal option and one four-year renewal option with no termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	1,733,239	100.0%	1,733,239	100.0%	$12.13	100.0%	100.0%
Vacant	NAP	0	0.0%	1,733,239	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,733,239	100.0%			$12.13	100.0%

(1)	Based on the underwritten rent roll dated March 15, 2017.

(2)	The Master Lease expires in April 2032 but is structured with one five-year renewal option and then one four-year renewal option with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

The Loan. The Save Mart Portfolio loan (the “Save Mart Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,733,239 sq. ft. portfolio of 33 single tenant retail properties located throughout Northern California (the “Save Mart Portfolio Properties”), with an original principal balance of $40.0 million. The Save Mart Portfolio Loan is evidenced by the non-controlling Note A-5 and is a part of a $170.0 million whole loan that is evidenced by seven promissory notes: six pari passu senior notes with an aggregate original principal balance of $138.0 million (the “Senior Loans” and together with the Save Mart Portfolio Loan, the “Save Mart Portfolio Senior Loans”) and one controlling subordinate note with an aggregate original principal balance of $32.0 million (the “Save Mart Portfolio Subordinate Companion Loan” and, together with the Save Mart Portfolio Senior Loans, the “Save Mart Portfolio Whole Loan”). Only the Save Mart Portfolio Loan will be included in the DBJPM 2017-C6 mortgage trust. The non-controlling Note A-1, with an original principal balance of $50.0 million, is expected to be included in the UBS 2017-C1 mortgage trust. The non-controlling Note A-2, Note A-3 and Note A-4, with an aggregate original balance of $33.0 million are held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), or an affiliate, and are expected to be contributed to one or more future securitizations. The non-controlling Note A-6, with an original principal balance of $15.0 million, is held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), or an affiliate, and is expected to be contributed to one or more future securitizations. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust.

The relationship between the holders of the Save Mart Portfolio Senior Loans and the Save Mart Portfolio Subordinate Companion Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Save Mart Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
A-2, A-3, A-4	$33,000,000	$33,000,000	UBS AG	No
A-5	$40,000,000	$40,000,000	DBJPM 2017-C6	No
A-6	$15,000,000	$15,000,000	CCRE	No
B	$32,000,000	$32,000,000	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$170,000,000

The Save Mart Portfolio Loan has a 10-year term. The Save Mart Portfolio Senior Loans pay interest only for the term of the loan and the Save Mart Portfolio Subordinate Companion Loan fully amortizes during the term of the loan according to the fixed amortization schedule as set forth in Annex G to the Preliminary Prospectus. The Save Mart Portfolio Senior Loans accrue interest at a fixed rate equal to 4.4153758% and has a Cut-off Date Balance of $40.0 million. The Save Mart Portfolio Whole Loan proceeds were used to refinance existing debt of approximately $160.2 million, fund approximately $1.1 million in upfront reserves, pay transaction costs of approximately $2.4 million and return approximately $6.2 million of equity to the borrower. Based on the “As is” appraised value of $361.74 million as of February 2017, the Cut-off Date LTV for the Save Mart Senior Loans is 38.1%. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$170,000,000	100.0%	Refinance Existing Debt	$160,241,288	94.3%
			Closing Costs	$2,425,984	1.4%
			Reserves	$1,115,987	0.7%
			Return of Equity	$6,216,741	3.7%
Total Sources	$170,000,000	100.0%	Total Uses	$170,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, RMP Properties, LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Standiford Partners, LLC, a California limited liability company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 other Save Mart branded grocery stores totaling 751,878 sq. ft. and four warehouse properties totaling 130,773 sq. ft. These 18 properties have a total market value of approximately $108.1 million based on an independent valuation as of March 2016, and none of these properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million. Standiford Partners, LLC, is 100.0% owned by Robert M. Piccinini Living Trust (the “Piccinini Trust”), and the Piccinini Trust is the majority owner (71.4%) of Save Mart.

The borrower sponsor is involved in a class action lawsuit alleging violation of the California Labor Code. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Piccinini Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100.0% of Standiford Partners, LLC and approximately 71.4% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. The Save Mart Portfolio Whole Loan is structured with a Cash Sweep Trigger Event (as defined herein) that will spring into effect if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. In addition, it is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See “Estate Tax Trigger Event” herein. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Piccinini Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties totaling 1,733,239 sq. ft. of space and located throughout Northern California leased to Save Mart pursuant to the Master Lease and operated under the Save Mart, S-Mart Foods, Lucky and FoodMaxx brands (each of which is owned by Save Mart (an affiliate of the borrower sponsor)), with two properties subleased to Dick’s Sporting Goods (not affiliated with Save Mart). The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 sq. ft. to 62,501 sq. ft., with an average size of 52,522 sq. ft. The Master Lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options.

Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky, FoodMaxx and MaxxValue brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertson’s stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $86.4 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. According to its unaudited financial statements, Save Mart reported total assets of approximately $1.1 billion, cash and cash equivalents of approximately $114.4 million and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 CapEx(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total / Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433
(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loans.

(5)	2012-2016 CapEx includes capital expenditures that Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	2011	2012	2013	2014	2015	2016	Occupancy Cost(2)
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total / Wtd. Avg. (6)	1,733,239	$382	$391	$379	$394	$409	$410	3.8%
(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 and converted to a Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the subtenants are not required to report sales.

The Save Mart Portfolio Whole Loan documents provide that the borrower may convert the improvements located on a percentage of the Save Mart Portfolio Properties to an alternative grocery or warehouse club retail formats, provided that, among other things: (i) not more than two conversions are currently occurring (and any prior conversions have been completed by the tenant in all respects in lender’s sole, but reasonable discretion), (ii) the borrower may not convert more than the lesser of (x) 10 Save Mart Portfolio Properties and (y) Save Mart Portfolio Properties that have an allocated loan amounts (in the aggregate) that exceeds 35% of the original principal balance of the Save Mart Portfolio Whole Loan, (iii) in the event that the total cost of the alterations in connection with a conversion is less than, in the aggregate, the lesser of (x) $3,500,000 and (y) 5% of the outstanding balance of the Save Mart Portfolio Whole Loan (the “Conversion Threshold”), the borrower is required to deliver to the lender a completion guaranty, and (iv) in the event the total cost of the alterations in connection with a conversion equals or exceeds, in the aggregate, the Conversion Threshold, the borrower is required to deliver to the lender (x) an acceptable completion guaranty, plus (y) security for the cost of renovations in the form of cash and other obligations set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Environmental Matters. The Phase I environmental reports dated November 2016 and March 2017 recommended no further action at the Save Mart Portfolio Properties, other than the continued implementation of the existing asbestos operations and maintenance program at the Lucky - San Jose I property, the Save Mart - Auburn property, the FoodMaxx - Sacramento property, the Dick’s Sporting Goods - Folsom property and the Lucky - San Leandro property, and with respect to the Lucky - Hayward Mortgaged Property, to address conditions arising from various closed USTs located at the property pursuant to an approved work plan, the borrower escrowed $331,035 (representing 125% of the estimated cost of $264,828) with lender. In addition, the borrower has an environmental impairment liability insurance policy from Beazley that covers the Lucky - Hayward property, the Lucky - Hayward I property, the Lucky California - Daly City property and the S-Mart - Lodi property.

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Actual Rental Rate PSF(3)	Market Rental Rate PSF
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33
(1)	Information is based on the appraisals.

(2)	Information is based on a third party market research report and represents the five-mile radius.

(3)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$21,017,010	$12.13
Value of Vacant Space	0	0.00
Gross Potential Rent	$21,017,010	$12.13
Total Recoveries(3)	616,557	0.36
Less: Vacancy(4)	(1,081,678)	(0.62)
Effective Gross Income	$20,551,888	$11.86
Management Fee	616,557	0.36
General & Administrative	7,055	0.00
Net Operating Income	$19,928,276	$11.50
TI/LC	910,798	0.53
Replacement Reserves	391,254	0.23
Net Cash Flow	$18,626,224	$10.75

(1)	Historical financial information is not presented as the triple-net Master Lease provides that all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Base Rent is underwritten based on the Master Lease.

(3)	Based on the absolute triple-net Master Lease, 100.0% of underwritten management fees are passed through as reimbursements.

(4)	Vacancy adjustment of 5.0% applied due to tenant’s lease term through April 2032; five years beyond the Save Mart Portfolio Whole Loan’s maturity. The Save Mart Portfolio Properties are 100.0% absolute triple-net leased to Save Mart Supermarkets. Based on a fourth quarter 2016 third party market research report, the average submarket vacancy rate for the Save Mart Portfolio Properties is 4.3%.

Property Management. The Save Mart Portfolio Properties are managed by SMS Management Company, an affiliate of the borrower.

Lockbox / Cash Management. The Save Mart Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Trigger Event (as defined below) has occurred, all amounts on deposit in the lockbox account are required to be swept daily into an account controlled by the borrower. During the continuance of a Cash Management Trigger Event, all amounts on deposit in the lockbox account are required to be swept each business day into the cash management account and applied and disbursed in accordance with the loan documents. During the continuance of a Material Tenant Trigger Event (as defined herein), on each monthly payment date, all excess cash flow (which may be capped as described in the definition) is required to be deposited into the Material Tenant (as defined below) rollover reserve account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. During a Cash Sweep Trigger Event, on each monthly payment date, all excess cash flow is required to be deposited into a lender controlled reserve account and held by the lender as additional security for the Save Mart Portfolio Whole Loan.

A “Cash Management Trigger Event” will occur upon the commencement of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the DSCR for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Trigger Event, (v) any indictment for fraud or misappropriation of funds by the borrower, the guarantor, key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger Event (as defined below). A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, on the date the DSCR for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Trigger Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger Event is cured.

A “Material Tenant Trigger Event” will occur upon (i) the Material Tenant providing written notice to the borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10.0% of the total base rent under the Save Mart Master Lease or (b) subletting space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart Master Lease, including any space that Save Mart has subleased or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x. Notwithstanding the foregoing, if a Material Tenant Trigger Event is the result of the event in clause (iv)(a) above, and the amount of space that is sublet and has “gone dark” is less than 30.0% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will be capped at an amount equal to 12 months of base rent attributable to the applicable Save Mart Portfolio Properties that caused the Material Tenant Trigger Event plus recoveries payable by Save Mart pursuant to the Master Lease.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the DSCR for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger Event. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the DSCR for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger Event is cured.

An “Estate Tax Trigger Event” will occur (i) in the event any portion of the federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or on the membership interests in the guarantor are not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the borrower or any other assets owned by the guarantor and proceeds from such transfer or financing are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than an interest in the borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger Event will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i), (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Initial Reserves. At loan origination, the borrower deposited (i) $746,551 into a required repairs account, which represents 115.0% of the engineers estimated costs, (ii) $331,035 into an environmental work account, which represents 125% of the estimated cost to perform the environmental remedial work at the Lucky - Hayward property and (iii) $38,401 into an environmental insurance account, which represents the premium under the environmental insurance policy.

Ongoing Reserves. On each monthly payment date, the borrower is required to deposit an amount equal to (i) 1/12 of estimated annual taxes (ii) 1/12 of annual insurance premiums, provided an acceptable blanket insurance policy is no longer in place, (iii) $33,220 into the replacement reserve account, subject to a cap of $519,972 and (iv) $72,218 into the TI/LC reserve account. Such monthly reserves identified in clauses (i), (ii) and (iii) above will be waived at any time that (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart Portfolio Master Lease (subject to the borrower’s right to release the individual properties), (c) the Save Mart Portfolio Master Lease is in full force and effect, (d) no Material Tenant Trigger Event exists and (e) as applicable, Save Mart (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to an acceptable blanket policy and (z) performs its maintenance obligations pursuant to the Save Mart Portfolio Master Lease. In addition, on each monthly payment date during a Material Tenant Trigger Event, the borrower is required to deposit all excess cash into the Material Tenant rollover reserve account. Upon a transfer that constitutes a transfer of shares of Save Mart or membership interest in the guarantor, the borrower is required to deposit the Estate Tax Funds into an estate tax reserve account.

Current Mezzanine or Subordinate Indebtedness. The Save Mart Portfolio Whole Loan includes the Save Mart Portfolio Subordinate Companion Loan with an original principal balance of $32.0 million, which was sold to Prima Mortgage Investment Trust, LLC but may be otherwise transferred at any time, subject to the terms of the related co-lender agreement. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. Thereafter, the Save Mart Portfolio Subordinate Companion Loan interest rate will vary according to a fixed amortization schedule as set forth in Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

Future Mezzanine or Subordinate Indebtedness Permitted. The Save Mart Portfolio Whole Loan documents permit the borrower to obtain a mezzanine loan in an amount not to exceed $40.0 million, provided, among other things, that (i) including the Save Mart Portfolio Whole Loan and any related mezzanine loans, (a) the LTV ratio is not greater than 58.1%, (b) the DSCR is not less than 1.35x, (c) the debt yield is not less than 9.5%, (ii) the maturity date of the permitted mezzanine loan is no earlier than the Save Mart Portfolio Whole Loan maturity date, (iii) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (iv) the lender making such permitted mezzanine loan must be a qualified institutional lender, (v) a rating agency confirmation is obtained and (vi) the lender and the permitted mezzanine lender enter into an acceptable intercreditor agreement.

Partial Release. Any time after the expiration of the Lockout Period, the borrower may obtain the release of any of the Save Mart Portfolio Properties, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower pays the Release Amount (as defined below), (iii) the LTV ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the LTV ratio at origination of the Save Mart Portfolio Whole Loan (47.0% prior to an permitted mezzanine loan, 58.1% thereafter) and (b) the LTV ratio immediately prior to the release, (iv) the DSCR with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the DSCR at origination of the Save Mart Portfolio Whole Loan (1.79x prior to an permitted mezzanine loan, 1.35x thereafter) and (b) the DSCR immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties (11.0% prior to an permitted mezzanine loan, 9.5% thereafter) is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage (as defined below) of the allocated loan amount and (b) 85.0% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25.0% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125.0% of the applicable allocated Cut-off Date balance and (ii) for the remaining 75.0% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115.0% of the applicable allocated Cut-off Date balance.

In addition, the borrower has the right to obtain the release or substitution (subject to the release conditions above or the substitution provisions below, as applicable) of the Save Mart Portfolio Property – Modesto or the Save Mart Portfolio Property - Jackson, in the event, with respect to each property, an adjoining third party property owner exercises its right to purchase the respective Save Mart Portfolio Property, pursuant to the conditions specified under “Description of the Mortgage Pool — Tenant Issues — Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Substitution. Any time after the expiration of the Lockout Period, the borrower may obtain the release of any Save Mart Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the borrower delivers to the lender, with respect to the Substitute Property, a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Master Lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Master Lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart under the Master Lease, (v) after the substitution, except as otherwise provided, the aggregate allocated loan amount of all Substituted Properties does not exceed 20.0% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the LTV ratio with respect to the Save Mart Portfolio Properties including the Substitute Property, but excluding the Substituted Property, is no greater than the lesser of (a) the LTV ratio at origination of the Save Mart Portfolio Whole Loan (47.0% prior to an permitted mezzanine loan, 58.1% thereafter) and (b) the LTV ratio immediately prior to the substitution, (vii) the DSCR with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substitute Property, but excluding the Substituted Property, will be no less than the greater of (a) the DSCR at origination of the Save Mart Portfolio Whole Loan (1.79x prior to an permitted mezzanine loan, 1.35x thereafter) and (b) the DSCR immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substitute Property, but excluding the Substituted Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan (11.0% prior to an permitted mezzanine loan, 9.5% thereafter) and (b) the debt yield immediately prior to the substitution and (ix) the delivery of a REMIC opinion and (b) the receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Various	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 38.1% 3.02x 14.4%

North Coast
Mendocino
Chico
Reno
Yuba City
Lake Tahoe
South Lake Tahoe
Sacramento
Santa Rosa
Napa
SIERRA NEVADAS
San Francisco
Oakland
Stockton
Yosemite National Park
PACIFIC OCEAN
Modesto
Palo Alto
CALIFORNIA
San Jose
Santa Cruz
Monterey
Carmel
Fresno

Save Mart Portfolio

#	Property Name	Address	City/State	Zip Code
1	Lucky - San Francisco	1515 Sloat Boulevard	San Francisco, CA	94132
2	Lucky - San Bruno	1322 El Camino Real	San Bruno, CA	94066
3	Lucky California - Daly City	6843 Mission Street	Daly City, CA	94015
4	Lucky - San Jose I	3270 South White Road	San Jose, CA	95148
5	Lucky - San Jose II	565 West Capitol Expressway	San Jose, CA	95136
6	Lucky - San Leandro	1300 Fairmont Drive	San Leandro, CA	94578
7	Dick's Sporting Goods - Folsom	1003 East Bidwell Street	Folsom, CA	95630
8	Lucky - Concord	5190 Clayton Road	Concord, CA	94521
9	FoodMaxx - Antioch	4500 Lone Tree Way	Antioch, CA	94531
10	Lucky - Hollister	291 McCray Street	Hollister, CA	95023
11	Save Mart - Modesto	801 Oakdale Road	Modesto, CA	95355
12	Dick's Sporting Goods - Salinas	1223 North Davis Road	Salinas, CA	93907
13	Save Mart - Clovis	1157 North Willow Street	Clovis, CA	93611
14	Save Mart - Grass Valley	2054 Nevada City Highway	Grass Valley, CA	95945
15	FoodMaxx - Sacramento	3201 Truxel Road	Sacramento, CA	95833
16	Lucky - Hayward I	25151 Santa Clara Street	Hayward, CA	94544
17	Save Mart - Auburn	386 Elm Avenue	Auburn, CA	95603
18	Save Mart - Tracy	875 South Tracy Boulevard	Tracy, CA	95376
19	S-Mart - Lodi	530 West Lodi Avenue	Lodi, CA	95240
20	Save Mart - Chico	146 West East Avenue	Chico, CA	95926
21	Save Mart - Fresno I	5750 North First Street	Fresno, CA	93710
22	Lucky - San Jose III	2027 Camden Avenue	San Jose, CA	95124
23	Save Mart - Roseville	5060 Foothills Boulevard	Roseville, CA	95678
24	Lucky - Vacaville I	777 East Monte Vista Avenue	Vacaville, CA	95688
25	Save Mart - Elk Grove	9160 Elk Grove Florin Road	Elk Grove, CA	95624
26	Save Mart - Fresno II	4043 West Clinton Avenue	Fresno, CA	93722
27	Lucky - Sand City	2000 California Avenue	Sand City, CA	93955
28	Lucky - Vacaville II	1979 Peabody Road	Vacaville, CA	95687
29	Lucky - Hayward	22555 Mission Boulevard	Hayward, CA	94541
30	Save Mart - Kingsburg	909 Sierra Street	Kingsburg, CA	93631
31	Save Mart - Sacramento	7960 Gerber Road	Sacramento, CA	95828
32	Lucky - Santa Rosa	150 Bicentennial Way	Santa Rosa, CA	95403
33	Save Mart - Jackson	11960 State Highway 88	Jackson, CA	95642

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

23592 Rockfield Boulevard Lake Forest, CA 92630	Collateral Asset Summary – Loan No. 11 Lake Forest Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,100,000 68.7% 1.29x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	National Credit Tenant Investments, LLC; Diversified Partners, Inc.
Borrower:	Valuerock Lake Forest, LLC
Original Balance:	$36,100,000
Cut-off Date Balance:	$36,100,000
% by Initial UPB:	3.2%
Interest Rate:	4.6700%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$25,720	$12,860
Insurance(3):	$0	Springing
Replacement(4):	$0	$1,295
TI/LC(5):	$0	$10,381
Lemon Tree Reserve(6):	$183,488	$0
AT&T Reserve(7):	$160,990	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$465
Balloon Balance / Sq. Ft.:	$408
Cut-off Date LTV:	68.7%
Balloon LTV:	60.4%
Underwritten NOI DSCR(8):	1.34x
Underwritten NCF DSCR(8):	1.29x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.0%
(1)	Mezzanine debt is permitted provided, among other things, (i) a combined LTV ratio of less than or equal to 68.7%, (ii) a combined DSCR greater than or equal to 1.25x and (iii) a combined debt yield of no less than 7.6%.

(2)	A hard lockbox and cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.15x or (iii) a mezzanine loan is outstanding.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Unanchored Retail
Collateral:	Fee Simple
Location:	Lake Forest, CA
Year Built / Renovated:	1973, 2010, 2015 / 2016
Total Sq. Ft.:	77,710
Property Management:	Colliers International Real Estate Management Services (CA), Inc.
Underwritten NOI:	$2,993,769
Underwritten NCF:	$2,881,090
Appraised Value:	$52,540,000
Appraisal Date:	November 5, 2016

Historical NOI(9)
Most Recent NOI:	$1,648,376 (December 31, 2016)
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(9)
Most Recent Occupancy(10):	96.5% (April 6, 2017)
2016 Occupancy:	94.6% (December 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(3)	If an acceptable blanket policy is no longer in place, the borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premiums into the insurance reserve account.

(4)	Replacement reserves are subject to a cap of $46,626.

(5)	TI/LC reserves are subject to a cap of $498,298.

(6)	Lemon Tree Spa (3.9% of NRA) has executed a lease but has not yet taken occupancy at the Lake Forest Gateway property. Lemon Tree Spa is expected to take occupancy in Fall 2017. The reserve consists of (i) $39,104 for monthly disbursements related to the anticipated rent commencement, (ii) $27,072 for tenant improvements and (iii) $117,312 for free rent.

(7)	AT&T (1.8% of NRA) has executed a lease but has not yet taken occupancy at the Lake Forest Gateway property. AT&T is expected to take occupancy in Fall 2017. The reserve consists of (i) $31,500 for monthly disbursements related to the anticipated rent commencement, (ii) $33,040 for tenant improvements, (iii) $87,000 for required landlord work and (iv) $9,450 for leasing commissions.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.75x and 1.69x, respectively.

(9)	The property was re-developed by the borrower sponsors from 2011 to 2016. Accordingly, Historical NOI information is not available.

(10)	Most Recent Occupancy includes Lemon Tree Spa and AT&T, which executed leases, but are not yet in occupancy. See footnotes (6) and (7), respectively, for additional information.

TRANSACTION HIGHLIGHTS

■	Capital Expenditures. Since 2011, the borrower sponsors have invested more than $18.5 million to re-develop and re-lease the Lake Forest Gateway property. The redevelopment finished in late 2016 and included the removal of four buildings, the substantial renovation of three existing buildings and the construction of four new buildings. This renovation upgraded and modernized the look of the Lake Forest Gateway property and resulted in significant re-tenanting. The borrower sponsors’ cost basis in the Lake Forest Gateway property, including purchase price and redevelopment costs, totals approximately $39.5 million, which does not include additional capital spent between 2003 and 2011.

■	Tenancy. The Lake Forest Gateway property is currently 96.5% occupied by a rent roll of 31 tenants as of April 6, 2017, including national tenants such as FedEx, Sears, Buffalo Wild Wings, Starbucks, AT&T and Panera Bread. The remaining tenants at the Lake Forest Gateway property include a variety of regional and local service providers, casual dining restaurants and medical tenants. No tenant at the Lake Forest Gateway property accounts for more than 8.4% of net rentable area (“NRA”) or 8.5% of annual base rent. Additionally, since January 2015, the borrower sponsors have signed new leases with 24 tenants, accounting for 55,724 sq. ft. (71.7% of NRA) and approximately 74.9% of the Lake Forest Gateway property’s base rent.

■	Market. The Lake Forest Gateway property is located in Lake Forest, California, a master planned community in Orange County. The area features estimated 2016 populations of 128,822 and 284,677 within a three-, and five- mile radius, respectively, and estimated 2016 average household incomes of $98,334 and $114,884, within the same radii. The Lake Forest Gateway property has significant traffic and visibility from its site on the hard corner intersection of Lake Forest Drive and Rockfield Boulevard, the two main arterials within the trade area according to the appraisal. The Lake Forest Gateway property is also in close proximity to I-5, the main North-South freeway in Southern California which connects San Diego, Orange County and Los Angeles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

2 Portola Plaza Monterey, CA 93940	Collateral Asset Summary – Loan No. 12 Portola Hotel & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 34.5% 3.92x 16.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	James E. Grier
Borrower:	Custom House Hotel, L.P.
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000
% by Initial UPB:	3.1%
Interest Rate:	4.0630%
Payment Date:	1st of each month
First Payment Date:	June 1, 2017
Maturity Date:	May 1, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
FF&E:	$112,764	4% of gross revenues for the calendar month which occurred two months prior
Space Rent(3):	$119,477	$17,069

Financial Information
Cut-off Date Balance / Room:	$92,348
Balloon Balance / Room:	$92,348
Cut-off Date LTV:	34.5%
Balloon LTV:	34.5%
Underwritten NOI DSCR:	3.92x
Underwritten NCF DSCR:	3.92x
Underwritten NOI Debt Yield:	16.1%
Underwritten NCF Debt Yield:	16.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Monterey, CA
Year Built / Renovated:	1978 / 2017
Total Rooms:	379
Property Management:	CH Monterey, LLC
Underwritten NOI:	$5,648,116
Underwritten NCF:	$5,648,116
Appraised Value:	$101,400,000
Appraisal Date:	March 21, 2017

Historical NOI
Most Recent NOI:	$4,106,042 (T-12 January 31, 2017)
2016 NOI:	$4,186,143 (December 31, 2016)
2015 NOI:	$5,943,571 (December 31, 2015)
2014 NOI:	$5,364,905 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	64.8% (January 31, 2017)
2016 Occupancy:	64.4% (December 31, 2016)
2015 Occupancy:	67.9% (December 31, 2015)
2014 Occupancy:	65.2% (December 31, 2014)
(1)	In place cash management will be triggered when (i) an event of default has occurred, (ii) a bankruptcy action by the borrower or manager has occurred or (iii) the DSCR falls below 1.40x based on a trailing 12 month period.

(2)	The borrower will be required to deposit 1/12 of annual taxes into the tax reserve account on a monthly basis when (i) an event of default has occurred, (ii) the DSCR falls below 1.65x based on a trailing 12 month period or (iii) borrower fails to provide satisfactory evidence that all taxes have been paid on or prior to the date when due (subject to the borrower’s right to contest payment under the loan documents). Additionally, the borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account (i) upon the occurrence of an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(3)	The Space Rent reserve covers unpaid rent or other charges related to the ballroom lease. Monthly deposits are required for so long as the borrower does not make its rental payments in accordance with the ballroom lease, in an amount equal to the greater of (i) $17,069 and (ii) the sum of the minimum annual rental and additional rent required under the ballroom lease.

TRANSACTION HIGHLIGHTS

■	Property. The property was built in 1978 and consists of a 379-room, full service, LEED-certified hotel with a 31,354 sq. ft. retail component located in downtown Monterey, California. The property is adjacent and connected to the Monterey Conference Center. The property features three food and beverage outlets, 21,756 sq. ft. of meeting space, a full-service spa, an outdoor pool with a jacuzzi, a fitness center and a 421-car parking garage.

■	Location. The property is located in downtown Monterey and is connected to the Monterey Conference Center, which is a major demand driver for the property. The City of Monterey is gut renovating the conference center and has budgeted approximately $60.0 million to create a more flexible and functional space with advanced technology and a Silver LEED designation. The property is also located near demand generators including Fisherman’s Wharf, Cannery Row, the Monterey Bay Aquarium, the Pebble Beach golf courses and Carmel-by-the-Sea, a popular beach village destination. The Monterey Peninsula hosts several major events including the Pebble Beach Concours d’Elegance, the Monterey Jazz Festival, the Monterey Blues Festival and the AT&T Pebble Beach Pro-Am golf tournament.

■	Major Renovation. The property underwent an approximately $10.8 million ($28,496 per room) renovation, which was completed in May 2017. The upgrades consist of a complete renovation of the lobby and the lobby bar and restaurant, renovation of all public bathrooms, new hallway carpets throughout the hotel and room upgrades including walk-in showers, new windows and new air conditioning units. In addition, the borrower sponsor has invested approximately $20.0 million between 2008 and 2015 for a total capital investment of $30.8 million ($81,309 per room) since 2008.

■	Borrower Sponsor. The developer of the property, James E. Grier is the managing member and only partner directly or indirectly owning an interest of more than 10% in the borrower. James E. Grier began his career as a real estate attorney and started developing hotels in 1974 when he served as Managing Partner of the borrower. He previously served as President, Chairman and Co-COO of DoubleTree Hotels Corporation, where he was responsible for 100 hotels across the country, from 1989 through his resignation in 1995. He is a director on the board of Mercy Healthcare Arizona, Inc. Homeward Bound, Inc. and the Iowa Law School Foundation.

■	DeAnza Ballroom. The borrower leases a 10,655 sq. ft. ballroom space, located in the conjoined Monterey Conference Center, from the City of Monterey. There is ongoing litigation between the borrower and the city related to the party responsible for the cost of improvements to the Portola Hotel & Spa lobby, resulting from the Monterey Conference Center’s renovation (both share a common entrance). As a result, the borrower has not been paying the rental payments due under its lease to the city. The DeAnza Ballroom is not part of the collateral, but the loan documents provide that in the event the borrower or an affiliate obtains fee title to the leased space, the borrower will (or will cause the affiliate) grant a security interest in the fee estate to the lender. The ongoing litigation has not affected operations at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

50 West Liberty Street Reno, NV 89501	Collateral Asset Summary – Loan No. 13 50 West Liberty	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 72.5% 1.44x 10.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Bruce Cardinal; Matthew T. White
Borrowers(1):	50 West Liberty DE LLC; Redbird Reno Liberty DE LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,500,000
% by Initial UPB:	3.0%
Interest Rate:	4.5800%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$32,667	$32,512
Insurance(3):	$0	Springing
Replacement(4):	$0	$4,855
TI/LC(5):	$0	$29,130
Required Repairs:	$13,375	NAP
Anytime Fitness Reserve(6):	$421,024	$0
Free Rent:	$172,738	$0
Approved Leasing Expenses:	$90,286	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$141
Balloon Balance / Sq. Ft.:	$121
Cut-off Date LTV(7):	72.5%
Balloon LTV(7):	62.1%
Underwritten NOI DSCR(8):	1.65x
Underwritten NCF DSCR(8):	1.44x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Reno, NV
Year Built / Renovated:	1980 / 2015
Total Sq. Ft.:	244,449
Property Management:	Basin Street Properties
Underwritten NOI:	$3,493,299
Underwritten NCF:	$3,055,015
Appraised Value(7):	$47,570,000
Appraisal Date:	February 17, 2017

Historical NOI
Most Recent NOI:	$2,609,668 (T-12 January 31, 2017)
2016 NOI:	$2,594,140 (December 31, 2016)
2015 NOI:	$2,426,768 (December 31, 2015)
2014 NOI:	$3,078,566 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	84.2% (March 31, 2017)
2016 Occupancy:	87.5% (December 31, 2016)
2015 Occupancy:	81.2% (December 31, 2015)
2014 Occupancy:	90.2% (December 31, 2014)
(1)	The borrowers own the 50 West Liberty property as tenants-in-common.

(2)	A hard lockbox is triggered upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.25x and in place cash management is triggered upon (i) an event of default or (ii) the debt service coverage ratio falling below 1.20x.

(3)	If an acceptable blanket insurance policy is no longer in place, the borrowers are required to deposit 1/12 of the annual insurance premiums into the insurance account.

(4)	The replacement reserve is subject to a cap of $116,550.

(5)	The TI/LC reserve is subject to a cap of $875,000.

(6)	Anytime Fitness has accepted its space from the borrower and is currently finishing the build-out of its space. The reserve consists of (i) $21,932 for monthly disbursements related to the anticipated rent commencement, (ii) $325,654 for tenant improvements and (iii) $73,438 for free rent.

(7)	The Appraised Value of $47,570,000 reflects the appraiser’s “As Stabilized” value, which assumes that all outstanding leasing obligations have been satisfied. At origination, a total of $684,048 was reserved to cover outstanding leasing obligations at the 50 West Liberty property. Based on the “As is” Appraised Value of $46,520,000, the Cut-off Date and Balloon LTV are 74.2% and 63.5%, respectively.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.18x and 1.91x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The 50 West Liberty property is a 244,449 sq. ft. Class A office property consisting of one 12-floor tower and one four-floor mid-rise building connected by a ground floor lobby, plus a contiguous three-floor covered parking structure with 451 parking spaces which equates to a ratio of approximately 1.8 spaces per 1,000 sq. ft. The 50 West Liberty property is located in the southern portion of downtown Reno’s central business district within close proximity of I-80, Highway 395 and the Reno Amtrak station. Building amenities include a fitness center and ground floor café. Since 2012, the borrower sponsors have spent approximately $2.1 million in capital expenditures, the majority of which was associated with energy efficiency upgrades completed in 2016.

■	Tenancy / Recent Leasing. The 50 West Liberty property is 84.2% occupied by 38 tenants as of March 31, 2017 with no tenant occupying more than 6.7% of net rentable area. Top tenants include Renown Health (6.7% of NRA; 8.1% of U/W Base Rent), New York Life Insurance Co. (4.9% of NRA; 6.4% of U/W Base Rent; AA+/Aaa/AA+ by Fitch/Moody’s/S&P), Bank of America (4.5% of NRA; 5.7% of U/W Base Rent; A/Baa1/BBB+ by Fitch/Moody’s/S&P), Noble Studios (4.0% of NRA; 4.9% of U/W Base Rent) and Parson Behle & Latimer (3.9% of NRA; 5.2% of U/W Base Rent). Since the beginning of 2016, the borrower sponsors have executed over 48,000 sq. ft. of new/expansion leases and over 31,000 sq. ft. of renewals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

5550 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 14 Columbus Park Crossing South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 75.0% 1.40x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Steven Cadranel
Borrower:	Columbus Park Crossing South (Delaware), LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,500,000
% by Initial UPB:	2.5%
Interest Rate:	4.6200%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$75,574	$12,596
Insurance(3):	$0	Springing
Replacement(4):	$0	$2,262
TI/LC(5):	$300,000	$25,000
Leasing Reserve:	$151,636	$0
Lease Sweep Reserve(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$126
Balloon Balance / Sq. Ft.:	$108
Cut-off Date LTV:	75.0%
Balloon LTV:	64.3%
Underwritten NOI DSCR(7):	1.45x
Underwritten NCF DSCR(7):	1.40x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Columbus, GA
Year Built / Renovated:	2006 / NAP
Total Sq. Ft.(8):	225,628
Property Management:	Genesis Real Estate Advisers, LLC
Underwritten NOI:	$2,546,851
Underwritten NCF:	$2,457,249
Appraised Value:	$38,000,000
Appraisal Date:	March 7, 2017

Historical NOI
Most Recent NOI:	$2,397,991 (December 31, 2016)
2015 NOI:	$2,417,572 (December 31, 2015)
2014 NOI:	$2,462,611 (December 31, 2014)
2013 NOI:	$2,404,639 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	98.4% (April 12, 2017)
2016 Occupancy:	98.4% (December 31, 2016)
2015 Occupancy:	97.5% (December 31, 2015)
2014 Occupancy:	99.1% (December 31, 2014)
(1)	Mezzanine debt in an amount not to exceed $4,350,000 is permitted provided, among other things, (i) a combined LTV ratio of less than or equal to 75.0%, (ii) a combined DSCR greater than or equal to 1.33x and (iii) a combined debt yield of no less than 8.2%.

(2)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) the commencement of a mezzanine trigger period, (iii) the debt service coverage ratio falling below 1.20x, (iv) the occurrence of a Lease Sweep Period or (v) bankruptcy of the guarantor or manager.

(3)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.

(4)	The replacement reserve is subject to a cap of $81,435.

(5)	The TI/LC reserve is subject to a cap of $500,000.

(6)	During a Lease Sweep Period, all excess cash flow will be transferred to a lender controlled lease sweep account. A “Lease Sweep Period” will commence, with respect to Dick’s Sporting Goods lease or a replacement lease (and their related tenant under such lease), upon (i) the earlier of (a) six months prior to the earliest stated lease expiration date or (b) July 31, 2017 or (c) the date by which such tenant is required to give renewal notice (and such notice has not been provided), (ii) the date that such lease is surrendered, cancelled or terminated prior to its then current expiration date or (or the borrower has received notice thereof), (iii) the date that such tenant discontinues its business or gives notice thereof, (iv) a monetary default or material non-monetary default under such lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of such tenant (or its parent entity).

(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.91x and 1.84x, respectively.

(8)	Includes the Kohl’s and Red Robin ground lease parcels, for which the improvements (94,950 sq. ft.) are owned by the tenant and not collateral for the loan.

TRANSACTION HIGHLIGHTS

■	Property. The Columbus Park Crossing South property consists of a 225,628 sq. ft. Class A, anchored retail center located approximately seven miles north of the Columbus, Georgia central business district. As of April 12, 2017, the Columbus Park Crossing South property is 98.4% leased to 15 national and local tenants, including Kohl’s, Dick’s Sporting Goods, TJ Maxx, Petco, Ulta Salon, Kirkland’s and Red Robin. The Columbus Park Crossing South property has exhibited a stable historical occupancy, with an average occupancy of 99.0% since 2007. Two tenants, Kohl’s and Red Robin, are on ground leases and own their own improvements. Three shadow tenants (Wells Fargo, Shogun Japanese Steakhouse and Southern States Bank) are located on outparcels adjacent to the Columbus Park Crossing South property and are not collateral for the Columbus Park Crossing South loan. The Columbus Park Crossing South property features a total of 1,157 surface parking spaces, which equates to a ratio of 5.13 spaces per 1,000 sq. ft. The Columbus Park Crossing South property is located approximately 115 miles southwest of Atlanta, Georgia and 90 miles east of Montgomery, Alabama. The Columbus Park Crossing South property is also in close proximity to the Fort Benning military reservation. Fort Benning houses the U.S. Army Infantry School and, according to the appraisal, has an annual active and retired military and civilian employee payroll of more than $1.08 billion per year and an impact of more than $1.9 billion per year on the local economy.

■	Authority Lease. In 2006, the borrower temporarily transferred its fee simple interest in the Columbus Park Crossing South to the Development Authority of Columbus, Georgia (the “Development Authority”) and the Development Authority issued industrial development bonds in the aggregate principal amount of $27,500,000, the proceeds of which were used to pay for financing acquisition and development costs of the Columbus Park Crossing South property. For additional information, see “Risk Factors – Real Estate and Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

73-400-73-470 El Paseo and 73-401-73-411 & 73-496 Highway 111 Palm Desert, CA 92260	Collateral Asset Summary – Loan No. 15 El Paseo Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,466,262 63.9% 1.40x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Borrower Sponsor:	Allied District Properties, L.P.
Borrower:	El Paseo, L.L.C.
Original Balance:	$27,500,000
Cut-off Date Balance:	$27,466,262
% by Initial UPB:	2.4%
Interest Rate:	4.3700%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$29,945	$14,972
Insurance(3):	$0	Springing
Replacement(4):	$0	$928
TI/LC(5):	$500,000	Springing
Additional Lease(6):	$814,425	$0
Lease Sweep(7):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$367
Balloon Balance / Sq. Ft.:	$296
Cut-off Date LTV:	63.9%
Balloon LTV:	51.5%
Underwritten NOI DSCR:	1.44x
Underwritten NCF DSCR:	1.40x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Palm Desert, CA
Year Built / Renovated:	1973, 2002, 2003, 2016 / 2016
Total Sq. Ft.:	74,821
Property Management:	M & J Wilkow Properties, LLC
Underwritten NOI:	$2,372,885
Underwritten NCF:	$2,303,390
Appraised Value:	$43,000,000
Appraisal Date:	March 24, 2017

Historical NOI(8)
Most Recent NOI:	$1,286,319 (T-12 April 30, 2017)
2016 NOI:	$856,311 (December 31, 2016)
2015 NOI:	$708,650 (December 31, 2015)
2014 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	89.2% (April 20, 2017)
2016 Occupancy:	98.0% (December 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(1)	Mezzanine debt is permitted provided, among other things, (i) a combined LTV ratio of less than or equal to 63.95%, (ii) a combined DSCR greater than or equal to 1.37x and (iii) a combined debt yield of no less than 8.19%.

(2)	A hard lockbox and in-place cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.20x, (iii) if a mezzanine loan is outstanding or (iv) a Lease Sweep Period. A “Lease Sweep Period” will commence with respect to the Saks Fifth Avenue Off 5th lease (or a replacement lease for a majority of such tenant’s leased space) upon (i) the earlier of (a) the date that is 12 months prior to the earliest stated expiration of such lease or (b) the date the tenant under such lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (ii) receipt by the borrower of notice from such tenant lease that it intends to surrender, cancel or terminate its lease, (iii) the date that such tenant discontinues its business or gives notice that it intends to do so, (iv) a default under such lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of the tenant under such lease (or its parent entity).

(3)	If an acceptable blanket policy is no longer in place, the borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premiums into the insurance reserve account.

(4)	Replacement reserves are subject to a cap of $33,399.

(5)	Monthly payments of $9,277.50 will be required if the amount in the TI/LC reserve account falls below $250,000 until the cap of $500,000 is met.

(6)	The Additional Lease reserve consists of (i) $540,480 for outstanding tenant improvements, (ii) $166,960 for leasing commissions and (iii) $106,985 for gap rent, all relating to Luna Grill, Poke’ Hana, T-Mobile and El Paseo Nail Bar, who recently signed leases at the El Paseo Square property.

(7)	On each monthly payment date during a Lease Sweep Period, all excess cash will be transferred into the Lease Sweep reserve, subject to a cap of $500,000 (which cap includes the amounts on deposit in the TI/LC reserve).

(8)	The property was re-developed by the borrower sponsor in 2016. Accordingly, Historical NOI information is not available.

TRANSACTION HIGHLIGHTS

■	Tenancy. The El Paseo Square property is 89.2% leased to 21 tenants across seven buildings as of April 20, 2017. The property is anchored by Saks Fifth Avenue Off 5th (22,738 sq. ft. and 30.6% of NRA), and no additional tenant accounts for more than 10.2% of the NRA. The El Paseo Square property underwent a re-development in 2016 which included the development of three buildings, remodeling of the Saks Fifth Avenue Off 5th space and additional capital expenditures throughout the center. The borrower sponsor spent approximately $9.3 million on the remodeling and expansion, including $2.0 million on required work throughout the site. Following the renovation, the borrower sponsor re-leased a majority of space at the center, including 16 new and renewal leases for 58,780 sq. ft. (79.2% of the NRA).

■	Market. The El Paseo Square property is located along El Paseo, in Palm Desert, a city within the Coachella Valley region of Riverside County, California. The property is located on El Paseo, which is considered the high street retail corridor in Coachella Valley according to the appraisal. El Paseo features numerous upscale retail/restaurant developments that cater to the affluent residents and tourists of the Coachella Valley. The El Paseo Square Property is conveniently accessible by four primary ingress/egress access points off El Paseo, San Pablo Avenue, and Highway 111 with two secondary ingress/egress access points off Lupine Lane. Highway 111 runs from I-10 on the north through Palm Springs, Rancho Mirage, Cathedral City, Palm Desert, Indio and continues south to the Salton Sea and carries much of the regional commuter traffic. Within the area’s cities, the majority of commercial development has centered on Highway 111.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

2741 Faudree Road Odessa, TX 79765	Collateral Asset Summary – Loan No. 16 Faudree Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,125,000 66.2% 1.65x 10.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsors:	Robert A. Blau; Adam H. Jacobson
Borrower:	Faudree Ranch Apartments Odessa, LLC
Original Balance:	$25,125,000
Cut-off Date Balance:	$25,125,000
% by Initial UPB:	2.2%
Interest Rate:	4.3000%
Payment Date:	1st of each month
First Payment Date:	July 1, 2017
Maturity Date:	June 1, 2022
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(29), O(6)
Lockbox / Cash Management(2):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$219,060	$47,323
Insurance:	$1,116	$1,116
Replacement(3):	$0	$7,500
TI/LC:	$0	$0

Financial Information
Cut-off Date Balance / Unit:	$83,750
Balloon Balance / Unit:	$79,532
Cut-off Date LTV:	66.2%
Balloon LTV:	62.8%
Underwritten NOI DSCR(4):	1.71x
Underwritten NCF DSCR(4):	1.65x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Odessa, TX
Year Built / Renovated:	2014 / NAP
Total Units:	300
Property Management:	GREP Central, LP
Underwritten NOI:	$2,551,782
Underwritten NCF:	$2,461,782
Appraised Value:	$37,980,000
Appraisal Date:	April 12, 2017

Historical NOI(5)
Most Recent NOI:	$2,680,174 (T-12 March 31, 2017)
2016 NOI:	$2,883,384 (December 31, 2016)
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	98.3% (April 11, 2017)
2016 Occupancy:	94.1% (December 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(1)	Mezzanine debt is permitted provided, among other things, (i) a combined LTV ratio of less than or equal to 66.0% and (ii) a combined DSCR greater than or equal to 1.50x.

(2)	The borrower is required to establish a lockbox upon the earlier of a (i) Cash Sweep Event (as defined below) or (ii) the date the DSCR is less than 1.30x. In place cash management will be triggered upon (i) an event of default, (ii) a bankruptcy or insolvency of the borrower or manager or (iii) if the DSCR falls below 1.25x based on a trailing three-month period (“Cash Sweep Event”).

(3)	Replacement reserves are subject to a cap of $270,000.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.33x and 2.25x, respectively.

(5)	The property was constructed in 2014, and there is no Historical NOI or Historical Occupancy for 2014 and 2015.

TRANSACTION HIGHLIGHTS

■	Property. The Faudree Ranch property is a 300-unit Class A, apartment community built in 2014 and located in Odessa, Texas. The property is comprised of 12 three-story buildings with a unit mix consisting of 120 one-bedroom units, 156 two-bedroom units and 24 three-bedroom units. Unit amenities include granite countertops, garden tubs, stainless steel appliance packages and a washer and dryer connection. Property amenities include a swimming pool, hot tub, clubhouse with fitness and business center, sand volleyball court, bocce ball court, putting green, picnic area and dog park. Additionally, the property contains 600 parking spaces comprised of 300 surface parking spaces, 72 enclosed garage spaces and 228 carport spaces, resulting in a parking ratio of 2.0 spaces per unit.

■	Location/Market. The property is located in Odessa, Texas and is adjacent to the Odessa Country Club and benefits from access to major highways. The property benefits from its proximity to Parks Legado Town Center, a 68-acre mixed-use town center, and Chimney Rock Shopping Center, a 340,000 sq. ft. power center anchored by Best Buy, Marshalls and Kirkland’s Home Décor. According to the appraiser, the estimated 2016 population and average household income in a one-, three- and five-mile radius are 3,792, 17,554 and 45,674 and $120,093, $102,458 and $82,906, respectively. According to the appraisal, as of the fourth quarter of 2016, the Midland/Odessa submarket had an average occupancy of 89.4% and average asking rents of $908 per unit.

■	Institutional Management. The property will be managed by GREP Central, LP, a subsidiary of Greystar, which has a current portfolio of approximately $15.0 billion and over 60,000 units under management. According to the property manager, the portfolio includes thirteen properties in the Midland/Odessa market totaling 2,640 units.

■	Experienced Sponsors: The borrower sponsors are Adam H. Jacobson and Robert A. Blau. Adam H. Jacobson has been actively engaged as principal, investor and advisor within the real estate industry. Adam is the founder of JB Howell Enterprise Inc. (“JB Howell”), which was established in 1984. JB Howell was responsible for over three billion dollars in debt and equity placement in its first decade. Robert A. Blau is the managing director of RABCO Asset Management, which was established in 2000 to advise high net worth individuals on equity and real estate investments. The borrower sponsors contributed approximately $13.4 million in equity to facilitate the acquisition of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

2498 Aristocracy Circle Lexington, KY 40509	Collateral Asset Summary – Loan No. 17 LC Hamburg Farms	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 75.0% 1.26x 8.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsors:	Steven P. Rosenthal; Lee E. Rosenthal
Borrower:	West Shore Hamburg LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.2%
Interest Rate:	4.7500%
Payment Date:	1st of each month
First Payment Date:	June 1, 2017
Maturity Date:	May 1, 2027
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), YM(91), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$203,764	$33,961
Insurance:	$0	Springing
Replacement(2):	$5,525	$5,525
Required Repairs:	$41,250	NAP

Financial Information
Cut-off Date Balance / Unit:	$113,122
Balloon Balance / Unit:	$103,931
Cut-off Date LTV(4):	75.0%
Balloon LTV(4):	68.9%
Underwritten NOI DSCR(3):	1.30x
Underwritten NCF DSCR(3):	1.26x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Lexington, KY
Year Built / Renovated:	2005 / NAP
Total Units:	221
Property Management:	West Shore LLC
Underwritten NOI:	$2,031,155
Underwritten NCF:	$1,964,855
“As Is” Appraised Value(4):	$33,300,000
“As Is” Appraisal Date(4):	March 16, 2017
“Hypothetical As Is” Appraised Value(4):	$33,341,250
“Hypothetical As Is” Appraisal Date(4):	March 16, 2017

Historical NOI
Most Recent NOI:	$1,915,580 (T-12 February 28, 2017)
2016 NOI:	$1,935,318 (December 31, 2016)
2015 NOI:	$1,929,914 (December 31, 2015)
2014 NOI(3):	$1,820,136 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	95.9% (April 1, 2017)
2016 Occupancy:	95.8% (December 31, 2016)
2015 Occupancy:	95.0% (December 31, 2015)
2014 Occupancy(5):	NAV

(1)	A soft lockbox will be triggered upon (a) the occurrence of a Cash Sweep Event or (b) the date the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.20x. In place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x (a “Cash Sweep Event”). In place cash management will be triggered upon the occurrence and continuance of a Cash Sweep Event.

(2)	Replacement reserve is subject to a cap of $331,500.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.63x, respectively.

(4)	The “Hypothetical As-Is” Appraised Value assumes that amounts sufficient to complete all outstanding deferred maintenance were reserved at origination. At origination, the borrower reserved $41,250 for deferred maintenance covering all outstanding items noted in the property condition report. Based on the “As Is” Appraised Value, the LC Hamburg Farms Property has a Cut-off Date LTV of 75.1% and Balloon LTV of 69.0%.

(5)	2014 Occupancy not available due to timing of the acquisition of the property.

TRANSACTION HIGHLIGHTS

■	Property. The LC Hamburg Farms property is a 221-unit, Class A, garden-style multifamily complex built in 2005 and located in Lexington, Kentucky. The property is comprised of 24 one-bedroom units and 197 two-bedroom units across 26 two- and three-story apartment buildings. Amenities include a clubhouse, outdoor pool and fitness center. According to the borrower sponsors, approximately $486,614 (approximately $2,202 per unit) has been spent on capital improvements since 2014. Recent capital improvements include upgrades to appliances, landscaping, carpet replacement and painting, among others.

■	Location. The property is part of Hamburg Farms, an approximately 1,200-acre planned development that has been redeveloped over the last 15 years with residential, commercial and institutional uses. The property is adjacent to Hamburg Pavilion, which has more than 1.0 million square feet of retail space occupied by national retailers, including Target, Best Buy, Dick’s Sporting Goods, Kohl’s and Regal Cinemas. Additionally, a Walmart Supercenter is located less than 1.0 mile south of the property. The University of Kentucky is the largest university in the state with a total of more than 29,000 undergraduate and graduate students enrolled for the spring 2017 semester.

■	Market. The property is located in the East Fayette County submarket of Lexington, which had an overall multifamily vacancy of 4.5% as of the fourth quarter of 2016. The weighted average underwritten base rent for the LC Hamburg Farms property is approximately $1,164 per unit, which is below the appraisal’s concluded weighted average market rent of $1,202 per unit for the property.

■	Sponsorship. Lee E. Rosenthal is the president and founder of West Shore LLC (“West Shore”). West Shore currently owns 1,910 units across seven multifamily properties in Florida and one property in South Carolina. Lee E. Rosenthal was previously responsible for the underwriting, analysis and execution of all acquisitions, dispositions and financing at Northland Investment Corporation (“Northland”), which had a multifamily portfolio of over 22,000 units. Steven P. Rosenthal is the chairman of West Shore and formerly the President and Chief Executive Officer of Northland, where he directed all aspects of Northland’s multifamily, development and commercial portfolios.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

1900 & 1926 Southeast McLoughlin Boulevard Oregon City, OR 97045	Collateral Asset Summary – Loan No. 18 Oregon City Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 52.6% 2.53x 12.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Investment Concepts, Inc.
Borrower:	Oregon Ctr, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	2.0%
Interest Rate:	4.3000%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$182,549	$22,819
Insurance(3):	$0	Springing
Replacement:	$0	$4,132
TI/LC:	$0	$20,658

Financial Information
Cut-off Date Balance / Sq. Ft.:	$91
Balloon Balance / Sq. Ft.:	$91
Cut-off Date LTV:	52.6%
Balloon LTV:	52.6%
Underwritten NOI DSCR:	2.83x
Underwritten NCF DSCR:	2.53x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Oregon City, OR
Year Built / Renovated:	1963 / 2000
Total Sq. Ft.:	247,898
Property Management:	Investment Concepts, Inc. - Oregon
Underwritten NOI:	$2,777,472
Underwritten NCF:	$2,478,510
Appraised Value:	$42,750,000
Appraisal Date:	March 1, 2017

Historical NOI
2016 NOI:	$2,835,395 (December 31, 2016)
2015 NOI:	$2,795,978 (December 31, 2015)
2014 NOI:	$2,757,813 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(4):	100.0% (May 5, 2017)
2016 Occupancy:	99.0% (December 31, 2016)
2015 Occupancy:	99.0% (December 31, 2015)
2014 Occupancy:	99.0% (December 31, 2014)
(1)	The borrower sponsor is also the borrower sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Chateau at Flamingo, which has a Cut-off Date Balance of $12,450,000.

(2)	A hard lockbox will be triggered upon (i) an event of default or (ii) the DSCR falling below 1.35x. In place cash management will be triggered upon (i) an event of default or (ii) the DSCR falling below 1.25x (until the DSCR is 1.30x for at least two calendar quarters).

(3)	If an acceptable blanket policy is no longer in place, the borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premiums into the insurance reserve account.

(4)	Most Recent Occupancy includes State Farm (0.3% of NRA) which signed a lease in February 2017 and is anticipated to take occupancy and commence paying rent in June 2017.

TRANSACTION HIGHLIGHTS

■	Property. The Oregon City Shopping Center property is a 247,898 sq. ft. anchored retail center located at the intersection of I-205 and McLoughlin Boulevard in Oregon City, Oregon. The shopping center is anchored by Coastal Farm & Home Supply (35.2% of NRA), which executed an early 10-year renewal option in March 2017. National tenants at the Oregon City Shopping Center property include Rite Aid, Ross Dress for Less, Michaels, Dollar Tree, Starbucks, AT&T, Allstate Insurance and Bridgestone/Firestone Tires & Auto. The property is 100.0% leased and is 99.7% occupied as of May 5, 2017. State Farm signed a lease in February 2017 and is expected to take occupancy in June 2017.

■	Market. The Oregon City Shopping Center property is located in Oregon City, Oregon, approximately 12 miles south of Portland along the Willamette River. The Oregon City Shopping Center property is located at the intersection of I-205 and McLoughlin Boulevard and is directly visible from I-205. Daily average traffic counts on I-205 are approximately 110,000 vehicles per day according to the appraisal. Additionally, daily traffic counts along McLoughlin Boulevard are approximately 40,000 vehicles per day. Within a three- and five-mile radius of the Oregon City Shopping Center property, the estimated 2017 population is 83,392 and 156,791, respectively. The estimated 2017 median household income within a three- and five-mile radius of the property is $66,169 and $67,384, respectively. Primary highway access to Oregon City’s lower terrace is provided by McLoughlin Boulevard (Highway 99E), which runs north-south on the east side of the Willamette River, the I-205 Freeway and Highway 43, which runs north-south on the west side of the Willamette. There are just two bridges over the Willamette River between the Sellwood Bridge in Southeast Portland and the I-5 Bridge in Wilsonville: the I-205 Bridge and the Highway 43 Bridge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

2620 Watson Boulevard Warner Robins, GA 31093	Collateral Asset Summary – Loan No. 19 City Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,313,844 74.8% 1.41x 9.8%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Isaac Sidaoui; David Sedgh; Jeffrey Brandler
Borrower:	City Crossing Shopping Center LLC
Original Balance:	$20,362,500
Cut-off Date Balance:	$20,313,844
% by Initial UPB:	1.8%
Interest Rate:	4.7500%
Payment Date:	1st of each month
First Payment Date:	May 1, 2017
Maturity Date:	April 1, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), YM1(89), O(6)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$62,164	$12,433
Insurance:	$19,654	$2,808
Replacement(2):	$2,444	$2,444
TI/LC(2):	$14,314	$14,314

Financial Information
Cut-off Date Balance / Sq. Ft.:	$106
Balloon Balance / Sq. Ft.:	$87
Cut-off Date LTV:	74.8%
Balloon LTV:	61.2%
Underwritten NOI DSCR:	1.56x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Warner Robins, GA
Year Built / Renovated:	2002 / NAP
Total Sq. Ft.:	190,851
Property Management:	Colliers International Management – Atlanta, LLC
Underwritten NOI(3):	$1,986,684
Underwritten NCF:	$1,799,230
Appraised Value:	$27,150,000
Appraisal Date:	December 21, 2016

Historical NOI
Most Recent NOI:	$1,792,739 (T-12 March 31, 2017)
2016 NOI(3):	$1,838,816 (December 31, 2016)
2015 NOI(4):	NAV
2014 NOI:	$1,448,454 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	97.8% (March 21, 2017)
2016 Occupancy:	97.8% (December 31, 2016)
2015 Occupancy:	83.0% (December 31, 2015)
2014 Occupancy:	NAV
(1)	In place cash management will be triggered upon (i) an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager or (iii) the debt service coverage ratio based on the trailing three-month-period falling below 1.20x.

(2)	Replacement reserves are subject to a cap of $90,000. TI/LC reserves are subject to a cap of $350,000.

(3)	The increase from 2016 NOI to Underwritten NOI is due primarily to recent leasing at the City Crossing property, including two new tenants, rue21 and Carters, which signed leases in November 2016 accounting for $170,164 in underwritten base rent. Additionally, HomeGoods underwritten rent represents the straight line average rent over its remaining lease term.

(4)	Due to the timing of the acquisition of the property by the borrower sponsor in 2015, exact 2015 financials were not made available at origination and therefore, 2015 NOI is not available.

TRANSACTION HIGHLIGHTS

■	Property/Tenant Mix: The property is a 190,851 sq. ft. anchored shopping center located in Warner Robins, Georgia. Built in 2002, the property consists of four single-story buildings and is situated on an approximately 18.7-acre parcel. As of March 2017, the property was 97.8% leased to 18 tenants including national tenants such as Ross Dress for Less (Moody’s/S&P: A3/A-), HomeGoods (Moody’s/S&P: A2/A+), Michaels, Old Navy (Moody’s/S&P/Fitch: Baa2/BB+/BB+), Dollar Tree and ULTA Beauty. The largest tenant, Ross Dress for Less, has been in occupancy at the property since it opened in 2002, renewed its lease in November 2016 two years prior to the original lease expiration in 2018 and has a current lease expiration of January 2023. As of the most recent reporting period in 2015, Ross Dress for Less had sales of approximately $232 PSF and an occupancy cost of approximately 4.2%. The City Crossing property has 986 parking spaces which equates to a parking ratio of approximately 5.17 spaces per 1,000 sq. ft. HomeGoods has the right to terminate its lease effective as of August 16, 2020, with notice on or prior to February 16, 2020 and the payment of a termination fee.

■	Market/Location. The City Crossing property is located at the intersection of Watson Boulevard to the south and Carl Vinson Boulevard to the west, each a major thoroughfare with a combined traffic count of 40,280 vehicles daily. The property benefits from its location within the established retail corridor of Warner Robins and the surrounding neighborhood primarily consists of service stations, fast food restaurants, shopping centers and other retail and general commercial uses. Additionally, Houston County Galleria, a 420,843 sq. ft. regional shopping mall anchored by Sears, Belk, JCPenney and Galleria 15 Cinemas, is located approximately 1.5 miles west of the property. According to the appraiser, the estimated 2016 population and average household income in a one-, three- and five-mile radius are 6,786, 57,236 and 106,826 and $47,328, $56,786 and $62,508, respectively.

■	Sponsorship/Loan History. The sponsors of the borrower, Isaac Sidaoui, David Sedgh and Jeffrey Brandler are each principals of Sedgh Group LLC (“Sedgh Group”). Founded in 1993, the Sedgh Group is a Beverly Hills, California based real estate investment company with a primary focus on retail properties. The Sedgh Group’s investment focus is in Georgia, Alabama, Florida, North Carolina, South Carolina, Virginia, Indiana and Ohio, where it collectively owns over 1.0 million sq. ft. of retail, office and multifamily assets. The borrower sponsors purchased the City Crossing property in October 2015 for approximately $23.0 million ($120 PSF) when the property was 86.0% occupied. The property was previously collateral for a loan that was securitized in 2007 by Bank of America in the BACM 2007-2 securitization trust. The prior loan of approximately $17.4 million ultimately defaulted and was transferred to special servicing in 2011. The special servicer eventually foreclosed on the property and the borrower sponsors for the current mortgage loan acquired the property using financing provided by Jeffries LoanCore, LLC. The proceeds of the mortgage loan paid off the acquisition financing in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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331 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 20 The Tides Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,995,000 51.3% 1.95x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Donald Passman
Borrower:	Santa Monica Tides, LLC
Original Balance:	$19,995,000
Cut-off Date Balance:	$19,995,000
% by Initial UPB:	1.8%
Interest Rate:	4.1800%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$126,096	$25,219
Insurance:	$3,693	$1,847
Replacement:	$0	$578
TI/LC(2):	$1,000,000	$2,111
Free Rent:	$108,033	$0
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$547
Balloon Balance / Sq. Ft.:	$547
Cut-off Date LTV:	51.3%
Balloon LTV:	51.3%
Underwritten NOI DSCR:	1.96x
Underwritten NCF DSCR:	1.95x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.3%
(1)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.45x (1.40x in the case of cash management) until the DSCR is at least 1.45x for two consecutive calendar quarters, (iii) solely with respect to the lockbox, 8 months prior to the initial lease expiration (“First Roll”) or 14 months prior to a later lease expiration (“Later Roll”) of Burke Williams Day Spa (“Burke Williams”) (or any replacement lease covering the majority of such space, each a “Sweep Lease”), and (iv) commencement of a Major Tenant Sweep Event.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	2003 / NAP
Total Sq. Ft.:	36,535
Property Management:	Sunzone Real Estate Group, Inc.
Underwritten NOI:	$1,660,180
Underwritten NCF:	$1,653,238
Appraised Value:	$39,000,000
Appraisal Date:	April 7, 2017

Historical NOI
Most Recent NOI:	$1,765,498 (T-12 March 31, 2017)
2016 NOI:	$1,476,386 (December 31, 2016)
2015 NOI(4):	$1,268,805 (December 31, 2015)
2014 NOI:	$1,316,938 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(5):	100.0% (May 2, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy(4):	91.5% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(2)	The borrower deposit $1.0 million into an upfront TI/LC reserve for unidentified future leasing costs. Amounts in the TI/LC reserve will be capped at $250,000 in the event Burke Williams renews its lease or is replaced with a qualified lease with a minimum five year term, and any funds then on deposit in excess of the cap will be released to the borrower. Borrower’s obligation to make monthly TI/LC deposits will cease if the leases for all commercial space extend at least two years beyond the maturity date.
(3)	A “Major Tenant Sweep Event” will commence on (i) earlier of 6 months prior to First Roll, 12 months prior to a Later Roll, 12 months prior to maturity if the Sweep Lease expires within 24 months following loan maturity and tenant has not provided renewal notice as required, (ii) the date the tenant under a Sweep Lease (A) surrenders, cancels or terminates its lease or goes dark (or provides notice thereof), or (B) is subject to bankruptcy or insolvency proceedings.
(4)	A tenant occupying 8.5% of total NRA and 12.2% of the retail NRA vacated at the beginning of 2015.
(5)	The property is currently 100.0% leased by three retail tenants and six apartment units. Retail tenant, Blue LA, has been paying rent since December 2015 and is currently planning and in the process of acquiring the building permits for the build-out of their suite, which is estimated to be completed by the end of 2017 and open for business in January 2018.

TRANSACTION HIGHLIGHTS

■	Property. The Tides Building property is a three-story, 36,535 sq. ft. mixed-use building that is currently 100.0% leased by three retail tenants, located on the ground and second floor, and six luxury apartment units located on the third floor. The six Class A apartment units, which feature townhome layouts with views of the Pacific Ocean and the Third Street Promenade, comprise 11,200 sq. ft. (30.7% of total NRA). The three retail tenants include Burke Williams (20,747 sq. ft., 56.8% of total NRA), Blue LA (3,093 sq. ft., 8.5% of total NRA) and Jamba Juice (1,495 sq. ft., 4.1% of total NRA). The property has an average occupancy of 97.0% since 2007. In addition, the property also features 22 on-site parking stalls for the residential units.
■	Tenants. Burke Williams is an original tenant at The Tides Building property and has been in occupancy since it was built in 2003. The tenant’s lease expires in December 2018 and a hard lockbox and in place cash management will be triggered in the event the lease has not been renewed by November 1, 2017. Blue LA develops technologies for environmental challenges, including the development of clean transport. The Tides Building property will serve as Blue LA’s flagship west coast location and will include a showroom for their electric car. The showroom is expected to be open to the public in January 2018. Bolloré SA, Blue LA’s parent company, has guaranteed tenant’s rent payments (up to $8.0 million) which amount will be automatically reduced each month by an amount equal to the tenant’s base rent and any additional rent paid.
■	Location. The Tides Building property is located one block away from the Third Street Promenade in Downtown Santa Monica, California, near employment, entertainment and retail centers. As of year-end 2016, the Santa Monica/Westside/Downtown submarket has a 3.2% apartment vacancy rate, and 3.6% retail vacancy rate. Within a three-mile radius around The Tides Building property, the estimated 2016 population is approximately 171,725 with an estimated 2016 average household income of approximately $126,474. The Tides Building property is located at the intersection of 4th Street and Santa Monica Boulevard, where traffic counts are in excess of 22,500 cars daily.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the DBJPM 2017-C6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-C6 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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